UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

(Rule 14a-101)
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Tapestry, Inc.
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tapestry

NOTICE OF

2023 Annual Meeting of Stockholders & Proxy Statement

NOVEMBER 2, 2023

Dear Stockholder:
ANNE GATES JOANNE CREVOISERAT
Fiscal year 2023 marked a year of continued growth and differentiation for Tapestry.

We launched a new strategic growth agenda – which we call futurespeed – designed to power our iconic brands to move at the speed of the consumer in an ever-changing environment. This vision, underpinned by disciplined execution from our talented global teams, drove meaningful progress for Tapestry and our brands throughout the year. To this end, we powered global growth, delivering revenue gains at constant currency and record earnings per share. We maintained an unwavering focus on building new and lasting customer relationships, highlighted by the acquisition of approximately 6.5 million new customers in North America alone. We also generated outsized topline gains internationally on a constant currency basis, demonstrating the benefits of our globally diversified business model. At the same time, we fueled fashion innovation and product excellence, helping to support significant gross margin expansion, and provided our customers around the world with distinctive and seamless omni-channel experiences. In addition, our robust free cash flow generation enabled us to return approximately $1 billion to shareholders, underscoring our strong financial position.

Importantly, we also continued to advance our vision of a more sustainable and inclusive fashion industry. Through Tapestry’s corporate responsibility strategy, The Fabric of Change, we are building a better-made future that is both beautiful and responsible. Coachtopia, a uniquely creative and collaborative Coach sub-brand with a mission to help accelerate support for a circular fashion system, is a first look at what lies ahead for Tapestry. That future also includes tapping into and elevating diverse voices to help build a more inclusive workplace while making us an employer of choice in a rapidly evolving talent marketplace. Our work in this area received important recognition from Forbes (Best Employers for Women, Best Employers for Diversity), and we were Great Place to Work Certified for the second year in a row. Further, we made significant progress on our people and community-focused goals, including the achievement of our 100,000 employee volunteer hour target, two years ahead of plan. Together, our actions demonstrate our commitment to driving progress toward a more sustainable, equitable, and inclusive world.

Building on our strong foundation, we are focused on the future. We remain steadfast in our commitment to deliver revenue and profit gains across our current portfolio where our runway is significant. Further, in August, we announced that we entered into a definitive agreement to acquire Capri Holdings Limited, establishing a new powerful global house of luxury and fashion brands that expands our portfolio reach across consumer segments, geographies, and product categories. The acquisition is expected to be immediately accretive to adjusted earnings and support enhanced cash flow and financial returns. By bringing together six iconic brands with a heritage in design and craftsmanship, and leveraging our modern consumer engagement platform, we will drive greater innovation, consumer connectivity, and cultural relevance, creating superior value for our consumers, employees, communities, and stockholders around the world.

We value your investment in our company and thank you for your continued support. We hope that you will join us for our 2023 Annual Meeting of Stockholders at 9:00 a.m., Eastern Time, on November 2, 2023. We will conduct our meeting exclusively online via live webcast at www.virtualshareholdermeeting.com/TPR2023. As always, your participation is important. Please refer to the attached Notice of 2023 Annual Meeting of Stockholders and Proxy Statement for information detailing matters to be considered and voted upon at this year’s meeting.

Sincerely,
Anne Gates Chair of the Board of Directors	Joanne Crevoiserat Director and Chief Executive Officer

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS
We will hold the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Tapestry, Inc., a Maryland corporation (the “Company” or “Tapestry”), virtually via live webcast by visiting www.virtualshareholdermeeting.com/TPR2023, on November 2, 2023, at 9:00 a.m., Eastern Time, for the following purposes:
1.	To consider and vote upon the election of 9 directors (the “Directors”);
2.	To consider and vote upon the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 29, 2024;
3.	To consider the advisory vote to approve the Company’s executive compensation, as discussed and described in the proxy statement for the Annual Meeting;
4.	To consider the advisory vote to approve the frequency of future advisory votes on executive compensation; and
5.	To transact any other business that may properly come before the Annual Meeting or any postponement or adjournment thereof.
The foregoing items of business are more fully described in the accompanying proxy statement. The Board of Directors has fixed the close of business on September 6, 2023 as the record date for the Annual Meeting (the “Record Date”), and only holders of record of common stock at such time will be entitled to notice of or to vote at the Annual Meeting or any postponement or adjournment thereof.
BY ORDER OF THE BOARD OF DIRECTORS,

David E. Howard
General Counsel and Secretary
New York, New York
September 22, 2023

YOUR VOTE IS IMPORTANT
Regardless of whether you plan to join the meeting, please follow the instructions you received to authorize a proxy to vote your shares as soon as possible to ensure that your shares are represented and voted at the meeting. If you attend the meeting you may vote your shares personally even if you have sent in proxies or authorized a proxy to vote online. You will need your unique control number which appears on the Notice of Internet Availability of Proxy Materials, the proxy card (printed in the box and marked by the arrow) and the instructions that accompanied the proxy materials in order to vote your shares at the Annual Meeting.
If you hold your shares in street name, based on current New York Stock Exchange (“NYSE”) rules, your broker will NOT be able to vote your shares with respect to the election of Directors (Proposal No. 1), the advisory vote to approve the Company’s executive compensation (Proposal No. 3) or the advisory vote to approve the frequency of future advisory votes on the Company’s executive compensation (Proposal No. 4) if you have not provided directions to your broker. We strongly encourage you to provide directions to your broker to vote your shares and exercise your right to vote as a stockholder.
Help us make a difference by eliminating paper proxy mailings to your home or business: with your consent, we will provide all future proxy voting materials and annual reports to you electronically. Instructions for consenting to electronic delivery can be found on your proxy card. Your consent to receive stockholder materials electronically will remain in effect until canceled.
SPECIAL NOTE ON FORWARD-LOOKING INFORMATION
This document contains certain “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are based on management’s current expectations, that involve risks and uncertainties that could cause actual results to differ materially from current expectations. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “believes,” “may,” “can,” “will,” “should,” “expect,” “confidence,” “trends,” “intend,” “estimate,” “on track,” “are positioned to,” “on course,” “opportunity,” “continue,” “project,” “guidance,” “target,” “forecast,” “anticipate,” “plan,” “potential,” “position,” “see,” “would,” the negative of these terms or comparable terms. These statements include, but are not limited to, those regarding the Company’s 2025 growth strategy, futurespeed (as described herein) and other strategic initiatives and certain agreements and plans that will require us to provide compensation to our executives upon the occurrence of future events, such as the achievement of Company objectives and the termination of an individual’s employment or a change in control of the Company, and those regarding expectations that certain performance goals and/or targets for management and/or the Company will be attained. These future events may not occur as and when expected, if at all, and, together with the Company’s business, are subject to various risks and uncertainties. These risks and uncertainties include that future compensation to our named executive officers, and the events that could trigger such payments, may vary materially from the descriptions described herein due to factors beyond our control, such as the timing during the year of a triggering event, the amount of future non-equity incentive compensation and the value of our stock on the date of a triggering event. The Company assumes no obligation to revise or update any such forward-looking statements for any reason, except as required by law.
The Company’s actual results could differ materially from the results contemplated by these forward-looking statements and are subject to a number of risks, uncertainties, estimates and assumptions that may cause actual results to differ materially from current expectations due to a number of important factors, including but not limited to: (i) the impact of economic conditions, recession and inflationary measures; (ii) the impact of the coronavirus (“Covid-19”) global pandemic; (iii) our exposure to international risks, including currency fluctuations and changes in economic or political conditions in the markets where we sell or source our products; (iv) our ability to retain the value of our brands and to respond to changing fashion and retail trends in a timely manner, including our ability to execute on our e-commerce and digital strategies; (v) our ability to successfully implement the initiatives under our 2025 growth strategy; (vi) the effect of existing and new competition in the marketplace; (vii) our ability to control costs; (viii) the effect of seasonal and quarterly fluctuations on our sales or operating results; (ix) the risk of cybersecurity threats and privacy or data security breaches; (x) our ability to protect against infringement of our trademarks and other proprietary rights; (xi) the impact of tax and other legislation; (xii) the risks associated with potential changes to international trade agreements and the imposition of additional duties on importing our products; (xiii) our ability to achieve intended benefits, cost savings and synergies from acquisitions, including our proposed acquisition of Capri Holdings Limited (“Capri”); (xiv) the anticipated impact of the proposed acquisition of Capri on the combined company’s business and future financial and operating results; (xv) the anticipated closing date for the proposed acquisition of Capri; (xvi) risks related to the availability of funding for our bridge loan facility associated with our proposed acquisition of Capri; (xvii) the impact of pending and potential future legal proceedings; (xiii) the risks associated with climate change and other corporate responsibility issues; and (xix) the other risk factors set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended July 1, 2023 (“fiscal year 2023”), or those described from time to time in the Company’s future reports filed with the Securities and Exchange Commission (the “SEC”). In this proxy statement references to “we,” “our,” “us,” “Tapestry” and the “Company” refer to Tapestry, Inc., including its consolidated subsidiaries as of July 1, 2023. Unless the context requires otherwise, references to “Coach,” “Kate Spade” and “Stuart Weitzman” throughout this proxy statement refer only to the identified brand. References to fiscal year 2022 refer to the Company’s fiscal year ended July 2, 2022.

2023 ANNUAL MEETING OF STOCKHOLDERS
DATE & TIME	VIRTUAL MEETING LOCATION	RECORD DATE
Thursday, November 2, 2023 9:00 a.m. Eastern Time	Held virtually via live webcast at www.virtualshareholdermeeting.com/TPR2023	Close of business on September 6, 2023
VOTING ROADMAP
Proposal	The Board Recommends Voting:	Page Reference (for more detail)
Proposal 1: Election of 9 Directors	FOR EACH NOMINEE	21
Proposal 2: Ratification of appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 29, 2024	FOR	28
Proposal 3: Advisory vote to approve the Company’s executive compensation, as discussed and described in this proxy statement	FOR	33
Proposal 4: Advisory vote to approve the frequency of future advisory votes on our executive compensation	FOR (ONE year)	34
PARTICIPATING IN THE ANNUAL MEETING & VOTING YOUR SHARES
We invite you to join the Annual Meeting online via live webcast. There will not be a physical meeting. You will be able to participate in the virtual Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/TPR2023.
Stockholders at the close of business on the Record Date are entitled to notice and to vote at the Annual Meeting. Each share of common stock is entitled to one vote for each Director nominee and each of the other proposals.
Prior to the Annual Meeting, you may authorize a proxy to vote your shares and submit pre-meeting questions online by visiting proxyvote.com and following the instructions on your proxy card. You do not need to participate in the Annual Meeting to vote if you submitted your proxy in advance of the Annual Meeting.
In order to vote your shares or ask questions at the Annual Meeting:
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You will need your unique control number which appears on your Notice of Internet Availability of Proxy Materials, the proxy card (printed in the box and marked by the arrow) and the instructions that accompanied the proxy materials.

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If your shares are held in a brokerage, financial institution or another account that bears the name of the holder and not you (shares referred to as held in “street name”) and you do not have a control number, you must contact your broker or other financial institution to obtain a control number or voting instructions.

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Please authorize a proxy to vote your shares as soon as possible. If you are a beneficial owner of shares of our common stock, your broker will NOT be able to vote your shares with respect to any of the matters presented at the meeting other than the ratification of the selection of our independent registered public accounting firm, unless you give your broker specific voting instructions.

See “Questions You May Have Regarding this Proxy Statement” in Appendix B of this proxy statement for more information.
Even if you plan to join our Annual Meeting, please authorize a proxy to cast your vote as soon as possible by:

using the Internet at www.proxyvote.com	scanning this QR code to vote with your mobile device	calling toll-free from the United States, U.S. territories and Canada to 1-800-690-6903	mailing your signed proxy or voting instruction form

PROXY SUMMARY
This summary highlights information contained elsewhere in this proxy statement. For more complete information about these topics, please review the Tapestry, Inc. (the “Company” or “Tapestry”) Annual Report on Form 10-K (the “Form 10-K”) for fiscal year 2023 and this entire proxy statement. We are mailing the Notice of 2023 Annual Meeting of Stockholders and instructions on how to access this proxy statement via the Internet (or, for those who request it, a hard copy of this proxy statement and the proxy card) to our stockholders on or about September 22, 2023.
About Tapestry
Our global house of brands unites the magic of Coach, Kate Spade New York and Stuart Weitzman. Each of our brands are unique and independent, while sharing a commitment to innovation and authenticity defined by distinctive products and differentiated customer experiences across channels and geographies. We use our collective strengths to move our customers and empower our communities, to make the fashion industry more sustainable, and to build a company that’s equitable, inclusive and diverse. Individually, our brands are iconic. Together, we can stretch what’s possible.
Our corporate headquarters are in midtown Manhattan at 10 Hudson Yards, New York, New York 10001. Tapestry is a publicly traded company (NYSE: TPR).
Fiscal Year 2023 Business Highlights
In fiscal year 2023, Tapestry delivered strong results against a rapidly shifting backdrop, demonstrating our agility and the consistent execution of our global teams. We achieved revenue gains at constant currency, significant gross margin expansion, and record annual earnings per diluted share (“EPS”), reinforcing the power of brand building, consumer-centric strategies, and disciplined financial operation. Importantly, this success was fueled by the Company’s strategic growth agenda (“futurespeed”), designed to amplify and extend the competitive advantages of our brands, with a focus on four strategic priorities: (i) Building Lasting Customer Relationships; (ii) Fueling Fashion Innovation and Product Excellence; (iii) Delivering Compelling Omni-Channel Experiences; and (iv) Powering Global Growth.
Importantly, we also remained committed to creating value for our stockholders, utilizing our strong free cash flow generation to return approximately $1 billion to our stockholders in fiscal year 2023 through $700 million in stock repurchases and over $280 million in quarterly dividends.
Throughout fiscal year 2023, we continued to harness our competitive advantages, advance our strategic initiatives, and invest in our platform to amplify and accelerate the potential of our brands.

2023 PROXY STATEMENT | 1

Proxy Summary
Looking ahead, we remain steadfast in our commitment to deliver revenue and profit gains across our current portfolio where our runway is significant. Further, in August 2023, we announced that we entered into a definitive agreement to acquire Capri Holdings Limited, establishing a new powerful global house of luxury and fashion brands that expands our portfolio reach across consumer segments, geographies and product categories. This acquisition, which we expect will close during calendar year 2024, is expected to be immediately accretive to adjusted earnings and support enhanced cash flow and financial returns. In addition, in August 2023, our Board of Directors approved a quarterly cash dividend of $0.35 per common share, representing an increase of 17% versus prior year and an anticipated annual dividend rate of $1.40 per share for the fiscal year ending June 29, 2024 (“fiscal year 2024”). Overall, we remain focused on continuing to drive sustainable, profitable growth and stockholder value.
The Fabric of Change: Purpose-Led, People-Centered ESG Initiatives
Highlights & Awards
Achieved our goal of completing 100,000 volunteer hours 2 years ahead of our 2025 target	Joined the Ellen MacArthur Foundation to support the transition to a circular economy	Submitted new science-based targets for 2030 and net zero by 2050 to the Science Based Targets initiative for validation
Launched the Tapestry Associate Relief Fund to support our people in financial crisis during natural disasters, health emergencies, and other devastating life events

Invested in Gen Phoenix, the large-scale producer of sustainable recycled leather

2 | 2023 PROXY STATEMENT

Proxy Summary
ESG Strategy
Tapestry’s ESG and corporate responsibility framework, The Fabric of Change, unites teams across our business in meeting our corporate responsibility goals (the “ESG Goals”) and other strategic initiatives with a shared objective: to make every beautiful choice a responsible choice. The Fabric of Change covers three strategic pillars: Our People, Our Planet and Our Communities.
•
Our People: We aim to foster inclusivity and diversity through four interconnected principles: talent, culture, community, and marketplace. Our equity, inclusion, and diversity (“EI&D”) goals focus on attracting and retaining talent and building a compelling and fulfilling employee experience.

•
Our Planet: We aim to sustain and restore our planet through continuous innovation in solutions that improve biodiversity and reduce our impact on climate change with a focus on renewable energy, increased use of environmentally preferred materials and production methods and circular business models that design out waste and pollution, keep products in use and restore natural systems.

•
Our Communities: We aim to support and empower the communities where our employees live and work, and provide the resources and investment needed to strengthen the regions where we operate, through volunteer efforts, philanthropic initiatives, product donations and social impact programming.

ESG Goals
Our People
•	Build diversity in leadership by increasing the number of North America-based ethnic minority leaders to better reflect our general corporate population
•	Reduce differences in employee inclusion index scores based on gender and ethnicity
•	Demonstrate focus on career progression, development and mobility by filling 60% of leadership (VP+) roles internally
•	Enable all employees to manage both their work and personal life balance by achieving a global core benefit standard for self-care, parental and family care leave policies
Our Planet
•	Reduce absolute Scope 1, 2 and 3 GHG emissions by 42.5% below FY2021 by FY2030 and achieve net zero by FY2050
•	Ensure 95% traceability and mapping of our raw materials to ensure a transparent and responsible supply chain
•	Achieve 75% recycled content in packaging and reduce North America corporate and distribution center waste by 25% over a FY2018 baseline
•	Reduce water usage 10% within our own operations below FY2018 levels and across our supply chain from a FY2020 baseline
•	Ensure that 90% of leather is sourced from silver- and gold-rated Leather Working Group tanneries
•	Procure 100% renewable energy in the Company’s stores, offices and fulfillment centers by FY2025
Our Communities
•	Dedicate 500,000 volunteer service hours to be completed by our employees around the globe by FY2030, building on the 100,000 hours we achieved two and a half years early
•	Give $75,000,000 in financial and product donations to nonprofit organizations globally
•	Provide 100,000 people crafting our products access to empowerment programs during the workday
•	Support our volunteering goal by giving all global employees one paid day off per year to volunteer
This strategy, including oversight, management and identification of risks, including climate-related risks, is ultimately governed by the Board and driven by an ESG Task Force, which is comprised of senior leaders and cross-functional members from major business functions. The Board approves long-term ESG goals, strategic moves and major actions and receives updates at least annually. The Governance and Nominations Committee of the Board receives quarterly updates on ESG strategy and progress updates on our ESG Goals and initiatives. The Human Resources Committee also receives regular updates on the “Our People” pillar of The Fabric of Change strategy.
2023 PROXY STATEMENT | 3

Proxy Summary
The Company is a signatory to the United Nations (“UN”) Global Compact, and as such, our corporate responsibility strategy is aligned with the UN Sustainable Development Goals. Additional information on The Fabric of Change and progress on our ESG Goals and other commitments, along with our annual Corporate Responsibility Report, Global Reporting Initiative (GRI), Sustainability Accounting Standards Board (SASB) and Task Force on Climate-Related Financial Disclosures (TCFD) indices are available at www.tapestry.com/responsibility. The content on this website and the content in our Corporate Responsibility Reports are not incorporated by reference into this proxy statement or in any other report or document we file with the SEC. The Company regularly evaluates its programs, goals and initiatives.
Human Capital Management
Unlocking the power of our people is a key strategic pillar for the Company, supported by the Company’s senior leadership, as reflected in the key programs and focus areas described below. The Board and the Human Resources Committee oversee and regularly engage with management on these areas, including quarterly updates to the Human Resources Committee and the full Board on talent development, succession planning and other areas of human capital management. Our people strategy aims to build a talent engine where diverse talent can thrive and to foster an inclusive culture by welcoming people and ideas from everywhere to stretch what’s possible.
Equity, Inclusion and Diversity
Our EI&D strategy is grounded in our purpose and values and is a core element to unlocking the power of our people. To support these actions, we are guided by four interconnected principles:
•	Talent. Attracting, retaining and growing top talent - making us an employer of choice in a rapidly evolving talent marketplace.
•	Culture. Fostering a culture of inclusion, where people and ideas from everywhere are welcomed.
•	Community. Nurturing the vibrancy of the communities in which we live and work to advance equity, opportunity and dignity for all.
•
Marketplace. Embracing our responsibility in the marketplace as a global fashion company. We are committed to affecting positive change for our industry and delivering on our value proposition to stakeholders - consumers, investors and future talent.

The Company is committed to fostering an equitable, inclusive and diverse culture. We are a member of CEO Action for Diversity and Inclusion, the largest business coalition committed to advancing diversity and inclusion. Our Chief Inclusion and Social Impact Officer is responsible for shaping and delivering the Company’s EI&D strategy and overseeing our social impact efforts through advocacy, philanthropy and volunteerism. See Highlights & Awards above for recognition we have received for our focus on fostering an equitable work environment. We monitor our employee representation by gender, race and ethnicity throughout the Company, and disclose this information, including our EEO-1 Consolidated Report for calendar year 2021, on our website at www.tapestry.com/responsibility/our-people. See At a Glance: 2023 Board of Directors Nominees below for information on the diversity of our Director nominees.
Total Rewards
Tapestry is dedicated to being a place where our employees love to work, where they feel recognized and rewarded for all that they do. Maintaining a competitive total rewards program helps us attract, motivate and retain the key talent we need to achieve outstanding business and financial results. To accomplish this goal, we strive to appropriately align our total compensation with the pay, benefits and rewards offered by other companies that compete with us for talent in the marketplace.
Talent Development
Our talented employees are vitally important to our near and long-term success. Our recruitment strategies focus on attracting the best diverse talent to our organization and then retaining them through career development, mobility and advancement within our open and inclusive culture. We strive to provide a working environment where our highly engaged teams can grow and progress their careers. We also work to foster a dynamic, performance-driven culture, which includes regular feedback and coaching. We listen to our employees through regular pulse surveys that inform on how we can continue to strive for excellence in our work culture.
4 | 2023 PROXY STATEMENT

Proxy Summary
Well-being and Safety
We are committed to providing a safe working environment and supporting our employees in achieving and sustaining their health and well-being goals. We provide our employees with supplemental resources to achieve work-life integration and wellness, such as access to our Employee Assistance Program, regular employee programming and a subscription to a smartphone application dedicated to meditation and mindfulness. We also believe in encouraging and empowering our employees to take part in building a welcoming and inclusive community, through supplemental time-off to perform community service and a matching gift program that matches up to $10,000 per employee annually in donations to eligible nonprofits in North America from the Tapestry Foundation.
Corporate Governance Highlights
Engaged and Independent Board Focused on Continuous Evaluation and Refreshment	Commitment to Stockholder Rights	Demonstrated Corporate Governance and Compensation Best Practices

Eight of Nine Director nominees
are independent
Independent Chair of the Board and
Board Committees comprised solely
of Independent Directors
Demonstrated commitment to
Board refreshment and rigorous
director selection criteria
Annual election of all Directors
Annual Board, Committee and
Director assessments, as well as
annual CEO evaluation
Regular executive sessions of
Independent Directors

Bylaws contain Proxy
Access provision
Bylaws may be amended by
stockholders representing a
majority of outstanding shares
entitled to vote
Active year-round stakeholder
engagement
Majority vote standard for
uncontested director elections
Annual “Say on Pay” advisory vote

Longstanding environmental, social
and governance (“ESG”) commitments,
with strong board oversight and
measurable short and long-term goals
Gender balanced Board,
representing strong company-wide
commitment to EI&D
Active Board oversight of risk
management, including cybersecurity
Code of Conduct for ethical
business policies and conduct
Stock ownership guidelines for
Directors and executives and clawback
for incentive awards
Prohibition on political
expenditures

2023 PROXY STATEMENT | 5

Proxy Summary
At a Glance: 2023 Board of Directors Nominees
Our 2023 Director nominees bring an effective mix of viewpoints, backgrounds, diversity and experiences to the Board.

Average Tenure: 3.8 Years
* Totals may not add to 100 due to rounding
Skills and Experience (see page 22 for individual skills matrix)

6 | 2023 PROXY STATEMENT

Proxy Summary
The following table provides summary information about each Director nominee. All of the Director nominees are currently members of the Board.
Name	Age	Director Since	Principal Occupation	Independent	Audit Committee	Human Resources Committee	Governance and Nominations Committee	Other U.S. listed Public Company Boards
John P. Bilbrey(1)	67	2020	Executive Chairman, Olaplex			•		• Colgate-Palmolive • Elanco Animal Health • Olaplex
Darrell Cavens	50	2018	Retired Founder and Chief Executive Officer of zulily, inc.			•
Joanne Crevoiserat	59	2020	Director, Chief Executive Officer of Tapestry, Inc.					• General Motors Co.
Hanneke Faber*	54	2021	President, Global Nutrition at Unilever PLC		•
Anne Gates*	63	2017	Retired President of MGA Entertainment, Inc.		•		•	• Kroger • Raymond James Financial
Thomas Greco*	65	2020	Retired President, Chief Executive Officer of Advance Auto Parts		•		•
Alan Lau	48	2023	Chief Business Officer of Animoca Brands		•
Pamela Lifford	60	2020	President, Global Brands and Experiences, Warner Bros. Discovery			•
Annabelle Yu Long	50	2016	Founding and Managing Partner of BAI Capital					• LexinFintech Holdings • NIO Inc.
Number of Meetings in fiscal year 2023					5	5	4
• Committee Chair • Member * Audit Committee Financial Expert
(1) As referenced in Campbell Soup Company’s (“Campbell”) Form 8-K filed on August 24, 2023, Mr. Bilbrey will not be standing for re-election to the Board of Campbell, of which he currently serves as a director, at their 2023 Annual Meeting to be held in November 2023.
2023 PROXY STATEMENT | 7

Proxy Summary
Overview of 2023 Executive Compensation
Set forth below is the fiscal year 2023 compensation for each named executive officer (“NEO” or “Named Executive Officer”) as determined under SEC rules. The hallmarks of our program include a strong pay-for-performance focus and annual and long-term incentives that support our business priorities, our talent objectives and stockholder value creation. See the notes accompanying the Summary Compensation Table on page 59 for more information.
Name & Principal Position	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Joanne Crevoiserat Chief Executive Officer	1,350,000	—	6,694,692	4,002,498	2,381,400	60,913	14,489,503
Scott Roe Chief Financial Officer and Chief Operating Officer	925,000	—	2,175,777	1,300,807	1,019,813	98,542	5,519,939
Todd Kahn Chief Executive Officer and Brand President, Coach	950,000	—	1,673,684	1,000,624	1,240,938	75,913	4,941,159
Liz Fraser Chief Executive Officer and Brand President, Kate Spade	850,000	—	870,325	520,320	449,650	68,913	2,759,208
David Howard General Counsel and Secretary	575,000	—	869,454	400,246	355,005	49,791	2,249,496
2023 Proxy Voting Roadmap
	THE BOARD RECOMMENDS VOTING:	PAGE REFERENCE (for more detail)
PROPOSAL 1: Election of Nine Directors	FOR EACH NOMINEE	21
PROPOSAL 2: Ratification of appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 29, 2024	FOR	28
PROPOSAL 3: Advisory vote to approve the Company’s executive compensation, as discussed and described in this proxy statement	FOR	33
PROPOSAL 4: Advisory vote to approve the frequency of future advisory votes on our executive compensation	FOR (ONE Year)	34
8 | 2023 PROXY STATEMENT

CORPORATE GOVERNANCE
Meetings and Committees of the Board
The Board held eight (8) meetings during fiscal year 2023. In addition to meetings of the full Board, Directors also attended meetings of Committees of the Board (the “Committees” and each a “Committee”). Each of the incumbent Directors attended at least 75% of the meetings held by the Board and Board Committees on which he or she served during the fiscal year.
The Board has an Audit Committee (the “Audit Committee”), a Human Resources Committee (the “HR Committee”), which performs the functions of a compensation committee and a Governance and Nominations Committee (the “GN Committee”). Each Committee operates pursuant to a charter, which can be found for each Committee on Tapestry’s website at www.tapestry.com/investors/ under the Committees section. We will provide to any person without charge, upon request, copies of any of the committee charters. You may obtain such copies by sending a written request to Tapestry, 10 Hudson Yards, New York, New York 10001, Attention: Secretary. Each Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under its charter.
All regular quarterly meetings of the Board and Board Committees include an executive session of our non-employee Directors, all of whom are independent (“Independent Directors”) without members of management present. In fiscal year 2023, Anne Gates presided over executive sessions of the Board as independent Chair of the Board. Our Independent Directors and Board Committees have authority to retain outside advisors as they deem necessary.
Tapestry encourages each member of the Board to attend each Annual Meeting of Stockholders, but has not adopted a formal policy with respect to such attendance.
All of the Company’s Directors then-standing for re-election attended the Annual Meeting of Stockholders held in 2022.
Sir Ivan Menezes, a member of the Company’s Board since 2005, passed away in June 2023. The Board and Tapestry are deeply saddened by the loss of Mr. Menezes, who made indelible contributions to the Company during his 18 years of service on the Board.
Board Membership and Committee Roster

Name of Director	Audit	Human Resources	Governance and Nominations
John P. Bilbrey		•
Darrell Cavens		•
Joanne Crevoiserat
David Denton		•	•
Hanneke Faber	•
Anne Gates	•		•
Thomas Greco	•		•
Alan Lau(1)	•
Pamela Lifford		•
Annabelle Yu Long
•	Committee Chair	•	Member
(1)	Mr. Lau joined the Board on April 12, 2022 and was appointed to the Audit Committee on May 18, 2023.
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Audit Committee
The Audit Committee is comprised solely of Independent Directors and met five (5) times during fiscal year 2023. The Audit Committee reviews Tapestry’s auditing, accounting, financial reporting and internal control functions and has sole responsibility for the selection of independent accountants. The Audit Committee is required to pre-approve all services provided by the independent accountants to assure that these services do not impair the auditor’s independence. Services that have not received pre-approval will require specific review and approval by the Audit Committee. In addition, when the scope of services being provided (and the related fees) meaningfully change, Tapestry and the independent accountants will provide an update to the Audit Committee. The Audit Committee reviews Tapestry’s accounting principles and financial reporting, as well as the independence of Tapestry’s independent accountants. In discharging its duties, the Audit Committee:
•	is directly responsible for the appointment, compensation determination and oversight of Tapestry’s independent accountants;
•	is directly responsible for pre-approving the audit and non-audit services rendered by the independent accountants;
•	provides oversight of, and has authority for the selection and evaluation of Tapestry’s internal auditors;
•	meets independently with Tapestry’s internal auditors, its independent accountants and senior management;
•
reviews the general scope of matters relating to Tapestry’s accounting, financial reporting, internal control systems, annual audit and internal audit program as well as matters relating to Tapestry’s information system architecture and cybersecurity, and the results of the annual audit; and

•
reviews with Tapestry’s Chief Executive Officer and Chief Financial Officer the matters required to be personally certified by such officers in Tapestry’s public filings and the procedures followed to prepare for such certifications.

Tapestry’s Board determined that all members of the Audit Committee during fiscal year 2023 were “independent” as defined in the NYSE listing standards and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and that all were “financially literate” under the rules of the NYSE. The Board has determined that Mr. Greco, the Chair of the Audit Committee, and Mses. Gates and Faber each qualify as an “audit committee financial expert” under federal securities laws.
Human Resources Committee
The HR Committee is comprised solely of Independent Directors and met five (5) times during fiscal year 2023. Pursuant to the HR Committee Charter, the HR Committee:
•
determines, approves and reports to the Board on all elements of compensation for Tapestry’s executive officers and other key executives, including targeted total cash compensation and long-term equity-based incentives and oversees the administration of various employee benefit and retirement plans, except as otherwise delegated by the Board or the Committee;

•	reviews non-employee director compensation and benefits and recommends changes to the Board as necessary;
•	reviews Tapestry’s overall human capital strategy, including EI&D;
•	performs, or assists the Board in performing, the duties of the Board relating to the annual performance evaluations of the Company’s executive officers;
•	monitors performance, talent development and succession planning for key executives; and
•	consults, as needed, with third-party compensation consultants.
In fiscal year 2023, the HR Committee retained the services of Compensation Advisory Partners, LLC (“CAP”); a description of the services provided to the HR Committee by CAP during fiscal year 2023 appears below under Compensation Discussion and Analysis----Compensation Decision Making Process----Roles and Responsibilities.
Tapestry’s Board determined that all members of the HR Committee during fiscal year 2023 were “independent” under the NYSE heightened independence standards for members of compensation committees and that each member of the HR Committee qualifies as a “non-employee director,” as defined in Rule 16b-3 promulgated under the Exchange Act.
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Governance and Nominations Committee
The GN Committee is comprised solely of Independent Directors and met four (4) times during fiscal year 2023.
The GN Committee performs a leadership role in shaping the corporate governance of the Company, and reports to the Board on matters relating to corporate governance and the identification and nomination of new directors. The GN Committee also performs succession planning for the Chief Executive Officer and conducts annual performance evaluations of the Board and its several committees, and each individual Director. The GN Committee also has primary oversight of the Company’s ESG strategy, Board succession planning and Board refreshment processes. These responsibilities are described in more detail in Board, Committee and Director Evaluations and Board Refreshment and Succession Planning Processes below.
Tapestry’s Board determined that all members of the GN Committee during fiscal year 2023 were “independent” as defined in the NYSE listing standards.
Ongoing Director Education
The Board believes that ongoing Director education is essential for both new and long-serving Directors to successfully fulfill their duties. All incoming Directors participate in the Company’s Director onboarding and education program, which involves meetings with members of management to review Company strategy, Tapestry and brand business and operational performance, corporate governance, human capital management and ESG matters. Throughout the course of their service on the Board, all Directors are polled on which topics and programs they think will support them in their roles and the Company incorporates this feedback into future programming. Directors are given access to relevant educational materials and information on training programs through an online portal, as well as external memberships to corporate governance organizations. The Company reimburses Directors for all reasonable fees and expenses associated with attending outside training programs. In addition, outside experts are frequently invited to Board and Committee meetings throughout the year to present on specific topics (such as cybersecurity, global economic outlook and geopolitical risk in fiscal year 2023).
Board, Committee and Director Evaluations
The Board believes that a regular, robust Board evaluation process is a critical tool in ensuring Board effectiveness and strong corporate governance. The GN Committee has primary oversight of the process, which consists of annual evaluations by each Director of the full Board, the Board Committees, and each individual Director. Additionally, members of the Company’s management team are periodically asked for their feedback and perspective on Board process and effectiveness. These collective evaluations are intended to determine whether the Board and its Committees are functioning effectively, to assess Director performance, and to identify opportunities for overall improvement.
Evaluations are conducted annually through confidential questionnaires, which solicit quantitative and textual feedback. On a periodic basis (most recently for the fiscal year 2021 review cycle), the process also includes one-on-one interviews with Board members and certain members of management conducted by an independent third-party facilitator.
Evaluations consider a number of topics, including:
•	board structure, composition and performance;
•	board and Committee roles, and meeting agendas and materials;
•	access to management, outside advisors and other information and resources necessary for the Board to fulfill its duties;
•	the overall function of the Board and its Committees; and
•	assessment of individual and peer contributions, including solicitation of feedback to ensure each director’s skills are being utilized most effectively.
The Independent Directors also evaluate the performance of Tapestry’s Chief Executive Officer annually.
The results of the evaluations are discussed with the Chair of the Board, the GN Committee, each Committee Chair, and with the full Board in executive session. The Chair provides anonymous feedback to each Director on an individual basis.
While this formal evaluation process is conducted on an annual basis, Directors are encouraged to continuously share their perspectives, feedback and suggestions throughout the year. Items requiring follow-up and execution from the annual evaluation process and other engagements are monitored throughout the year by the Board, the applicable committees and management.
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Board Refreshment and Succession Planning Processes
The Board is committed to active and ongoing Board refreshment practices and succession planning, working to continuously align Board composition and leadership with the Company’s strategic needs. Building and maintaining an effective Board is a critical responsibility of our GN Committee, designed to ensure that the Board and each Committee is operating effectively and comprised of highly qualified directors, with the appropriate skills, experience, perspective and independence to provide effective oversight and serve the best interests of our stockholders. The GN Committee conducts a year-round process, which includes
(i) regular review and discussion of the existing Board composition, utilizing a matrix of certain director skills and experience as a discussion tool; (ii) consideration of disclosures by each Director in their Annual Director and Officer Questionnaire, including with respect to external commitments, with semi-annual abridged questionnaires for interim updates; (iii) review of the annual Board, Committee and individual Director evaluations; and (iv) regular GN Committee agenda items devoted specifically to Board refreshment and succession planning, reporting out to the full Board.
Refreshment Practices
In identifying and recommending Director candidates, the GN Committee places emphasis on the Company’s Corporate Governance Principles, as approved by the Board and posted on our website, which set forth qualifications and criteria for director selection, including the following minimum qualifications: the highest personal and professional ethics, integrity and values; commitment to representing the long-term interests of our stockholders; an inquisitive and objective perspective, practical wisdom and mature judgment; freedom from significant conflicts of interest; the willingness and ability to devote the time necessary to perform the duties and responsibilities of a director; and a commitment to serve on the Board for an extended period of time. The GN Committee’s selection process also provides for engagement of third-party search firms, interviews with various members of the GN Committee, the Board and management, and an evaluation of each individual in the context of the Board as a whole, applying criteria that it deems appropriate. The final selection of nominees is made by the Board.
The GN Committee will consider all candidates recommended by stockholders in accordance with the same timing and other procedures established in Tapestry’s Bylaws for stockholder nominations. See Other Information—Stockholder Proposals for the 2024 Annual Meeting for more information. The GN Committee evaluates all candidates in the same manner, regardless of the source of such recommendation, and, subject to provisions in our Bylaws concerning proper notice by stockholders of proposed nominees, will consider all candidates recommended by stockholders. Such recommendations should include the name and address and other pertinent information about the candidate as is required by Tapestry’s Bylaws. Recommendations should be submitted in writing to Tapestry, 10 Hudson Yards, New York, New York 10001, Attention: Secretary. The policy and procedures for considering candidates recommended by stockholders were formally adopted by our Board in May 2004.
Board Succession Planning
Led by the GN Committee, our Board reviews the composition, skills and dynamics of the full Board and each Committee no less than annually to ensure appropriate Board succession plans are in place.
Based on these reviews, the GN Committee determines optimal utilization of each Director’s skills and experience and confirms or modifies succession plans for the Board Chair and Committee Chairs and members. The full Board appoints the Board and Committee Chairs and Committee members annually, following the Company’s Annual Meeting.

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Board Diversity
While the Company does not have a formal policy regarding the diversity of the Board, we believe the Board is diverse based on gender, ethnicity, national origin, and age, as reflected in the charts below. The GN Committee considers the Board’s overall composition when considering director candidates, including whether the Board has an appropriate combination of professional experience, skills, knowledge and variety of viewpoints and backgrounds in light of the Company’s current and expected future needs.
In addition, the GN Committee also believes that it is desirable for new candidates to contribute to the variety of viewpoints on the Board, which may be enhanced by a mix of different professional and personal backgrounds and experiences.

Average Tenure: 3.8 Years
* Totals may not add to 100 due to rounding
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Board Oversight Structure
The Board is elected annually by our stockholders to provide ultimate oversight of the management of Tapestry’s business strategy and risks and to ensure that the long-term interests of the stockholders are being served.
Separation of Chair and Chief Executive Officer; Strong Independent Board
Under Tapestry’s Bylaws and Corporate Governance Principles, the positions of Chair of the Board and Chief Executive Officer may be held by one person or separately. Our policy as to whether the role of the Chair and the Chief Executive Officer should be separate is to adopt the practice that best serves the stockholders’ interests and the Company’s needs at any particular time. The positions of Chair of the Board and Chief Executive Officer have been held separately since July 2020, with Ms. Gates currently serving as Chair of the Board and Ms. Crevoiserat serving as Chief Executive Officer.
The Board believes that the current governance structure — Ms. Gates as the independent Chair of the Board and Ms. Crevoiserat as the Company’s Chief Executive Officer — allows Ms. Crevoiserat to focus her time and energy on managing the Company and Ms. Gates to lead the Board in its fundamental role of providing guidance, advice and counsel regarding the business, operations and strategy of the Company, as well as oversight of the Company’s risk management policies and processes. We believe this structure will allow the Company to continue to execute its strategy and business plans to maximize stockholder value.
The Company has also adopted various policies to provide for a strong and independent Board. The Board and the GN Committee have assembled a Board comprised of capable and experienced Directors who are currently or have been leaders of major companies or institutions, are independent thinkers, and have a wide range of expertise and skills. The Board annually examines the relationships between the Company and each of its Directors. After this examination, the Board has determined that each of the Directors who are nominated for election at the Annual Meeting (other than Ms. Crevoiserat) have no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) and is independent as defined in the NYSE listing standards. In addition, all standing committees of the Board are made up entirely of Independent Directors. The Board and these Committees are empowered to retain their own counsel or advisors as they deem necessary.
Board’s Role in the Oversight of Strategy
Our Board has active oversight responsibility for our corporate strategy and planning, including through: formal dedicated meetings to review our annual operating and long-range strategic plans, including risks and opportunities facing our business; quarterly engagement at Board and Committee meetings, and during executive sessions; store visits and travel to key global markets; and regular discussions with our Chief Executive Officer and members of management throughout the year. With this strong Board oversight, our management team is responsible for executing our strategy and providing the Board with regular updates on key strategic initiatives, market and macro-environmental trends and other developments with respect to our strategic initiatives.
During fiscal year 2023, the Board was highly engaged in oversight of the Company’s business and operational priorities, including development and implementation of our futurespeed growth strategy, continued progress on ESG and human capital management activities, including approval of the Company’s new science-based targets to reduce emissions and progress on our 2025 Goals under the pillars of Our People, Our Planet and Our Communities.
Board’s Role in the Oversight of Risk
The Board provides critical oversight of the risks facing the Company and the risk management programs the Company has put into place. The Board views effective risk management as a key priority and approaches this work as an integrated part of our strategic planning process. In compliance with its duties under Tapestry’s charter, Bylaws and Corporate Governance Principles and, pursuant to Maryland law, the Board and its Committees consider whether the Company’s risk management programs adequately:
•	identify and assess material and emerging risks facing the Company in a timely fashion;
•	allocate ownership for risk management amongst members of management, with appropriate visibility to the Board and its committees;
•	implement appropriate responsive risk management strategies;
•	facilitate open communication between management and the Board;
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•	transmit necessary information with respect to material risks within the Company; and
•	foster an appropriate culture of ethics, integrity, and risk management.
The Company believes that the Board’s structure provides appropriate risk oversight of the Company’s activities.
Board Risk Oversight

The Board reviews the Company’s enterprise risk management (“ERM”) program to ensure risk management is consistent with the Company’s corporate strategy and effective in fostering a culture of risk-aware and risk-based decision making throughout the organization. The Board’s review of the ERM program and other risk management processes includes strategic, operational, financial, reputational and external risks. The Board works with senior management and Tapestry’s independent and internal auditors, to ensure that enterprise-wide risk management is incorporated into corporate strategy and business operations.

As set forth below, the Board delegates to its Committees primary responsibility to evaluate elements of the Company’s risk management program based on the Committee’s expertise and applicable regulatory requirements. Each Committee, through its chairperson, reports out to the full Board at its quarterly meeting on the Committee’s activities, including agenda items relating to risk; the full Board engages in discussion on these delegated activities at that time.

Audit Committee Risk Oversight	HR Committee Risk Oversight	GN Committee Risk Oversight

Responsible for oversight of risks relating to the Company’s:
Accounting and financial reporting
System of internal controls
Annual financial audit, including meeting privately on a regular basis with the Company’s external auditors
Internal audit program, including oversight and quarterly reports on the ERM program
Business Continuity Program governance
Litigation and ethics and compliance
Information system architecture, privacy and cybersecurity

Responsible for oversight of risks relating to the Company’s:
Human capital management programs and strategies, including talent development, EI&D, management succession planning (other than CEO), and updates on Corporate Responsibility program goals under the “Our People” program pillar
Annual performance evaluations of the Company’s executive officers and other key executives
Compensation programs and policies, including conducting a risk assessment of the company’s compensation programs annually to determine whether any aspects encourage excessive or inappropriate risk taking

Responsible for oversight of risks relating to the Company’s:
Corporate Governance policies and practices, including related party policies and disclosures
Board refreshment and succession planning, including for Board Committee chair and membership positions
CEO succession planning, as presented and approved by the full Board
Quarterly updates on ESG program risks (with updates on ESG programs to the Board at least annually)

Role of Management
Management has day-to-day responsibility for the identification and assessment of the various risks facing the Company, and the implementation of effective risk management programs and policies.
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ERM Program

The ERM program provides a framework whereby Management conducts comprehensive annual enterprise risk assessments to identify and prioritize the most critical risks facing the Company, as well as emerging risks, and the development and reporting of risk mitigation strategies. Those critical and emerging enterprise level risks are reported and discussed quarterly with internal management committees focused on these enterprise risks, including a Legal, Risk, Compliance & Safety Committee and an Information Governance, Privacy & Security Committee. Additionally, Management regularly reports to the full Board and/or its Committees, as applicable on risk assessment and mitigation strategies, to enable the Board to successfully oversee the Company’s risk management activities.

ESG Risk Management
ESG and climate-related risk management is a key priority for management and the Board and is approached as an integrated part of ERM and our strategic planning process. Management and the Board evaluate sustainability and climate-related risks and opportunities that have the potential to impact Tapestry’s operations, products and services, supply chain, adaptation and mitigation activities, and investment in innovation.
Our GN Committee receives quarterly updates on matters of ESG strategy, compliance and risk, with updates to the full Board at least annually and Audit and HR Committees as appropriate.

Our ESG Steering Committee, comprised of Tapestry Executive Committee members, meets quarterly and is responsible for strategy recommendations and supporting execution and final decision-making of ESG-related opportunities.
	Our ESG Task Force, comprised of senior leaders and cross-functional members from major business functions at Tapestry, meets quarterly to set and drive company-wide ESG strategy.	Our Global ESG Team, led by our Vice President, ESG & Sustainability, has direct day-to-day responsibility for managing our program, including leadership of the ESG Task Force	Our ESG Program is supported by additional working groups including several Employee Business Resource Groups (EBRGs) and our Tapestry and brand foundations.
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Cybersecurity Risk Management
Cybersecurity is a critical component of risk management at Tapestry, consisting of global information security and privacy compliance programs focused on the Company’s information systems, cybersecurity practices and protection of consumer and employee personal data and confidential information.

Our Audit Committee receives quarterly updates from the Company’s Chief Information Officer and Chief Information Security Officer on information security and privacy risk and compliance, with updates to the full Board at least annually.
Information Governance, Privacy & Security Committee formed in fiscal year 2023 meets quarterly and is responsible for management oversight of risk in these areas.
Our Chief Information Security Officer manages our day-to-day cybersecurity compliance program, including required annual training for all employees on information security, including cybersecurity, and global data privacy requirements and compliance measures.

Cybersecurity controls also include periodic internal and third party assessments to test our cybersecurity controls, perform cyber simulations and annual tabletop exercises, and continually evaluate our privacy notices, policies and procedures surrounding our handling and control of personal data and the systems we have in place to help protect us from cybersecurity or personal data breaches.

The Company also surveyed its Directors on their skills and experience relating to cybersecurity to ensure effective oversight of the Company’s programs, as reflected in Director Qualifications, Skills and Experience on page 22.

Compensation Committee Interlocks and Insider Participation
The HR Committee is currently comprised of the following Independent Directors: David Denton, Chair, John P. Bilbrey, Darrell Cavens and Pamela Lifford. Sir Ivan Menezes served as an Independent Director on the HR Committee until his passing in June 2023. No Director who served as a member of the HR Committee during any portion of fiscal year 2023 was an employee of the Company during their service on the HR
Committee or a former officer of the Company. None of Tapestry’s executive officers serve on the compensation committee (or other committee serving an equivalent function) or the board of directors of any other company of which any member of the HR Committee or the Board is an executive officer. The HR Committee makes all compensation decisions regarding the Company’s executive officers.
Code of Conduct and Other Policies
Tapestry has adopted a Code of Conduct (the “Code”). The purpose of the Code is to convey the basic principles of business conduct expected of all Tapestry employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and Controller and other senior financial personnel performing similar functions. We require officers and corporate employees (and selected retail employees) to attend training on the Code and other matters of business ethics. We require all employees to review and certify the Code annually. In support of the Code, we have provided our employees with numerous avenues for the reporting of ethics violations or other similar concerns, including a toll-free telephone hotline and a reporting website, both allowing for anonymity. The Code meets the definition of “code of ethics” under the rules and regulations of the SEC and the NYSE and is posted on our website at www.tapestry.com/investors/ under the Global Business Integrity Program section. In addition, we intend to post on our website all legally required disclosures regarding amendments to, or waivers of, our Code.
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We will provide to any person without charge, upon request, a copy of the Code. You may obtain a copy of the Code by sending a written request to Tapestry, 10 Hudson Yards, New York, New York 10001, Attention: Secretary.
Tapestry has also adopted a Political Activities and Contributions Policy. Tapestry does not make political contributions and prohibits all employees from using any Company funds or assets for direct or in-kind political contributions, including contributions to any ballot initiative, referendum or other question, Political Action Committee (PAC), political party or candidate, whether federal, state or local, in the United States or abroad, subject to certain pre-approved specific foreign country exclusions. Employees are permitted to make personal contributions that do not involve any funds or resources of the Company, including Company time, facilities, office supplies, letterhead, phones and other Company devices.
Other Corporate Governance Matters
Stockholder Engagement
We communicate with our stockholders throughout the year and are committed to fostering effective and transparent communication. We engage regularly through quarterly earnings calls, our investor relations website, and group as well as one-on-one meetings and calls to ensure we have a strong understanding of their perspectives, including potential concerns with respect to our Company and business.
In advance of our Annual Meeting of Stockholders each year, we reach out to many of our investors to discuss topics of corporate governance, executive compensation and any other items of interest or concern. Our engagements typically involve representatives from Investor Relations, Legal, Human Resources, ESG and other business areas, including our senior management team and Board of Directors when appropriate.
In advance of our prior year Annual Meeting of Stockholders, we reached out to approximately 40 holders, representing approximately 70% of shares outstanding. Although our investors did not have concerns requiring engagement in advance of the meeting, we engaged with our holders on a number of issues throughout fiscal year 2023.
Key topics of discussion during our fiscal year 2023 engagements included:
•	our business strategies and financial performance, including the announcement of our futurespeed growth strategy at our investor day early in fiscal year 2023;
•	topics related to ESG, including sustainability and climate change, as well as The Fabric of Change initiatives and ESG Goals;
•	our strategies around EI&D, and other matters of human capital management, including the inclusion of EI&D metrics in our Annual Incentive Plan (“AIP”); and
•	topics around Board refreshment, Board diversity and general Board oversight and governance.
Corporate Governance Principles
Tapestry’s Corporate Governance Principles provide the framework for the governance of Tapestry. These guidelines reflect the governance rules for NYSE-listed companies and those contained in the Sarbanes-Oxley Act of 2002. The Board reviews these principles and other aspects of governance periodically. The guidelines, together with other corporate governance documents of Tapestry, are posted on our website at www.tapestry.com/investors/ under the Governance Documents section. We will provide to any person without charge, upon request, a copy of the Corporate Governance Principles. You may obtain a copy by sending a written request to Tapestry, 10 Hudson Yards, New York, New York 10001, Attention: Secretary.
Sarbanes-Oxley Certifications
Tapestry has filed with the SEC, as exhibits to its most recently filed Form 10-K, the certifications required by the Sarbanes-
Oxley Act of 2002 regarding the quality of the Company’s public disclosure.
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Director Compensation
Directors who are Tapestry employees receive no additional compensation for their services as Directors. Compensation for Independent Directors is recommended by the HR Committee and approved by the Board. Compensation for Independent Directors consists of an annual cash retainer for Board service and additional cash retainers for service as the Independent Chair of the Board or Lead Outside Director, as applicable, and as the chairperson of Board Committees. Annual grants of stock options and restricted stock units (“RSUs”) are made to each elected Independent Director on the date of Tapestry’s Annual Meeting. Upon joining the Board, a new Independent Director receives a grant of stock options and RSUs with approximately the same value as this annual grant. The Second Amended and Restated Tapestry, Inc. 2018 Stock Incentive Plan (the “2018 Stock Incentive Plan”) includes an overall limit on annual Independent Director compensation of $800,000 per director.
Due to complex regulatory requirements related to equity compensation in China, in lieu of an annual equity award of stock options and RSUs, Ms. Long receives a cash payment equal to $170,000, representing the targeted fair market value of equity awards granted to the other Independent Directors, paid one year after the date of each Annual Meeting of Stockholders at which she is elected, or re-elected, to the Board.
Tapestry’s Outside Director retainers in effect during fiscal year 2023 were as follows:
Compensation Element	Annual Amount* ($)
Basic annual retainer	100,000
Annual equity grant value(1)	170,000
Audit Committee Chair annual retainer	35,000
HR Committee Chair annual retainer	30,000
GN Committee Chair annual retainer	25,000
Independent Chair of the Board retainer	200,000
Lead Outside Director (not applicable in fiscal year 2023)	30,000
Cash payment in lieu of annual equity grant for Annabelle Long	170,000
*Amounts shown reflect the full target value of the retainers for fiscal year 2023, as updated in November 2022.
(1) The annual equity grant to our Independent Directors is fixed at a fair market value of approximately $170,000, with 50% of the target value of the award made in the form of stock options and 50% made in the form of RSUs. These awards vest in full one year from the date of grant, subject to the Director’s continued service until that time.
From time to time, most recently in August 2022, the HR Committee’s consultant, CAP, evaluates the Independent Director compensation program and, as appropriate, the HR Committee may recommend changes to the Independent Director compensation program. The 2022 study compared Tapestry’s Independent Director compensation program to:
•	the same peer group used for executive compensation benchmarking, described in the Compensation Discussion & Analysis section; and
•
general industry survey data (303 companies across industries with revenues between $2.5 billion and $10 billion), from the 2021-22 Director Compensation Report from the National Association of Corporate Directors.

The study found that current Independent Director compensation was positioned between the 25th percentile and median of the peer group, and was also positioned below median of the general industry data. The HR Committee recommended increases to certain cash retainers and to the target annual equity grant value, to bring total Independent Director compensation to approximately median of the peer group. Changes were effective in November 2022 and are reflected in the retainer amounts shown in the table above.
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Director Stock Ownership Policy
Tapestry has a stock ownership policy for Independent Directors. Under the policy, each Independent Director is expected to accumulate Tapestry shares valued at five times the basic annual retainer ($100,000 during fiscal year 2023). The Board expects the minimum level of ownership to be achieved within five years of the date an Independent Director is appointed to the Board. Until the requirement is met, each Director is required to retain 50% of the net after-tax shares obtained from RSUs that vest and stock options that are exercised. Ownership for this calculation includes shares owned outright and shares equivalent to the after-tax value of unvested RSUs and the after-tax value of vested, unexercised, in-the-money stock options.
The Board has waived the Director Stock Ownership Policy for Ms. Long due to the complex regulatory framework for equity compensation in China.
As of the last measurement date (December 31, 2022):
•	All Independent Directors were in compliance with the stock ownership policy;
•	Messrs. Bilbrey, Cavens, Denton, Menezes and Ms. Gates had achieved the five times the basic annual retainer level of ownership; and
•	Mr. Greco and Mses. Faber and Lifford were making appropriate progress toward achieving the desired level of ownership (all have been Independent Directors for less than five years).
•	Mr. Lau was not yet a member of the Board as of the measurement date.
2023 Director Compensation
Compensation paid in fiscal year 2023 for each Independent Director is detailed below:
Name	Fees Earned or Paid in Cash(2) ($)	Stock Awards(3) ($)	Option Awards(3) ($)	All Other Compensation(4) ($)	Total ($)
John P. Bilbrey	95,000	85,001	85,002	—	265,003
Darrell Cavens	95,000	85,001	85,002	10,000	275,003
David Denton	125,000	85,001	85,002	—	295,003
Hanneke Faber	95,000	85,001	85,002	—	265,003
Anne Gates	305,272	85,001	85,002	8,000	483,275
Thomas Greco	139,750	85,001	85,002	—	309,753
Alan Lau(1)	—	85,016	84,996	—	170,012
Pamela Lifford	95,000	85,001	85,002	—	265,003
Annabelle Yu Long	265,000	—	—	—	265,000
Ivan Menezes	95,000	85,001	85,002	—	265,003
(1) Mr. Lau joined the Board in April 2022 and therefore received a grant upon appointment. Mr. Lau received no cash compensation in fiscal year 2023, his cash compensation related to services rendered in April, May and June was paid in July 2023.
(2) In addition to the basic annual retainer, Ms. Long received a cash payment in lieu of stock options and RSUs considering regulatory requirements related to equity compensation in China.
(3) Reflects the aggregate grant date fair value of all RSU awards and stock options, calculated according to FASB ASC Topic 718. The assumptions used in calculating the grant-date fair value of these awards are described in footnote 4 to the Summary Compensation Table. As of July 1, 2023, the last day of fiscal year 2023, each Independent Director held 2,485 unvested RSUs, except Mr. Lau who held 2,073 unvested RSUs due to his joining grant upon appointment and Ms. Long, who does not hold RSUs. The outstanding stock options held by each Independent Director were: Mr. Bilbrey 32,603; Mr. Cavens 47,980; Mr. Denton, 93,311; Ms. Faber 18,044; Ms. Gates, 49,322; Mr. Greco, 18,462; Mr. Lau, 6,011; Ms. Lifford, 18,462 and Mr. Menezes 67,780.
(4) Amounts shown in “All Other Compensation” are matching charitable contributions under the Company’s Matching Gift program.
20 | 2023 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS
All of Tapestry’s Directors are elected each year at the Annual Meeting by the stockholders. We do not have staggered elections of our Board members. Nine Directors will be elected at this year’s Annual Meeting. Each Director’s term lasts until the 2024 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualifies. All of the nominees are currently members of Tapestry’s Board. Directors will be elected by a majority of the total votes cast “FOR” and “AGAINST” each nominee. The Board recommends that you vote FOR each of the Director nominees below.
One of the current members of the Board, David Denton, is not standing for re-election at this year’s Annual Meeting. The Board intends to reduce the size of the Tapestry Board of Directors to nine effective immediately upon Mr. Denton’s departure and the proxy holders may only vote for the number of nominees named in this proxy statement.
If a nominee is unable to serve or for good cause will not serve as a Director, the proxy holders may vote for another nominee proposed by the Board, or the Board may reduce the number of Directors to be elected at the Annual Meeting. The following information is furnished with respect to each nominee for election as a Director. The ages of the nominees are as of September 22, 2023.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE BELOW NOMINEES FOR DIRECTOR.
Director Nominees
Name	Age	Position with Tapestry
Anne Gates	63	Independent Chair of the Board of Directors
John P. Bilbrey	67	Director
Darrell Cavens	50	Director
Joanne Crevoiserat	59	Director
Johanna (Hanneke) Faber	54	Director
Thomas Greco	65	Director
Alan Lau	48	Director
Pamela Lifford	60	Director
Annabelle Yu Long	50	Director
2023 PROXY STATEMENT | 21

PROPOSAL 1: ELECTION OF DIRECTORS
Director Qualifications, Skills and Experience
The Company does not set specific criteria for Directors, except to the extent required to meet applicable legal, regulatory and stock exchange requirements, including the independence requirements of the SEC and the NYSE. Nominees for Director will be selected on the basis of outstanding achievement in their personal careers, board experience, wisdom, integrity, ability to make independent, analytical inquiries, understanding of the business environment and willingness to devote adequate time to Board duties.
While the selection of qualified Directors is a complex and subjective process that requires consideration of many intangible factors, the GN Committee of the Board believes that each Director should have a basic understanding of (a) the principal operational and financial objectives, plans and strategies of the Company, (b) the results of operations and financial condition of the Company and its business, and (c) the relative standing of the Company and its business in relation to its competitors. The Board believes that each of its current Directors meet all of these qualifications, as well as the individual qualifications presented in each of their biographies.
Starting in fiscal year 2022, we enhanced our survey of director skills in the area of ESG, further defining each Director’s related experience, including in the areas below:
•
Environmental (E): climate change, greenhouse gas emissions, renewable energy, product circularity, biodiversity, deforestation and land use, waste, chemicals and water usage, restricted substances and raw materials sourcing.

•	Social (S): EI&D, human rights, supply chain labor practices, community outreach and human capital management.
•	Governance (G): corporate governance, business ethics and compliance, data privacy, public policy, risk management and board governance.
We further expanded our survey in fiscal year 2023 to include additional questions on cybersecurity experience gained through direct responsibilities, oversight or other relevant education and experience, including knowledge or experience in artificial intelligence.
As reflected in the chart below, we believe our Director nominees offer a diverse range of key skills and experience to provide effective oversight of the Company and create long-term sustainable growth through successful execution of the Company’s strategic initiatives.
	Public Company	Leadership	Financial / Accounting	M&A	Industry: Retail/ Consumer Goods	International	Marketing / Branding	Technology / Digital / E-commerce	Human Capital	Supply Chain	Cyber- security	Entrepre neurial	Artificial Intelligence (A.I.)	ESG
Bilbrey	•	•	•	•	•	•	•						•	ESG
Cavens	•	•	•	•	•	•	•	•	•	•	•	•		G
Crevoiserat	•	•	•		•	•		•	•		•			ESG
Faber	•	•	•	•	•	•	•	•	•	•	•	•	•	ESG
Gates	•	•	•	•	•	•	•	•			•	•		SG
Greco	•	•	•		•	•	•	•	•	•	•			SG
Lau		•	•	•	•	•	•	•				•	•	SG
Lifford		•	•		•	•	•	•	•			•
Long	•	•	•	•	•	•	•	•				•
Total	7	9	9	6	9	9	8	8	5	3	5	6	3	7
22 | 2023 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS
JOHN P. BILBREY (J.P.)
Director since 2020 Human Resources Committee Member
Skills & Qualifications:

Mr. Bilbrey is qualified to serve as a Director based on his experience as the chief executive officer of a large, publicly-traded company as well as his strong operational and financial background in consumer facing industries.

John P. Bilbrey currently serves as Executive Director of Olaplex Holdings, Inc (“Olaplex”). Prior to joining Olaplex in July 2023, Mr. Bilbrey served as President and Chief Executive Officer of The Hershey Company, a global confectionery leader and producer of snack products in the U.S., from 2011 until his retirement in March 2017. He also served as Chairman of Hershey from 2015 until March 2017 and as Non-Executive Chairman from March 2017 to May 2018. Mr. Bilbrey joined the management team of Hershey as Senior Vice President, President Hershey International in 2003, serving as Senior Vice President, President Hershey North America from 2007 to 2010 and Executive Vice President and Chief Operating Officer from 2010 to 2011. He previously spent 22 years at The Procter & Gamble Company. Mr. Bilbrey serves on the Board of Directors of Colgate-Palmolive, Elanco Animal Health and Olaplex. As referenced in Campbell Soup Company’s (“Campbell”) Form 8-K filed on August 24, 2023, Mr. Bilbrey will not be standing for re-election to the Board of Campbell, of which he currently serves as a director, at their 2023 Annual Meeting to be held in November 2023. Mr. Bilbrey holds a Bachelor of Science in Psychology from Kansas State University.

DARRELL CAVENS
Director since 2018 Human Resources Committee Member
Skills & Qualifications:

Mr. Cavens is qualified to serve as a Director based on his experience as a chief executive officer and co-founder of a large, publicly-traded company, his strong background in online retailing, technology and data analytics and his understanding of the retail industry.

Darrell Cavens was President, New Ventures for the Qurate Retail Group from December 2017 until his retirement in September 2018. In this role, Mr. Cavens led a team responsible for driving innovative retail concepts and looking beyond the Qurate Retail Group’s current business for additional growth opportunities, through internal innovation, strategic partnerships, joint ventures and acquisitions. Mr. Cavens was previously President and Chief Executive Officer of zulily, inc., which he co-founded, from October 2009 until December 2017. Prior to Zulily, Mr. Cavens served as the director of BizTalk Server at Microsoft. From 1999 to 2008, Mr. Cavens held various positions at Blue Nile and at Starwave Corp. Mr. Cavens serves as a director of Rad Power Bikes, Vouched and is a member of the Advisory Board of Brooks Running. Mr. Cavens previously served, within the last five years, as a director of Plated, Offer Up, Deliveroo, and Big Sky Growth Partners. Mr. Cavens attended the University of Victoria.

2023 PROXY STATEMENT | 23

PROPOSAL 1: ELECTION OF DIRECTORS
JOANNE CREVOISERAT
Director since 2020 Chief Executive Officer and President of Tapestry, Inc.
Skills & Qualifications:

Ms. Crevoiserat is uniquely qualified to serve as a Director based on her experience in the management of the Company and oversight of strategic planning and operations, as well as her significant financial expertise and experience in the retail industry.

Joanne Crevoiserat was appointed Chief Executive Officer in October 2020, having served as Interim Chief Executive Officer since July 2020. Prior to her appointment, Ms. Crevoiserat served as Chief Financial Officer from August 2019 to July 2020. Prior to joining Tapestry, Ms. Crevoiserat was Executive Vice President and Chief Operating Officer at Abercrombie & Fitch Co. from February 2017 to June 2019. She joined Abercrombie & Fitch in May 2014 as Chief Financial Officer. Prior to joining Abercrombie & Fitch, she served in a number of senior management roles at Kohl’s Inc., including Executive Vice President of Finance and Executive Vice President of Merchandise Planning and Allocation. Prior to her time with Kohl’s, Ms. Crevoiserat held senior finance positions with Wal-Mart Stores and May Department Stores, including Chief Financial Officer of the Filene’s, Foley’s and Famous-Barr brands. Ms. Crevoiserat serves on the Board of Directors of General Motors Co., and, within the last five years, served on the Board of Directors of At Home Group, Inc. She is a summa cum laude graduate of the University of Connecticut where she received a Bachelor of Science degree in Finance.

HANNEKE FABER
Director since 2021 Audit Committee Member
Skills & Qualifications:

Ms. Faber is qualified to serve as a Director based on her experience as a senior executive of large global publicly-traded companies and her nearly 30 years of experience in consumer goods and retail.

Hanneke Faber currently serves as President, Global Nutrition at Unilever PLC, after joining Unilever in January 2018 as President of Europe and member of the Unilever Executive. Previously, Ms. Faber held global leadership roles at Royal Ahold Delhaize where she most recently served as Chief eCommerce & Innovation Officer after starting at The Procter & Gamble Company where she became Vice President and global Leader of Procter & Gamble’s top brands. Ms. Faber is the incoming Chair of the World Business Council for Sustainable Development Ag & Food pathway; and a Board member at the Pepsi-Lipton Joint Venture; the World Economic Forum Food Stewards Board; Food Drink Europe; and Leading Executives Advancing Diversity (LEAD). During the past five years, Ms. Faber served as a director of Bayer AG. Ms. Faber holds a Bachelor of Journalism and Master of Business Administration from the University of Houston.

24 | 2023 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS
ANNE GATES
Director Since 2017 Chair of the Board since 2021 Governance & Nominations Committee Chair Audit Committee Member
Skills & Qualifications:

Ms. Gates is qualified to serve as a Director and Board Chair based on her business acumen, financial literacy and her broad background in finance, marketing, strategy and business development, including growing international businesses, and her understanding of the retail and consumer products industries.

Anne Gates was President of MGA Entertainment, Inc., a privately held developer, manufacturer and marketer of toy and entertainment products for children, a position she held from 2014 through her retirement in 2017. Ms. Gates held roles of increasing responsibility with The Walt Disney Company from 1991 through 2012, including Executive Vice President, Chief Financial Officer for Disney Consumer Products, Managing Director for Disney Consumer Products Europe and Emerging Markets, and Senior Vice President of operations, planning and analysis for The Walt Disney Company. Prior to joining Disney, Ms. Gates worked for PepsiCo and Bear Stearns. Ms. Gates serves on the Board of Directors of The Kroger Company and Raymond James Financial, Inc. She is also a member of the Boards of Cynosure, LLC, the University of California, Berkeley Foundation, the Packard Foundation PBS SoCal, Salzburg Global Seminar and Save the Children Foundation. Ms. Gates holds a Bachelor of Arts in Mathematics from the University of California, Berkeley, and an M.Sc. in Operations Research from Columbia University.

THOMAS GRECO
Director since 2020 Audit Committee Chair Governance & Nominations Committee Member
Skills & Qualifications:

Mr. Greco is qualified to serve as a Director based on his extensive leadership experience, including his role as CEO of a large public company, and his background in strategy, supply chain and logistics.

Tom Greco retired from his role as President, Chief Executive Officer in September 2023, a role he had held since August 2016, having served as Advance Auto Parts’ (“Advance”) Chief Executive Officer since April 2016. He currently serves as an advisor to Advance. Prior to joining Advance, Mr. Greco served as CEO, Frito-Lay North America, a unit of PepsiCo, Inc., a leading global food and beverage company. In this role, he was responsible for overseeing PepsiCo’s snack and convenient foods business in the U.S. and Canada. Mr. Greco previously served in a variety of leadership roles at PepsiCo since joining the company in 1986. Before joining PepsiCo, he worked at The Proctor & Gamble Company. Mr. Greco holds a Bachelor of Commerce degree from Laurentian University in Sudbury, Ontario, Canada and a Master of Business Administration from the Richard Ivey School of Business in London, Ontario, Canada.

2023 PROXY STATEMENT | 25

PROPOSAL 1: ELECTION OF DIRECTORS
ALAN LAU
Director since 2023 Audit Committee Member
Skills & Qualifications:

Mr. Lau is qualified to serve as a Director based on his broad experience in engaging consumers across digital channels and leveraging technology and data analytics, as well as his deep knowledge of the important China market.

Alan Lau became Chief Business Officer for Animoca Brands Corporation Ltd. (“Animoca Brands”) in July 2022. In this role, he oversees and provides support to the company’s more than 340 portfolio companies and leads M&A and business development. Before joining Animoca Brands, Mr. Lau was chairman and CEO of Tencent WeSure, a fintech company that he co-founded to offer disruptive, affordable Internet insurance to WeChat users. WeSure insures over 100 million families in China and is ranked the #1 insurtech platform by Hurun Institute. Prior to Tencent, Mr. Lau was Asia head for McKinsey Digital, supporting both Big Tech companies and sector incumbents to execute their digital strategy. Before entering the tech space, Mr. Lau was in corporate finance, first at Citibank and then at McKinsey & Company, where he was the Greater China head for the Corporate Finance Practice, and serves on multiple museum boards including as the vice-chair of M+ Hong Kong and co-chair of the Asia committees at both Tate and The Guggenheim. Mr. Lau obtained his master’s degree in Engineering from Oxford University.

PAMELA LIFFORD
Director since 2020 Human Resources Committee Member
Skills & Qualifications:

Ms. Lifford is qualified to serve as a Director based on her unique and proven abilities to create global lifestyle brands through successful collaborations and her extensive experience in retail and licensing.

Pamela Lifford joined Warner Brothers in 2016, and currently serves as President, Global Brands, Franchises, and Experiences, Warner Bros. Discovery, overseeing the development of innovative fan-engagement opportunities across content and networks businesses, which include Warner Bros., Discovery, HBO, Network properties, consumer products and themed entertainment. In addition, she heads storytelling giant DC, home to iconic characters such as Batman, Superman, and Wonder Woman. With more than 25 years of experience, Ms. Lifford spent 12 years at the Disney Company where, in her role as Executive Vice President, she oversaw the global home, fashion and infant businesses. Earlier in her career, Ms. Lifford held positions at leading brands, including Nike, Quiksilver, Inc., and Road Runner Sports.

26 | 2023 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS
ANNABELLE YU LONG
Director since 2016
Skills & Qualifications:

Ms. Long is qualified to serve as a Director based on her insight about the Chinese consumer and knowledge of and experience with the media landscape in China, along with her track record of investing in digital and lifestyle companies.

Annabelle Yu Long serves as the Founding and Managing Partner of BAI Capital. She also serves as a member of the Bertelsmann Group Management Committee and the governor of China Venture Capital and Private Equity Association. Formerly, Ms. Long was the chief executive officer of Bertelsmann China Corporate Center and the managing partner of Bertelsmann Asia Investments. Prior to that, she was a Principal at Bertelsmann Digital Media Investments. She joined the international media, services and education company via the Bertelsmann Entrepreneurs Program in 2005. Ms. Long is a member of the World Economic Forum’s Young Global Leaders Advisory Council and its Global Agenda Council on the Future of Media, Entertainment & Information and was a member of the Stanford Graduate School of Business Advisory Council from May 2015 to May 2021. Ms. Long serves on the board of directors of U.S. listed companies Nio Inc. and LexinFintech Holdings Ltd. She also serves on the board of directors of The Hongkong and Shanghai Banking Corporation Limited and Limon Media Limited. Ms. Long received a bachelor’s degree in electrical engineering from University of Electronic Science and Technology in China and an MBA from Stanford Graduate School of Business.

2023 PROXY STATEMENT | 27

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
This section should be read in conjunction with the Audit Committee Report presented below.
Ratification of Appointment of Auditors; Attendance at Meetings
The Audit Committee of Tapestry’s Board has appointed Deloitte & Touche LLP (“D&T”) as our independent registered public accounting firm for fiscal year 2024. We are asking stockholders to ratify the appointment of D&T as our independent registered public accounting firm at the Annual Meeting. Representatives of D&T are expected to be present at the virtual Annual Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
Our Bylaws do not require that the stockholders ratify the appointment of D&T as our independent auditors. However, we are submitting the appointment of D&T to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the appointment, the Board and the Audit Committee will consider this fact when it appoints the independent auditors for the fiscal year ending June 28, 2025
(“fiscal year 2025”). Even if the appointment of D&T is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the best interests of the Company. At this time, the Board and the Audit Committee believe that the continued retention of D&T to serve as our independent auditors is in the best interest of the Company.
Ratification of the appointment of D&T requires “FOR” votes from a majority of the votes cast on the matter at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF D&T AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2024.
Fees for Audit and Other Services
The aggregate fees for professional services rendered by D&T for the fiscal years ended July 2, 2022 and July 1, 2023 were approximately as follows:
	Fiscal Year 2022	Fiscal Year 2023
Audit Fees(1)	$5,450,000	$5,833,000
Audit-Related Fees(2)	339,000	124,000
Tax Fees(3)	882,000	666,000
All Other Fees(4)	8,000	8,000
(1) Includes the audit of the Company’s annual consolidated financial statements and internal control over financial reporting, reviews of quarterly financial statements and audits of statutory filings.
(2) Includes registration statement procedures, other accounting consultations and an audit of the employee benefit plan.
(3) Includes fees for professional services related to national tax consulting services.
(4) Includes fees for professional services related to HR advisory services.
Audit Committee Pre-Approval Policy
The Audit Committee is responsible for approving audit fees and is required to pre-approve all services provided by the independent auditors to assure that these services do not impair the auditor’s independence. Under the Audit Committee pre-approval policy for external auditors (“the “Policy”), updated in 2016, the Audit Committee must pre-approve all audit and non-audit services provided by the independent auditor. The Policy sets forth the procedures and conditions for such pre-approval of services to be performed by the independent auditor. The Policy utilizes both a framework of general pre-approval for certain specified services and specific pre-approval for all other services. Services that do not meet the Policy will require specific review and approval by the Audit Committee. In addition, when the scope of services being provided (and the related fees) meaningfully change, Tapestry and the independent auditors will provide an update to the Audit Committee. All services described in the table above have been approved by the Audit Committee or the Audit Committee Chair through the Policy or on an engagement-by-engagement basis.
The Audit Committee considered the services listed above to be compatible with maintaining D&T’s independence.
28 | 2023 PROXY STATEMENT

AUDIT COMMITTEE REPORT
The Audit Committee (the “Audit Committee”) of the Board of Directors of Tapestry, Inc. (“Tapestry”) is responsible for overseeing Tapestry’s accounting and financial reporting principles and policies, financial statements and the independent audit thereof and Tapestry’s internal audit controls and procedures. The Audit Committee is also responsible for selecting and evaluating the independence of Tapestry’s independent auditors and for pre-approving the audit and non-audit services rendered by the independent auditors. Management has the primary responsibility for the financial statements and the reporting process, including Tapestry’s systems of internal controls. The independent auditors are responsible for auditing the annual consolidated financial statements prepared by management and expressing an opinion as to whether those financial statements conform with accounting principles generally accepted in the United States of America as well as expressing an opinion on the effectiveness of internal control over financial reporting.
The Audit Committee reviewed and discussed the audited consolidated financial statements for the fiscal year ended July 1, 2023 with management and Tapestry’s independent auditors. These discussions included a review of the reasonableness of significant judgments, the quality, not just acceptability, of Tapestry’s accounting principles and such other matters as are required to be discussed with the Audit Committee. Tapestry’s independent auditors discussed their independence and also provided to the Audit Committee the written disclosures required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence. The Audit Committee has discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.
Based upon the review and discussions described in this report, the Audit Committee recommended to the Board of Directors of Tapestry that the audited financial statements be included in Tapestry’s Annual Report on Form 10-K for the fiscal year ended July 1, 2023 that has been filed with the Securities and Exchange Commission.
Audit Committee

Thomas Greco, Chair Anne Gates Hanneke Faber Alan Lau
2023 PROXY STATEMENT | 29

EXECUTIVE OFFICERS
The following table sets forth information regarding each of Tapestry’s executive officers as of September 22, 2023:
Name	Age	Position
Joanne Crevoiserat(1)	59	Chief Executive Officer
Liz Fraser	61	Chief Executive Officer and Brand President, Kate Spade
David Howard	48	General Counsel and Secretary
Todd Kahn	59	Chief Executive Officer and Brand President, Coach
Scott Roe	58	Chief Financial Officer and Chief Operating Officer
(1) Information regarding Ms. Crevoiserat is listed under Proposal 1: Election of Directors.
Liz Fraser was appointed Chief Executive Officer and Brand President, Kate Spade, effective March 2020. Prior to joining Tapestry, Ms. Fraser served as the President at Lafayette 148, a New York-based, women’s fashion brand, since December 2018. Ms. Fraser joined Lafayette 148 from Anne Klein where she was Chief Executive Officer from 2015 until 2018 and, before that, Marc by Marc Jacobs, where she was President. Ms. Fraser holds a Bachelor of Arts degree in Art History from Columbia University, Barnard College.
David Howard has served as General Counsel since June 2020, and Secretary since August 2020. He previously served as Senior Vice President, Deputy General Counsel and Assistant Secretary from August 2018 through May 2020 and held several key roles in the Law Department since joining the Company in January 2011. Prior to joining the Company, from June 2008 to January 2011, Mr. Howard served as Associate General Counsel and Assistant Corporate Secretary at Mirant Corporation. From 2002 to 2008, Mr. Howard was a corporate attorney at Arnall Golden Gregory, LLP, and from 1997 to 1999, Mr. Howard practiced public accounting with Arthur Andersen LLP. Mr. Howard holds a Bachelor and Master of Science degrees in Accounting from Wake Forest University and a Juris Doctor from the University of Georgia School of Law. Mr. Howard is also a Certified Public Accountant.
Todd Kahn was appointed Chief Executive Officer and Brand President, Coach in April 2021 after having served as the
Interim Chief Executive Officer and Brand President since July 2020 and having led the revenue generating business units of the brand since March 2020. He joined the Company as Senior Vice President, General Counsel and Secretary in January 2008 and held a number of successively senior roles, including serving as Chief Legal Officer until March 2020, Company Secretary until August 2020, and President and Chief Administrative Officer from May 2016 until April 2021. Prior to joining the Company, Mr. Kahn held leadership positions at several public and private companies. Mr. Kahn holds a Bachelor of Science degree from Touro College and a Juris Doctor from Boston University Law School.
Scott Roe has served as Chief Financial Officer since joining the Company in June 2021, and as Chief Financial Officer and Chief Operating Officer since August 2022. He also served as Head of Strategy from June 2021 until August 2022. Mr. Roe joined the Company from VF Corporation, where he served as Chief Financial Officer since April 2015, and as Executive Vice President since March 2019. Prior to his appointment as CFO in 2015, Mr. Roe served in a number of senior management positions since joining the company in 1996. Before joining VF Corporation, Mr. Roe worked in the OEM Automotive and Basic Materials industries after beginning his career at Ernst & Young. Mr. Roe holds a Bachelor of Science degree in Accounting from the University of Tennessee.
30 | 2023 PROXY STATEMENT

TAPESTRY STOCK OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The table below presents information, as of August 31, 2023, except as otherwise noted below, with respect to the beneficial ownership of Tapestry’s common stock by each stockholder known to us to be the beneficial owner of more than 5% of our common stock, each Director and Director nominee, our NEOs, and all Directors, NEOs and all executive officers as a group. Except as otherwise noted, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. The beneficial ownership percentages set forth in the table below are based on 229,128,579 shares of Tapestry common stock outstanding as of August 31, 2023. Unless otherwise indicated, the address of each individual listed below is c/o Tapestry, Inc., 10 Hudson Yards, New York, New York 10001.
In general, “beneficial ownership” by an individual or entity includes those shares an individual or entity has the power to vote, or the power to transfer, and stock options or other derivative securities that are exercisable currently or will become exercisable within 60 days; however, shares exercisable within 60 days are not considered outstanding for purposes of computing the percentage of ownership of any other individual or entity. Where indicated, the beneficial ownership described below includes share unit balances held under Tapestry's stock incentive plans and Non-Qualified Deferred Compensation Plan for Outside Directors. The value of share units and share equivalents mirrors the value of Tapestry's common stock. The amounts ultimately realized by the Directors will reflect all changes in the market value of Tapestry common stock from the date of deferral or accrual until the date of payout. The share equivalents do not have voting rights but are credited with dividend equivalents, if any, which will be forfeited if the underlying award forfeits.
Beneficial Owner	Shares owned	Percent of Class (%)
Vanguard(1)	30,478,112	13.3
Blackrock(2)	15,649,867	6.8
FMR(3)	12,951,571	5.7
Joanne Crevoiserat(4)	844,981	*
Scott Roe(5)	63,513	*
Liz Fraser(6)	113,051	*
David Howard(7)	53,969	*
Todd Kahn(8)	706,355	*
John P. Bilbrey(9)	64,439	*
Darrell Cavens(10)	59,823	*
David Denton(11)	121,706	*
Hanneke Faber(12)	14,224	*
Anne Gates(13)	48,428	*
Thomas Greco(14)	21,700	*
Alan Lau(15)	—	*
Pamela Lifford(16)	16,050	*
Annabelle Yu Long(17)	—	*
All Directors and Executive Officers as a Group (14 people)(18)	2,128,239	*
* Less than 1%.
(1) The Vanguard Group (“Vanguard”), as of December 31, 2022, possessed shared voting power with respect to 279,566 securities, sole dispositive power with respect to 29,642,561 securities and shared dispositive power with respect to 835,551 securities, based on a Schedule 13G/A filed with the SEC on February 9, 2023. Vanguard is located at 100 Vanguard Boulevard, Malvern, PA 19355.
2023 PROXY STATEMENT | 31

TAPESTRY STOCK OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
(2) Blackrock, Inc. (“Blackrock”), as of December 31, 2022, possessed sole voting power with respect to 14,718,023 securities and sole dispositive power with respect to 15,649,867 securities, respectively, based on a Schedule 13G/A filed with the SEC on February 1, 2023. Blackrock is located at 55 East 52nd Street, New York, New York 10055.
(3) FMR LLC (“FMR”) as of December 31 2022, possessed sole voting and dispositive power with respect to 12,951,571 securities, respectively, based on a Schedule 13G/A filed with the SEC on February 9, 2023. FMR is located at 245 Summer Street, Boston, Massachusetts 02210.
(4) Includes 583,664 shares of common stock that may be purchased within 60 days of August 31, 2023 pursuant to the exercise of options.
(5) Includes 55,866 shares of common stock that may be purchased within 60 days of August 31, 2023 pursuant to the exercise of options.
(6) Includes 77,037 shares of common stock that may be purchased within 60 days of August 31, 2023 pursuant to the exercise of options.
(7) Includes 19,079 shares of common stock that may be purchased within 60 days of August 31, 2023 pursuant to the exercise of options.
(8) Includes 554.799 shares of common stock that may be acquired within 60 days of August 31, 2023 pursuant to the exercise of options.
(9) Includes 25,781 shares of common stock that may be acquired within 60 days of August 31, 2023 pursuant to the exercise of options.
(10) Includes 41,158 shares of common stock that may be acquired within 60 days of August 31, 2023 pursuant to the exercise of options.
(11) Includes 86,489 shares of common stock that may be acquired within 60 days of August 31, 2023 pursuant to the exercise of options.
(12) Includes 11,222 shares of common stock that may be acquired within 60 days of August 31, 2023 pursuant to the exercise of options.
(13) Includes 42,500 shares of common stock that may be acquired within 60 days of August 31, 2023 pursuant to the exercise of options.
(14) Includes 11,640 shares of common stock that may be acquired within 60 days of August 31, 2023 pursuant to the exercise of options.
(15) Mr. Lau joined the Board in April 2023.
(16) Includes 11,640 shares of common stock that may be acquired within 60 days of August 31, 2023 pursuant to the exercise of options.
(17) Ms. Long receives cash payments, in lieu of equity awards, due to complex regulatory requirements related to equity compensation in China.
(18) Reflects ownership of all Directors, NEOs, and the Company’s other executive officers not listed individually in the table above as a group. Includes 1,520,875 shares subject to options exercisable within 60 days of August 31, 2023.
32 | 2023 PROXY STATEMENT

PROPOSAL 3: ADVISORY VOTE TO APPROVE THE COMPANY’S EXECUTIVE COMPENSATION
The Board is committed to sound compensation governance and recognizes the interest of stockholders in executive compensation matters. On an annual basis, we provide our stockholders with an opportunity to cast an advisory vote to approve the compensation of our Named Executive Officers, or NEOs, as described in the Compensation Discussion and Analysis section beginning on page 35 and the Executive Compensation section beginning on page 59 in this proxy statement.
As this is an advisory vote, the result will not be binding on the Company, the Board or the HR Committee. However, the Board and HR Committee value the opinions expressed by our stockholders through their vote on this proposal, and the HR Committee will take into account the outcome of the advisory vote when evaluating the effectiveness of our compensation policies and practices and when making future compensation decisions for NEOs.
At our 2022 Annual Meeting of Stockholders, approximately 96% of the votes cast were in favor of our advisory vote on executive compensation. The HR Committee believes this result reflected strong stockholder support for our executive compensation programs and decisions.
We believe our people are our greatest differentiator and our executive compensation programs are designed to attract, motivate and retain individuals who are critical to our success.
Tapestry’s pay-for-performance philosophy regarding executive compensation is straightforward: reward our executives for their contributions to the Company’s annual and long-term performance by tying a significant portion of their total compensation to key business drivers and stockholder value. Reflecting this philosophy, a significant portion of executive compensation is subject to increase when results exceed target, reduction when results fall below target and elimination if results do not achieve a threshold level of performance.
In fiscal year 2023, the HR Committee modified the Annual Incentive Plan (“AIP”) and performance restricted stock units (“PRSUs”) measures and increased the PRSU performance period from two to three years. These changes were intended to further incentivize and reward management for delivering results that prioritize sustainable brand health and maximize stockholder value creation.
We believe that we have created a compensation program deserving of stockholder support. Stockholders are urged to read the Executive Compensation and Compensation Discussion and Analysis sections of this proxy statement, which describes our executive compensation philosophy and programs in greater detail, as well as compensation decisions made by the HR Committee for our NEOs with respect to fiscal year 2023.
Say on Pay Proposal
The Board recommends that stockholders vote FOR the following resolution:
“RESOLVED, that the stockholders approve, on an advisory non-binding vote basis, the compensation of the Company’s Named Executive Officers, as discussed and described in the proxy statement for the 2023 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, set forth in Item 402 of Regulation S-K, including the Compensation Discussion and Analysis and the accompanying executive compensation tables and narrative discussion.”
Adoption of the above resolution requires “FOR” votes from a majority of the votes cast on the matter at the Annual Meeting.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.
2023 PROXY STATEMENT | 33

PROPOSAL 4: ADVISORY VOTE TO APPROVE THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPANY’S EXECUTIVE COMPENSATION
In addition to the advisory vote to approve executive compensation, the Company is seeking a non-binding resolution from stockholders as to how often they believe the advisory vote to approve executive compensation should be held in the future. When this advisory vote was last held in 2017, stockholders indicated a preference to hold the advisory vote to approve executive compensation each year and the Board implemented this standard.
The Board continues to believe that an annual advisory vote to approve executive compensation is the most appropriate policy for our stockholders and the Company. Although the Company’s executive compensation program is designed to promote a long-term connection between pay and performance, the Company’s executive compensation disclosures are made annually. An annual vote provides stockholders with the opportunity to express their views on a regular basis and provides more immediate feedback on the Company’s executive compensation practices as disclosed in its annual proxy statement.
Regardless of the frequency of the advisory vote to approve executive compensation, the HR Committee will remain committed to considering feedback from stockholders as it continues to refine and evaluate the Company’s compensation programs.
While the Board recommends an annual advisory vote to approve executive compensation, the voting options are to hold the advisory vote to approve executive compensation each year, every two years or every three years.
The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve this proposal. However, if none of the frequency options - one year, two years or three years - receives the required majority vote, the option receiving the greatest number of votes will be considered the frequency selected by the stockholders. Although this vote is not binding, the Board of Directors will take into account the outcome of this vote in making a determination on the frequency with which advisory votes on executive compensation will be held.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR “ONE YEAR” AS THE FREQUENCY WITH WHICH FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION SHOULD BE HELD BY THE COMPANY.
34 | 2023 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis describes the compensation program for our NEOs for fiscal year 2023:
Name	Title
Joanne Crevoiserat	Chief Executive Officer
Scott Roe	Chief Financial Officer and Chief Operating Officer
Todd Kahn	Chief Executive Officer and Brand President, Coach
Liz Fraser	Chief Executive Officer and Brand President, Kate Spade
David Howard	General Counsel and Secretary
This Compensation Discussion and Analysis is divided into the following sections:
2023 PROXY STATEMENT | 35

COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary
Fiscal Year 2023 Performance
We delivered strong performance in fiscal year 2023 against a rapidly shifting backdrop, achieving record EPS and reinforcing the power of brand building, consumer-centric strategies and disciplined execution.
We successfully navigated external headwinds, while advancing our long-term growth agenda, futurespeed, which is designed to power iconic brands to move at the speed of the consumer. We are focused on four strategic priorities: (i) Building Lasting Customer Relationships; (ii) Fueling Fashion Innovation and Product Excellence; (iii) Delivering Compelling Omni-Channel Experiences; and (iv) Powering Global Growth.
We also remained committed to creating value for our stockholders, returning approximately $1 billion in fiscal year 2023 through repurchasing $700 million in common stock (approximately 17.8 million shares) and issuing $280 million in quarterly dividends. Looking ahead to fiscal year 2024, our Board approved a quarterly cash dividend of $0.35 per common share in August 2023, representing an increase of 17% versus prior year and an anticipated annual dividend rate of $1.40 per share.
Underpinning our strong performance in fiscal year 2023 and our futurespeed growth agenda is our strategic focus on unlocking the power of our people and engaging our talented teams to continue to drive growth and accelerate the potential of our brands.
Financial Results
Select Tapestry, Inc. fiscal year 2023 financial results include:
	Fiscal Year 2023 Results(1) ($ in millions, except per share amounts)
Measure	GAAP	Non-GAAP(2)	Change Versus Fiscal Year 2022 on a GAAP Basis	Change Versus Fiscal Year 2022 on a Non- GAAP Basis(2)
Net Sales	$6,660.9	$6,878.4	(0.4)%	2.9%
Diluted Earnings Per Share	$3.88	$3.88	22.3%	11.9%
Annual Cash Dividend	$1.20 per share for fiscal year 2023		+$0.20 per share since fiscal year 2022
Share Repurchases	Approximately 18M shares repurchased at $700M in fiscal year 2023
Total Stockholder Return(3)	1 year: 43.2%		3 year: 260.9%
(1) See Appendix A for a reconciliation of non-GAAP financial measures to our results as reported under Generally Accepted Accounting Principles (“GAAP”).
(2) Non-GAAP revenue / growth vs. fiscal year 2022 presented on a constant currency basis.
(3) Total Stockholder Return includes dividends reinvested.
36 | 2023 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
Fiscal Year 2023 Compensation Actions and Organizational Changes
We believe our people are our greatest competitive differentiator. As we entered fiscal year 2023, we significantly increased our company-wide merit budgets compared to prior years to recognize the highly inflationary environment in particular regions, including the United States. For employees at the level of vice president and above (“Leadership”), including our NEOs, we:
•	Only provided targeted merit increases if warranted considering annual benchmarking analysis; we redistributed the majority of the merit funds for this group to employees below Leadership.
•	Modified annual and long term incentive performance measures to further support sustainable brand health and maximize total shareholder return (“TSR”) growth.
•	Extended the performance period for performance-based RSUs (“PRSUs”) from two to three years.
•	Added a relative TSR performance measure to our PRSU awards.
Tom Glaser, the Company’s Chief Operations Officer, left the Company voluntarily effective October 1, 2022. Mr. Roe, who had been serving as Chief Financial Officer and Head of Strategy, was appointed Chief Financial Officer and Chief Operating Officer, effective August 4, 2022.
Additionally, Sarah Dunn, the Company’s Global Human Resources Officer, retired effective November 2022. The Company has appointed Denise Kulikowsky as its incoming Chief People Officer, expected to join the Company in October 2023.
Performance-Based Compensation
Our financial results in fiscal year 2023 were strong despite a challenging macroeconomic environment and softened consumer demand environment in certain regions. At the enterprise level, Tapestry fell slightly below targets established by the HR Committee for our AIP, and therefore our NEOs earned 90% of target payout under the plan for Tapestry results. The results for the Coach brand fell above the target levels, and the results for the kate spade new york brand fell between the threshold and target levels; therefore, Mr. Kahn (the NEO tied to Coach segment) earned 118% of target payout for Coach brand segment results, and Ms. Fraser (the NEO tied to kate spade segment) earned 30% of target payout for kate spade new york brand results. Although the Company also made strong progress against advancing the
Company’s EI&D objectives that account for 10% of Leadership’s AIP, these goals were not fully met, resulting in a 2% negative modifier to AIP results for Leadership, including NEOs.
At the start of fiscal year 2022, the HR Committee granted annual PRSUs tied to Net Income and RONA performance for fiscal years 2022-2023 (the “FY22-23 Annual PRSUs”), to approximately 50 corporate leaders, including our NEOs. The performance results for the FY22-23 Annual PRSUs were above target and, therefore, the number of shares earned by NEOs under these awards were 113.4% of target payout. Awards do not vest until the third anniversary of the grant date, which will be in August 2024.
2023 PROXY STATEMENT | 37

COMPENSATION DISCUSSION AND ANALYSIS
The following table summarizes the status of NEO incentive plan awards as of the end of fiscal year 2023:

Grant/Pay Date	Award Type	Performance Period (Fiscal Years)	Named Executive Officers	Performance Targets ☐ = In progress ☒ = Not Achieved ☑ = Achieved	Payout as a % of Target
August 2023	Annual Incentive Plan	2023	Joanne Crevoiserat Scott Roe David Howard	☑ Tapestry Net Sales ☑ Tapestry Operating Income ☑ Tapestry Gross Margin ☑ Equity, Inclusion & Diversity	Performance Period Complete: 88.2% Payout
August 2023	Annual Incentive Plan	2023	Todd Kahn	☑ Tapestry Net Sales ☑ Tapestry Operating Income ☑ Tapestry Gross Margin ☑ Coach Net Sales ☑ Coach Operating Income ☑ Coach Gross Margin ☑ Equity, Inclusion & Diversity	Performance Period Complete: 104.5% Payout
August 2023	Annual Incentive Plan	2023	Liz Fraser	☑ Tapestry Net Sales ☑ Tapestry Operating Income ☑ Tapestry Gross Margin ☑ Kate Spade Net Sales ☒ Kate Spade Operating Income ☑ Kate Spade Gross Margin ☑ Equity, Inclusion & Diversity	Performance Period Complete: 52.9% Payout
August 2021	Annual PRSU	2022 - 2023	Joanne Crevoiserat Scott Roe Todd Kahn Liz Fraser David Howard	☑ Cumulative Net Income ☑ Return on Net Assets (RONA)	Performance Period Complete: 113.4% Payout
August 2022	Annual PRSU	2023 - 2025	Joanne Crevoiserat Scott Roe Todd Kahn Liz Fraser David Howard	☐ Cumulative Sales ☐ Average Return on Invested Capital (ROIC) ☐ Relative TSR	Performance Period In Progress

Results of Stockholder Advisory Vote to Approve Executive Compensation and the HR Committee’s Response to Stockholder Feedback
At our 2022 Annual Meeting of Stockholders, approximately 96% of the votes cast were in favor of our advisory vote on executive compensation.
Ahead of the 2022 Annual Meeting of Stockholders, we reached out to approximately 40 holders, representing approximately 70% of shares outstanding. Although our investors did not have concerns requiring engagement in advance of our 2022 Annual Meeting of Stockholders, we engaged with our stockholders on a number of issues throughout fiscal year 2023 to understand their perspectives on the Company’s executive compensation program and other items of interest or concern. Our stockholders expressed support for the continuation of EI&D goals under our AIP, which we implemented during fiscal year 2022. Our stockholders have also historically encouraged us to consider moving our PRSU performance period from two to three years, a change we implemented starting in fiscal year 2023.
After the close of fiscal year 2020, several investors provided feedback regarding our historical and forward-looking burn rate under the 2018 Stock Incentive Plan. Based on these conversations and consistent with the feedback received from stockholders, the Company and the HR Committee, which serves as administrator of the 2018 Stock Incentive Plan, committed to maintain an unadjusted burn rate at or below 2.0% annually for its fiscal years 2022 through 2024. In fiscal year 2023 our burn rate (calculated as full value shares and stock options granted during the fiscal year divided by weighted average common shares outstanding excluding share repurchases) was 1.6%.
Our engagement with stockholders is valuable and informative and we intend to continue discussions to further understand our investors’ perspective on our executive compensation program and other governance issues.
38 | 2023 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
Executive Compensation Practices
Tapestry’s executive compensation philosophy is focused on pay for performance and reflects governance practices that align with the needs of our business.
Below is a summary of compensation practices we have adopted to drive performance and to align with stockholder interests, alongside those practices we do not employ.
WHAT WE DO	WHAT WE DON’T DO
Pay for Performance, with 10% of AIP tied to EI&D goals for Leadership.	No Excise Tax Gross-Ups Upon Change in Control.
Stock Ownership Policy for NEOs.	No Excessive Executive Perquisites.
Double Trigger Equity Acceleration Upon a Change-in-Control.	No Tax Gross-Ups on Perquisites or Benefits, other than standard relocation costs.
Independent Compensation Consultant Retained by HR Committee.	No Payment of Dividends on Unvested Long-term Incentives.
Regular Review of Share Utilization.	No Repricing of Underwater Stock Options Without Stockholder Approval.
Maintain a Clawback Policy.	No Inclusion of Long-term Incentive Awards in Severance or Retirement Benefit Calculations.
Minimum Required Notice Period for voluntary resignations of NEOs.	No Permitted Hedging, Short Sales or Derivative Transactions in Company stock.
Balance of short and long-term performance metrics.	No guaranteed or automatic annual salary increases for NEOs.
Annual Say on Pay vote.	No Fixed Term or Evergreen NEO Employment Agreements.
Regular stockholder outreach.
2023 PROXY STATEMENT | 39

COMPENSATION DISCUSSION AND ANALYSIS
What We Pay and Why
Compensation Program Objectives
Over the long-term, the Company is focused on driving innovation across our brands and adopting strategies that promote long-term brand health and sustained increases in stockholder value through accelerating growth and enhanced profitability across the portfolio.
Our compensation programs are aligned with this objective: we deliver a market-competitive level of fixed compensation with the opportunity for above-average rewards when the Company and the executive exceed our performance objectives. The compensation program for Tapestry’s NEOs is designed to serve the following goals:
•	reward performance, with performance-based pay constituting a significant portion of total compensation;
•	support the attainment of the Company’s short- and long-term strategic and financial objectives;
•	align NEOs’ interests with those of our stockholders and encourage ownership of Company stock by our NEOs;
•	reward NEOs for achieving the challenging financial and strategic targets that we believe ultimately will drive stockholder value;
•	enable us to attract, retain and reward the best talent in the luxury retail industry, which is necessary to profitably grow our business and drive stockholder value; and
•	be competitive with our peer companies.
In implementing our compensation programs, we are also committed to taking actions that embrace our responsibility as a global fashion company to affect positive change for our people, our industry and the world at large. Since 2022, we have tied 10% of AIP compensation for Leadership on a global level to EI&D measures. This action is intended to further incentivize leaders to create a diverse and inclusive culture and hold them accountable for supporting inclusive behaviors.
Elements of Compensation
Compensation for our NEOs includes both fixed and performance-based components, with an emphasis on performance-based elements to support the objectives listed above. We consider a component to be performance-based if the amount eventually earned or paid varies based on one or more elements of the Company’s financial performance (e.g., sales, operating income, gross margin, etc.), operational measures (e.g. EI&D goals) or stock price appreciation. Performance-based components are designed so that above-plan performance is rewarded with above-target payouts and vice versa. The fixed components of compensation are designed to be competitive and are typically a minority portion of the total mix of each executive’s compensation package. We do not attempt to align each element of compensation to specific peer company percentiles or ratios; rather peer company data is one of several factors considered by the HR Committee when determining executive compensation. See the Compensation Decision Making Process section for details.
The following table briefly describes each element of compensation. A detailed explanation of each component for fiscal year 2023 is provided in the next section, Fiscal Year 2023 Compensation.
40 | 2023 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
Compensation Component	Reason to Provide	Performance Based	Not- Performance Based	Value Linked to Stock Price	Value Linked to Operating Results
Annual Incentive
Rewards for achieving the annual financial performance goals established by the HR Committee early in each fiscal year. A portion of AIP compensation for the Company’s Leadership team is tied to achievement of EI&D goals.

Long-term Incentive: PRSUs
Granted to drive focus on Tapestry’s long-term performance, align executive rewards with stockholders and link explicitly to achievement of long-term value creation. To further maximize TSR growth, starting in fiscal year 2023, a portion of the PRSU is tied to Relative TSR.

Long-term Incentive: RSUs
Granted to encourage retention. Although the number of shares earned is fixed, provided the executive is still employed, their value rises and falls with the price of our common stock, adding a performance element.

Long-term Incentive: Stock Options
Granted to drive focus on Tapestry’s long-term performance and align executive rewards with stockholders. Stock options have value only when our stock price increases from the price on the date of grant so they are a critical motivational tool to support Tapestry’s success and growth; we utilize stock options because of this strong pay for performance relationship.

Base salary
Competitive base salaries are necessary to attract and retain qualified, high-performing executives. Prior experience, scope of responsibility and performance are key elements considered in setting base salaries.

Benefits & Limited Perquisites	Competitive benefits and modest perquisites are necessary to attract and retain qualified, high-performing executives.
2023 PROXY STATEMENT | 41

COMPENSATION DISCUSSION AND ANALYSIS
Fiscal Year 2023 Compensation Summary----Target Pay Mix
The following charts depict the relationship between the primary elements of the Company’s target annual total direct compensation mix for fiscal year 2023 for each NEO. For Ms. Crevoiserat during fiscal year 2023, 76% of her target total compensation was performance-based. For the other
NEOs, 66% of target total compensation was performance-based. These charts illustrate target total compensation for fiscal year 2023 as described in the Base Salary, Annual Incentive Plan and Long-Term Incentive Plan sections in this proxy statement.

(1) Charts represent regular, ongoing annual target compensation for the full fiscal year 2023.
42 | 2023 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
The HR Committee routinely discusses the Company’s strategy and programs with its executive compensation consultant, CAP. CAP advises the HR Committee on market trends and best practices, which the HR Committee considered in setting fiscal year 2023 executive compensation. Significant actions are summarized in the table below:
Compensation Program Changes	Rationale
Fiscal Year 2023
Did not provide salary increases to our NEOs.	To direct merit salary increase budget to more junior level employees in the organization; also considered benchmarking data.
Increased target annual bonus as a percent of salary for Ms. Crevoiserat.	To align more closely with median for CEOs in our executive compensation peer group.
Increased annual equity values for Mses. Crevoiserat and Fraser, and Messrs. Roe, Kahn and Howard.	Considered compensation for similar positions in our executive compensation peer group, performance in role, and changes to scope of role for Mr. Roe.
For the AIP, modified financial measures by replacing Inventory Turnover with Gross Margin and increasing weighting on Sales.	To further incentivize and reward management for delivering results that prioritize sustainable brand health and maximize stockholder value creation.
For AIP, tightened performance curves.	To recognize economic recovery trends in our industry despite continued uncertainty related to the softening consumer demand, general economic conditions, and supply chain challenges.

For PRSU awards, modified financial measures by replacing Return on Net Assets (“RONA”) with Return on Invested Capital (“ROIC”), removing Net Income, and adding Sales and Relative TSR. In addition, increased the performance period from two years to three years.

Similar to AIP, to further incentivize and reward management for delivering results that prioritize sustainable brand health and maximize stockholder value creation over a longer time horizon; also considered peer practices data.

2023 PROXY STATEMENT | 43

COMPENSATION DISCUSSION AND ANALYSIS
Fiscal Year 2023 Compensation
Base Salary
Tapestry employees, including our NEOs, are paid a salary based on the responsibilities of their positions, the skills and experience required for the position, their individual performance, business performance, labor market conditions and with consideration of salary levels for similar positions in our peer companies. During fiscal year 2023, we significantly increased our company-wide merit budgets compared to prior years to recognize the highly inflationary environment in particular regions, including the United States. Employees at the Leadership level, including our NEOs, did not receive merit salary increases. The salary rates in effect during fiscal year 2023 for each NEO were as follows:
Named Executive Officer	FY23 Base Salary Rate(1)	FY23 Salary Increase
Joanne Crevoiserat	$1,350,000	—%
Scott Roe	$925,000	—%
Todd Kahn	$950,000	—%
Liz Fraser	$850,000	—%
David Howard	$575,000	—%
(1) Amounts shown are as of the close of fiscal year 2023.
Annual Incentive Plan
The Tapestry AIP rewards eligible employees, including the NEOs, for achievement of financial performance targets and EI&D measures, established by the HR Committee.
In setting the financial performance measures, targets and incentive payout schedule for the AIP, the HR Committee considered prior fiscal year performance, desired financial and operational performance levels in line with our annual operating plan, long-term strategic plan and general economic conditions. We tightened the performance curves to recognize economic recovery trends in our industry while still accounting for continued uncertainty related to the general macroeconomic environment, softening consumer demand in certain global markets, and supply chain interruptions. The HR
Committee certified the results after the end of the fiscal year. While payouts varied by segment, they were generally between threshold and target, or slightly above target.
The fiscal year 2023 target award levels for each NEO were determined by the HR Committee based on the role and responsibility of each position and on peer company target award levels for similar positions.
The HR Committee modified the fiscal year 2023 financial measures to incentivize and reward management for delivering results that prioritize sustainable brand health and maximize TSR growth. The table below outlines the rationale behind the new measures and weights.
Fiscal Year 2022 Measure (Weight)	Fiscal Year 2023 Measure (Weight)	Reason for Change	Performance / Payout Curve
Inventory Turnover (25%)	Gross Margin (20%)
Presence of Inventory Turnover created heightened focus on inventory management and built a sustainable foundation; Replaced with Gross Margin, identified as a top driver of P/E multiple expansion and TSR growth
For maximum performance, 200% of the target award can be earned, and for threshold performance, 30% of the target award can be earned.
Net Sales (25%)	Net Sales (40%)	Retained and increased weight of Sales because it was identified as a top driver of P/E multiple expansion, leading to long-term TSR growth
Operating Income (50%)	Operating Income (40%)
Operating Income remains a core profitability measure driving increases in operating cash flow and a measure of brand health; modestly decreased weight because Gross Margin and Sales already provide material profit exposure

44 | 2023 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
The target values for fiscal year 2023 aligned with the company’s operating plans, and required growth in Net Sales, Operating Income and Gross Margin on a non-GAAP, constant currency basis versus fiscal year 2022 for Tapestry overall. These values were aligned with the Company’s strategic objective to drive long-term profitability, making necessary investments to support the health of its brands, while also drawing focus to the agility and discipline required to increase gross margin. Initial AIP funding was determined based on performance versus pre-defined financial goals. The HR Committee also set individual brand-level targets based on operating plans for each brand. For NEOs leading a brand, corporate financial goals were weighted 40% and brand goals were weighted 60%.
The fiscal year 2023 target values at constant currency were all set above 2022 actual results. In setting the fiscal year 2023 threshold and maximum performance and payout values, the HR Committee considered several factors including the degree of difficulty in achieving each metric while balancing the uncertainty driven by global macro-economic conditions. The HR Committee deemed these targets would be sufficiently challenging to merit payout of the target AIP awards. The maximum performance levels were set such that maximum payout would be achieved for truly outstanding results versus fiscal year 2022.
The EI&D AIP component applies to all Leadership, including NEOs and functions as a potential negative modifier on financial performance, based on the HR Committee’s assessment of performance versus predefined, quantitative and qualitative goals.
Total potential payout for our AIP remained 0% to 200% of target incentive. Ten percent of the initial performance payout, based on results versus the pre-defined financial goals, was then adjusted through the EI&D modifier within a multiplier range of 90% to 100%. In this structure, we multiply the initial performance payout by 100% if we achieve our EI&D goals in full, resulting in no change to the initial performance payout. If we fail to achieve our EID goals, we multiply our initial performance payout by 90%, resulting in a 10% reduction in the initial performance payout. Partial achievement of our goals would result in a modifier between 90% and 100%.
The EI&D modifier was designed as a scorecard with shared goals focused on fostering behaviors in our sourcing, recruitment and talent mobility practices and policies, and rewarding progress against our goals to further shape and support a culture that is equitable, inclusive and diverse, which we believe is aligned with and supports long-term business objectives.
Actual AIP payments are made in cash, based on the degree to which the objectives have been achieved, as certified and approved by the HR Committee. No executive may receive an annual incentive payment exceeding $6.0 million under the AIP for any fiscal year.
The fiscal year 2023 AIP components for each NEO are displayed below.
			Component and its Weight as a Percent of Each NEOs Target Annual Incentive
			[90% of AIP]		[10% of AIP]
Named Executive Officer	Business Segment	Target Annual Incentive as a % of Salary	Tapestry, Inc. Component	Brand Component	Equity, Inclusion & Diversity Modifier(1)
Joanne Crevoiserat	Tapestry, Inc.	200%	100%
Scott Roe	Tapestry, Inc.	125%	100%
Todd Kahn	Coach	125%	40%	60%
Liz Fraser	Kate Spade	100%	40%	60%
David Howard	Tapestry, Inc.	70%	100%
(1) The EI&D Modifier is a potential negative modifier on initial AIP funding based on financial results versus pre-defined goals. A full financial payout can only be achieved if the HR Committee certifies that all EI&D goals are achieved.
2023 PROXY STATEMENT | 45

COMPENSATION DISCUSSION AND ANALYSIS
The financial performance measures, target values established by the HR Committee, and the certified financial results for the fiscal year 2023 AIP appear below.
Tapestry, Inc.
Applied to all Named Executive Officers
($ in millions)	Weight	Fiscal Year 2022 Results(1)	Fiscal Year 2023 Award Targets(2)(3)			Fiscal Year 2023 Results(3)	Payout as a % of Target Incentive(2)
			Threshold	Target	Maximum
Net sales	40%	$6,684.5	$6,330.2	$7,112.6	$7,397.1	$6,878.4	79.0%
vs. prior year				6%		3%
Operating income (excluding AIP $)	40%	$1,367.6	$1,161.6	$1,399.5	$1,584.2	$1,322.9	77.0%
vs. prior year				2%		(3)%
Gross Margin	20%	69.6%	68.9%	70.3%	71.7%	70.8%	137.0%
vs. prior year				1%		2%
Weighted average payout as a % of Target:							90.0%
Coach
Applied to Mr. Kahn
($ in millions)	Weight	Fiscal Year 2022 Results(1)	Fiscal Year 2023 Award Targets(2)(3)			Fiscal Year 2023 Results(3)	Payout as a % of Target Incentive(2)
			Threshold	Target	Maximum
Net sales	40%	$4,921.4	$4,626.8	$5,198.7	$5,406.6	$5,141.3	93.0%
vs. prior year				6%		4%
Operating income (excluding AIP $)	40%	$1,529.6	$1,403.3	$1,613.0	$1,774.3	$1,637.0	115.0%
vs. prior year				5%		7%
Gross Margin	20%	72.2%	71.2%	72.7%	74.2%	73.8%	173.0%
vs. prior year				1%		2%
Weighted average payout as a % of Target:					Coach:		117.7%
					Combined with Tapestry:		106.6%
Kate Spade
Applied to Ms. Fraser
($ in millions)	Weight	Fiscal Year 2022 Results(1)	Fiscal Year 2023 Award Targets(2)(3)			Fiscal Year 2023 Results(3)	Payout as a % of Target Incentive(2)
			Threshold	Target	Maximum
Net sales	40%	$1,445.5	$1,377.7	$1,548.0	$1,609.9	$1,448.6	59.0%
vs. prior year				7%		—%
Operating income (excluding AIP $)	40%	$187.4	$155.3	$196.1	$235.4	$125.7	—%
vs. prior year				5%		(33)%
Gross Margin	20%	63.1%	63.6%	64.9%	66.2%	63.7%	32.0%
vs. prior year				3%		1%
Weighted average payout as a % of Target:					Kate Spade		30.0%
					Combined with Tapestry:		54.0%
(1) Fiscal year 2022 results reflect Non-GAAP financial figures in nominal currency. See Appendix A for a reconciliation to results as reported under GAAP.
(2) For all metrics, actual payout is 0% if performance is below threshold, 30% of target for performance at threshold, 100% of target for target performance and 200% of target for maximum performance, with interpolation for performance levels between the amounts above.
(3) Fiscal year 2023 targets and actual results reflect the impact of currency adjustments. See Appendix A for a reconciliation to results as reported under GAAP.
46 | 2023 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
The EI&D measures established by the HR Committee for the fiscal year 2023 AIP modifier evaluation are described below:
•	Increased BIPOC representation in the US Sr. Director and Leadership team.
•	Expectations related to internal job postings for new roles and/or vacancy opportunities.
•	Expectations related to diverse candidate slates.
•	Reduced differences in measures of engagement based on ethnicity and gender in our employee survey.
•	Active Leadership participation in diversity council events
Final payout for this AIP component was determined by the HR Committee through its evaluation of the scorecard and predefined criteria and related results; no component of the scorecard had a pre-assigned weighting.
Strong progress was made through diversifying our employee sourcing and recruitment process, transparent job posting policies, and listening to our employees by collecting their feedback throughout the year on their perception of inclusion.
Considering that a significant portion of objectives were achieved, but not all, and that meaningful results were observed, the HR Committee determined to apply a modest negative modifier for the EI&D component of the AIP, resulting in a reduction of 2% out of a possible 10%. The initial performance payouts were therefore multiplied by 98% (instead of 100%) to reflect partial achievement of our EI&D scorecard.
Looking forward to fiscal year 2024, Leadership will continue to have 10% of their target AIP tied to EI&D scorecard measures, with expanded components to drive continued and sustainable progress. We will also explore opportunities to further evolve our metrics to align with the maturity of our EI&D and overall ESG program maturity across the Company.
Calculation of Fiscal Year 2023 Annual Incentive Awards:
The following table shows the fiscal year 2023 target awards as a percent of the salary as of the end of the fiscal year for each NEO, applies the results described above to each target award, and shows the actual award earned. The resulting payouts are also displayed in the Summary Compensation Table in the column “Non-Equity Incentive Plan Compensation.”
		Financial Performance(1)			EI&D Performance	Total Performance and Payout(1)
				[Tapestry Weight * b] + [Brand Weight * c]		[d * e]	[a * f]
Named Executive Officer	Target Annual Incentive(2) (a)	Tapestry(2) (0% - 200%) (b)	Brand(2) (0% - 200%) (c)	Total Tapestry & Brand (0% - 200%) (d)	EI&D Scorecard (90% - 100%) (e)	Total Financial and EI&D performance (f)	Annual Incentive Award(3) (g)
Joanne Crevoiserat	$2,700,000	90.0%		90.0%	98%	88.2%	$2,381,400
Scott Roe	$1,156,250	90.0%		90.0%	98%	88.2%	$1,019,813
Todd Kahn	$1,187,500	90.0%	117.7%	106.6%	98%	104.5%	$1,240,938
Liz Fraser	$850,000	90.0%	30.0%	54.0%	98%	52.9%	$449,650
David Howard	$402,500	90.0%		90.0%	98%	88.2%	$355,005
(1) Percentages as shown are rounded to the nearest decimal.
(2) The target AIP as a percent of annual salary for each NEO and the weights associated with Tapestry and Brand performance are shown in the fiscal year 2023 AIP components table in the Annual Incentive Plan Section.
(3) The AIP Award is calculated using annual salary as of the close of the fiscal year.
2023 PROXY STATEMENT | 47

COMPENSATION DISCUSSION AND ANALYSIS
Non-GAAP Measures
As indicated above, the HR Committee used certain non-GAAP measures for the purpose of setting goals and/or to evaluate performance. The adjustments, including for the impact of foreign currency fluctuations, are set out in Appendix A. These non-GAAP performance measures were used by management to conduct and evaluate its business during its regular review of operating results. Management and the Company’s Board utilized these non-GAAP measures to make decisions about the uses of Company resources, analyze performance between periods, develop internal projections and measure management performance. The Company’s primary internal financial reporting excluded these items affecting comparability. We believe these non-GAAP measures are useful to investors and others in evaluating the Company’s ongoing operating and financial results in a manner that is consistent with management’s evaluation of the business and understanding how such results compare with the Company’s historical performance. We also believe excluding the items affecting comparability assists investors in developing expectations of future performance.
The HR Committee believes it is appropriate to use constant currency performance measures for setting AIP goals and/or evaluating performance because it will incentivize management to make business decisions that drive the long-term sustainable performance of the Company rather than reacting to short-term currency fluctuations, which are largely outside of their control.
48 | 2023 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
Long-Term Incentive Plan
Long-term incentives (“LTI”) represent a significant proportion of compensation for our Chief Executive Officer and other NEOs. They are designed to align employee interests with those of our stockholders, reward employees for enhancing stockholder value and support retention of key employees. NEO’s awards are typically a set mix of stock options, PRSUs and RSUs. In addition, approximately 2,400 of our employees, including nearly all of our store managers, received an annual long term equity award in fiscal year 2023. We offer an “Equity Choice” program, under which eligible employees may elect to receive their annual LTI in the form of stock options, RSUs or a combination of the two. Under this program, the ratio of stock options to RSUs is set so that the grant date fair market value of stock options and RSUs is approximately equal. Equity Choice is not available to our Chief Executive Officer or our other NEOs.
The number of PRSUs, stock options and/or RSUs granted to a NEO each year is based on a target grant value. The values granted are converted to shares based on the closing price of Tapestry common stock on the date of grant, and, in the case of stock options, on the estimated Black-Scholes value of the stock option. The exercise price for stock options is the closing price of Tapestry common stock on the grant date. Adjustments to the target grant value for each NEO may be made based on changes in the executive’s responsibilities and performance, changes in the competitive marketplace, or other factors determined by the HR Committee. From time to time, we also grant special PRSU and/or RSU awards as part of new hire agreements or other special circumstances. In fiscal year 2023 our burn rate (calculated as full value shares and stock options granted during the fiscal year divided by weighted average common shares outstanding excluding share repurchases) was 1.6%.
All awards are made under the terms and conditions of the 2018 Stock Incentive Plan. The majority of the awards are granted during or around the Board and HR Committee’s regularly scheduled August meetings, at approximately the same time that salary increases and AIP award payments are approved. Off-cycle grants for new hires and other special events may be made on the first business day of the month following such event.
Fiscal Year 2023 Long-Term Incentive Awards: In August 2022, the HR Committee granted the LTI awards shown in the table below to the NEOs with consideration given to median total compensation for NEOs in our industry, the competitive landscape for NEO talent, each executive’s performance and the Company’s guidelines for executive compensation.
The HR Committee modified the fiscal year 2023 PRSU measures, similar to AIP changes, to further incentivize and reward management for delivering results that prioritize sustainable brand health and maximize TSR growth over a longer time horizon. These metrics provide focus on effective achievement of our long-term strategy to build a global house of brands. We also increased the performance period from two years to three years aligning with Tapestry’s long range planning horizon:
Fiscal Year 2022 Measure (Weight)	Fiscal Year 2023 Measure (Weight)	Reason for Change	Performance / Payout Curve
Net Income (75%)	Sales (33%)
While Sales is also part of AIP, the HR Committee felt this was an essential measure to incentivize not only short-term, but long-term stable top line expansion in-line with our externally stated ambitions
For maximum performance, 200% of the target number of shares can be earned, and for threshold performance, 30% of the target number of shares can be earned.
RONA (25%)	ROIC (33%)	Designed to measure how efficiently the Company manages its deployed capital. ROIC aligns more closely with how investment community views Tapestry
n/a	Relative TSR (33%)	To add a relative performance metric and further support alignment of executive compensation and stockholder return outcomes	See below
2023 PROXY STATEMENT | 49

COMPENSATION DISCUSSION AND ANALYSIS
For 33% of the PRSU award, potential payout will be based on Company TSR over a three year performance period relative to a predefined PRSU Peer Group. Objective criteria was used to select the PRSU Peer Group, which represents companies from the S&P 1500 Composite and Euronext Indexes in Apparel, Accessories and Luxury Goods which we believe is most relevant to Tapestry as far as their global reach, the products and services offered, the talent landscape we compete with, and are viewed as alternative investment choices by capital markets. Given the size of Tapestry, companies with a market cap over $100 billion were removed. The below charts outline the PRSU peer group companies and describe the PRSU payout levels tied to relative performance.
Performance Peer Group for FY23-FY25 Relative TSR Measurement
Criteria: S&P 1500 Composite and Euronext Indexes in Apparel, Accessories and Luxury Goods with less than $100 billion in Market cap	adidas AG	Kontoor
	Burberry	Moncler
	Capri	Movado
	Carter’s, Inc.	Oxford
	Columbia	Pandora A/S
	Richemont	PVH Corp.
	Luxottica	Ralph Lauren
	Fossil Group, Inc.	Swatch
	G-III Apparel Group, Ltd.	Under Armour
	Hanesbrands Inc.	VF
	Hugo Boss AG	Vera Bradley
Kering SA
FY23 - FY25 Relative TSR Performance / Payout Curve
PRSU Payout:	No Payout	30%	100%	200%

rTSR:	Bottom Quartile	Threshold	Median	Top Quartile
	0 - 24%	25%	50%	75 - 100%

The HR Committee set the financial performance targets for each measure aligned to the Company’s long-term strategic plan, and the maximum and threshold performance goals and payout levels to establish a clear, demanding performance standard, and to provide appropriate reward for that performance. For maximum performance, 200% of the target number of stock units can be earned, and for threshold performance, 30% of the target number of stock units can be earned.
The following table presents the HR Committee’s decisions for the NEO target value for equity grants and corresponding shares granted in fiscal year 2023:
	FY23 Long-Term Incentive Awards
	Stock Options		Target PRSUs		RSUs		Total
Named Executive Officer	Shares	Grant Value ($)	Shares	Grant Value ($)	Shares	Grant Value ($)	Grant Value ($)
Joanne Crevoiserat	333,472	4,000,000	112,962	4,000,000	56,481	2,000,000	10,000,000
Scott Roe	108,378	1,300,000	36,713	1,300,000	18,356	650,000	3,250,000
Todd Kahn	83,368	1,000,000	28,241	1,000,000	14,120	500,000	2,500,000
Liz Fraser	43,351	520,000	14,685	520,000	7,343	260,000	1,300,000
David Howard	33,347	400,000	11,296	400,000	11,296	400,000	1,200,000
While the table above summarizes how the HR Committee viewed its annual target equity decisions for the NEOs, it is not a substitute for the Summary Compensation Table which represents the accounting value of each award at grant, calculated in accordance with FASB ASC Topic 718, which includes the incremental expense (versus what is shown above) associated with incorporation of a relative TSR metric.
Completed Performance Period: At the close of fiscal year 2023 the HR Committee certified the results for the performance-based LTI awards:
•
FY22-23 Annual PRSU: This award had Tapestry performance metrics and multi-year goals of cumulative net income and RONA for the FY22-23 performance period. Financial results for the two-year period were above target and 113.4% of the target shares were earned. This award is subject to an additional one year vesting requirement and the shares will be distributed in August 2024, subject to continued employment. The remainder of this section provides details on the structure of the FY22-23 Annual PRSU.

50 | 2023 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
FY22-23 Annual PRSU
Applies to all NEOs:
			Performance Requirements(1)(2)
Grant Date	Performance Measure and Weight		Threshold	Target	Maximum	Result(2)		Weighted Payout as a % of Target
August 23, 2021	Performance Period: Fiscal Years 2022 through 2023
	2- year Tapestry, Inc. Cumulative Net Income	75%	$1,632.2	$1,862.5	$2,080.5	$1,872.5	106.3%	79.7%
	2-year Tapestry, Inc. Average Return on Net Assets (RONA)	25%	44.0%	51.8%	55.9%	53.3%	134.9%	33.7%
Weighted average payout as a % of Target:								113.4%
(1) Actual payout is 0% if performance is below threshold, 30% of target for performance at threshold, 100% of target for target performance, and 200% of target for maximum performance, with linear interpolation for performance levels between the amounts above.
(2) Fiscal year 2023 targets and results reflect Non-GAAP financial figures.
•	Cumulative Net income for fiscal years 2022 and 2023 was calculated by adjusting for items impacting comparability as described on page 41 of the Company’s Form 10-K for fiscal year 2023.
•	The numerator for RONA is non-GAAP earnings before interest, taxes, depreciation, amortization and rent
(“EBITDAR”), which was adjusted for items impacting comparability for Tapestry, Inc. as described on page 41 of the Company’s Form 10-K for fiscal year 2023. The denominator is fixed assets, operating leases plus working capital (excluding cash and cash equivalents, short term investments and current debt).
Shares Earned: The following table displays the number of shares each NEO earned from the FY22-23 Annual PRSUs in August 2023.
Name	Shares Granted at Target(1)	Shares Earned(2)
Joanne Crevoiserat	80,207	90,955
Scott Roe	27,572	31,266
Todd Kahn	20,052	22,739
Liz Fraser	12,031	13,643
David Howard	7,520	8,528
TOTAL:		167,131
(1) Includes dividend equivalent shares accumulated through July 1, 2023.
(2) This award is subject to an additional one year vesting requirement and the shares will be distributed in August 2024, subject to continued employment.
2023 PROXY STATEMENT | 51

COMPENSATION DISCUSSION AND ANALYSIS
Developments for Fiscal Year 2024
For fiscal year 2024, the HR Committee approved pay actions for select NEOs as summarized below. Also for fiscal year 2024, the weightings on the financial metrics for AIP were modified. More detail on these changes to our compensation program will be provided in the fiscal year 2024 proxy statement.
Fiscal Year 2024 Compensation Program Changes	Rationale
Awarded salary increases to Ms. Crevoiserat, Messrs. Roe, Kahn and Howard as part of the annual review cycle in September 2023.	To remain aligned with competitive total cash compensation for similar positions in our executive compensation peer group.
Increased annual equity values for Messrs. Roe, Kahn and Howard.	To align more closely with competitive total compensation for similar positions in our executive compensation peer group.
For the AIP, allocated higher weightings to Gross Margin measure and Sales.	To increase focus on metrics that we believe drive P/E multiple expansion and TSR growth.
For AIP, continued to tighten our performance curves.	To recognize economic recovery trends in our industry despite continued uncertainty related to the softening consumer demand, general economic conditions.
Other Compensation and Benefit Elements
NEOs are eligible to participate in the same benefit programs as all of our full-time employees in the United States. These include:
•	health, life and disability insurance;
•	retirement savings plans;
•	the Company’s Matching Gift Programs, under which the Company’s foundation matches eligible employee donations to qualified charitable organizations;
•	a qualified employee stock purchase plan (the Amended and Restated Tapestry, Inc. 2001 Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”)); and
•	relocation payments and reimbursements under the Company’s policies covering moving expenses for employees who must relocate as part of their employment at Tapestry.
The Company‘s retirement plans consist of a qualified 401(k) plan (the “401(k) Savings Plan”) and a voluntary, non-qualified defined contribution plan (the “Executive Deferred Compensation Plan” or “EDCP”). Employees, including our NEOs, are eligible to participate in the 401(k) Savings Plan after completing one month of service; the Company matches
100% of employee contributions, up to 3% of compensation contributed and 50% of the next 2% of compensation contributed. These matching contributions are immediately vested.
Highly compensated employees whose annual target cash compensation exceeds the IRS 401(a)(17) compensation limit, are also eligible to participate in the EDCP. Under this plan, eligible employees, including our NEOs, may elect to defer a portion of their salary and/or annual incentive into the plan and invest the assets in substantially similar mutual funds as those offered under the qualified 401(k) Savings Plan. The Company matches 100% of employee contributions up to 3%, less the maximum company match available in the 401(k) Savings Plan. Deferral and distribution elections are made annually in accordance with IRS rules under Section 409A. Certain of our NEOs also maintain balances in the Supplemental Retirement Plan (the “SRP”), a non-qualified defined contribution plan frozen to new contributions as of December 31, 2015. Company contributions to the various retirement plans are included in the “All Other Compensation” column of the Summary Compensation Table and in the related footnote. Contributions, earnings and account balances for the EDCP and SRP are detailed in the Non-Qualified Deferred Compensation Table.
None of these benefits or perquisites are included in the base compensation on which annual incentives and retirement plan contributions are calculated.
52 | 2023 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
Compensation Decision Making Process
Roles and Responsibilities
The HR Committee has overall responsibility for executive compensation at Tapestry, including the approval and oversight of compensation and benefit program administration for Tapestry’s NEOs, as well as other key executives at Tapestry. The HR Committee reviews and approves Tapestry’s annual and LTI compensation programs, including performance goals, as well as significant changes in the design of employee benefits programs. In fiscal year 2023, the HR Committee retained and utilized the services of the independent firm, CAP, to provide advice and recommendations on the amount and form of executive compensation. CAP reported to and took direction from the HR Committee, and management provided information and input to CAP’s consultants at the HR Committee’s direction. CAP did not provide additional services to Tapestry or its affiliates in fiscal year 2023. The HR Committee, after taking into consideration all factors relevant to such independence, including, but not limited to factors specified in NYSE listing standards and Rule 10C-1(b)(4) of the Exchange Act, confirmed that CAP was independent and determined that no conflicts of interest existed between CAP and Tapestry.
During fiscal year 2023, CAP attended HR Committee meetings and met with the members of the HR Committee without management present, and advised the HR Committee on various compensation matters such as executive compensation levels and practices among our peer group, amounts and structure of compensation for new hires, and investor policies on executive compensation. CAP also advised the HR Committee on considerations with respect to including EI&D measures as a portion of the Company’s AIP for Leadership starting in fiscal year 2022. CAP reviews and comments on materials prepared by management and also presents the HR Committee with its own analyses and recommendations. The HR Committee considered CAP’s advice in its decision making on the compensation actions described in the sections Executive Summary and Fiscal Year 2023 Compensation. Typically, the CEO and other members of management work with the HR Committee Chair and CAP to set meeting agendas and prepare materials for HR Committee meetings.
Certain members of management typically attend HR Committee meetings to present information on the Company and the competitive environment for talent, discuss compensation and benefits policies and provide technical advice. The CEO is responsible for reviewing the performance of certain key executives, including the NEOs (other than herself), and recommending changes in their compensation to the HR Committee for approval. The HR Committee consults with CAP and determines and approves changes in the CEO’s compensation based on its own review of the CEO’s performance and other factors in its discretion. The HR Committee considers information on all elements of compensation over a period of years, as well as the impact of various termination scenarios in evaluating the appropriateness of executive compensation. Actual pay earned by our NEOs in prior years from AIP and LTI compensation is reviewed but is not specifically taken into account by the HR Committee in making the current year’s compensation decisions.
Decisions to change a NEO’s (other than the CEO) base salary, AIP opportunity and/or LTI award are based on various factors, including the judgment of our CEO and the HR Committee. They consider the scope of their positions and any changes to those responsibilities, the skills and experience required for the job, their individual performance, business performance, labor market conditions and peer company compensation levels based on public disclosure and purchased industry compensation surveys. Salary increases, AIP opportunity and/or LTI award changes are considered annually and upon significant role changes, and are based on both financial and non-financial results achieved by the Company and the NEO during the preceding fiscal year. All changes are subject to HR Committee approval.
2023 PROXY STATEMENT | 53

COMPENSATION DISCUSSION AND ANALYSIS
Peer Group and Competitive Assessment of Compensation
Compensation at a defined group of companies is one reference point considered by the HR Committee and management in setting NEO compensation levels, although we do not attempt to link any single element of compensation to specific peer company percentiles or ratios. Pay practices at this group of companies are also reviewed by the HR Committee. The composition of the peer group is reviewed periodically and is determined by the HR Committee, considering input from its independent compensation consultant. In February 2023, following a regular review of the existing peer group by the HR Committee’s consultant, CAP, the HR Committee approved revisions to the peer group, adding Under Armour, Inc. and removing Abercrombie & Fitch Co. As a secondary reference point, the HR Committee considers publicly available data from the following foreign-listed and private companies with whom Tapestry competes for certain executive talent: Burberry Group plc, Hermes International, J. Crew Group, Inc., Kering S.A., and LVMH, as well as industry compensation surveys. The peer group used during fiscal year 2023 is shown below. It includes 15 companies whose aggregate profile was comparable to Tapestry in terms of size, industry, operating characteristics and/or competition for executive talent.
Company Name	Sub-Industry (as defined by GICS codes)	Revenue(1)	Market Valuation as of 7/1/2023(2)
Compagnie Financière Richemont SA(3)	Apparel, Accessories and Luxury Goods	$21,679	$96,953
The Estée Lauder Companies Inc.	Personal Care Products	$15,910	$70,189
The Gap, Inc.	Apparel Retail	$15,616	$3,287
V.F. Corporation	Apparel, Accessories and Luxury Goods	$11,612	$7,421
PVH Corp.	Apparel, Accessories and Luxury Goods	$9,024	$5,329
Williams-Sonoma, Inc.	Homefurnishing Retail	$8,674	$8,037
Lululemon Athletica Inc.	Apparel, Accessories and Luxury Goods	$8,111	$48,094
Tapestry, Inc.	Apparel, Accessories and Luxury Goods	$6,661	$9,921
Ralph Lauren Corporation	Apparel, Accessories and Luxury Goods	$6,444	$8,047
Victoria’s Secret & Co.	Apparel Retail	$6,344	$1,345
Levi Strauss & Co.	Apparel, Accessories and Luxury Goods	$6,169	$5,720
Under Armour, Inc.	Apparel, Accessories and Luxury Goods	$5,904	$3,097
Capri Holdings Limited	Apparel, Accessories and Luxury Goods	$5,619	$4,213
Coty Inc.	Personal Care Products	$5,554	$10,481
American Eagle Outfitters, Inc.	Apparel Retail	$4,990	$2,330
Urban Outfitters, Inc.	Apparel Retail	$4,795	$3,071

Tapestry, Inc. Percentile Rank		51st	77th
(1) As reported in the Form 10-K for the most recent fiscal year (in millions).
(2) As reported by S&P Capital IQ (in millions).
(3) Revenue was converted to U.S. dollars (US$) based on the exchange rate at the end of their fiscal year (3/31/2023). Market valuation was converted to US$ based on the exchange rate as of 7/1/2023.
54 | 2023 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
Additional Information
Clawback Policy: Adjustment or Recovery of Awards
Tapestry has a Clawback Policy that applies to any performance-based annual or LTIs awarded to our NEOs as well as other key executives.
Under the policy, in the event of a material restatement of Tapestry’s financial results, the HR Committee will review the circumstances that caused the restatement and consider accountability to determine whether a covered employee was negligent or engaged in misconduct. If so, and if the amount paid in an annual incentive award or the shares vesting in a performance-based LTI award would have been less had the financial statements been correct, the HR Committee will recover compensation from the covered employee as it deems appropriate. The Company intends to update its Clawback Policy by the compliance date of December 1, 2023 to comply with recently finalized NYSE and SEC rules, as mandated by the Dodd-Frank Act of 2010.
In addition, our LTI award agreements include a repayment provision in the event an award holder is terminated for cause (as defined in those agreements) or violates various non-compete or non-solicitation provisions, or other restrictive covenants included in those agreements.
Stock Ownership and Anti-Hedging Trading Policies
We believe that our NEOs should have a meaningful ownership stake in Tapestry in order to further align the interests of management and stockholders. Under our Stock Ownership Policy, each NEO is required to hold Company stock with a value at least equal to the multiple of his or her base salary set forth below.
Title	Multiple of Salary
Chief Executive Officer	5
Tapestry Chief Financial Officer & Chief Operating Officer, Coach Brand President	3
Kate Spade Brand President, General Counsel and Secretary	2
Until the required ownership level is met, NEOs are required to retain 50% of net shares vested and options exercised until they reach such level, which is expected to happen within five years of the date a NEO is appointed to his or her position.
Ownership includes the equivalent of after-tax shares owned and shares equivalent of vested, unexercised, in-the-money stock options and unvested RSUs. PRSUs with incomplete performance periods do not count towards ownership. The HR Committee evaluates compliance with this policy annually, as of December 31.
As of the last measurement date (December 31, 2022):
•	Ms. Crevoiserat and Messrs. Kahn and Howard owned the required number of shares; and
•	Mr. Roe and Ms. Fraser were making appropriate progress towards achieving their ownership requirement (all had less than three years with the Company at the time of measurement).
Under Tapestry’s Insider Trading Policy, Tapestry employees and directors are prohibited from trading in Tapestry shares at any time that they are in possession of material non-public information and during certain prescribed blackout periods, typically beginning two weeks prior to the end of each fiscal quarter and ending two days after the public release of our quarterly earnings announcement. Tapestry employees and directors are prohibited from engaging in short sales, buying or selling derivative securities and other similar hedging activities related to Tapestry stock at all times.
2023 PROXY STATEMENT | 55

COMPENSATION DISCUSSION AND ANALYSIS
Impact of Accounting and Tax Treatment
In designing our compensation and benefits programs, the HR Committee reviews and considers the accounting implications of its decisions, including the accounting treatment of amounts awarded or paid to our executives.
Section 162(m) of the Internal Revenue Code (the “IRC”) limits the income tax deduction by Tapestry for compensation paid to certain executive officers to $1 million per year. As a result of amendments to Section 162(m) as part of the Tax Cuts and Jobs Acts of 2017, Tapestry is generally no longer able to take a deduction for any compensation paid to its current or former NEOs in excess of $1 million, with the exception of compensation pursuant to a binding written agreement in place on November 2, 2017, which can be exempt from the deduction limit if applicable requirements are met.
Other provisions of the IRC can also affect compensation decisions. Section 409A of the IRC, which governs the form and timing of payment of deferred compensation, imposes a 20% additional tax and an interest penalty on the recipient of deferred compensation that does not comply with Section 409A. The HR Committee takes into account the potential implications of Section 409A in determining the form and timing of compensation awarded to our executives and intends to structure any non-qualified deferred compensation plans or arrangements to be exempt from or to comply with the requirements of Section 409A.
56 | 2023 PROXY STATEMENT

HUMAN RESOURCES COMMITTEE REPORT
The Human Resources Committee of the Board of Directors of Tapestry, Inc. (the “Human Resources Committee”), which performs the functions of a compensation committee, reviewed and discussed the Compensation Discussion and Analysis set forth above with management. Based on our reviews and discussion with management, the Human Resources Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the proxy statement for the Annual Meeting and incorporated by reference into our Annual Report on Form 10-K.
Human Resources Committee

David Denton, Chair
John P. Bilbrey
Darrell Cavens
Pamela Lifford
2023 PROXY STATEMENT | 57

COMPENSATION RISK ASSESSMENT
Management periodically reviews and shares with the HR Committee our compensation policies and practices and evaluates the degree to which they may motivate any employee, including our NEOs, to take on inappropriate or excessive risk. We believe that our various compensation programs are aligned to our strategy and objectives, and that they encourage prudent risk-taking to drive performance. As a result of its review and evaluation of our fiscal year 2023 compensation programs, the HR Committee, together with its independent compensation consultant, CAP, determined that our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on Tapestry.
Factors evaluated by management and the HR Committee include the overall mix of pay between base salary, annual and long-term incentives, the performance metrics used in each program, the range of performance required to earn a payout under each program and incentive plan components such as maximum payouts, vesting, stock ownership requirements and clawbacks.
Some of the key factors supporting the HR Committee’s conclusion that our programs do not drive inappropriate or excessive risk include capped payouts on all of our incentive plans, use of multiple, counter-balancing financial performance criteria in our AIP and Long-Term Incentive Plan, executive and Independent Director stock ownership and anti-hedging policies, a market competitive weight on each component of pay, multiple year vesting for LTI, a variety of performance metrics for PRSUs and an incentive compensation clawback policy.
When the HR Committee and management are developing new or modified compensation programs and selecting performance measures for annual and long-term incentives, risk taking is considered and affects decisions accordingly.
58 | 2023 PROXY STATEMENT

EXECUTIVE COMPENSATION
Summary Compensation Table

Name & Principal Position	Fiscal Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards(4) ($)	Non-Equity Incentive Plan Compensation(5) ($)	All Other Compensation(6) ($)	Total ($)
Joanne Crevoiserat Chief Executive Officer	2023	1,350,000	—	6,694,692	4,002,498	2,381,400	60,913	14,489,503
	2022	1,340,385	—	4,799,985	3,199,996	4,337,550	61,510	13,739,426
	2021	1,225,923	—	4,799,995	2,200,133	4,265,068	57,472	12,548,591
Scott Roe(7) Chief Financial Officer and Chief Operating Officer	2023	925,000	—	2,175,777	1,300,807	1,019,813	98,542	5,519,939
	2022	925,000	250,000	1,100,018	—	2,122,875	47,066	4,444,959
	2021	67,596	250,000	549,983	1,100,040	—	—	1,967,619
Todd Kahn Chief Executive Officer and Brand President, Coach	2023	950,000	—	1,673,684	1,000,624	1,240,938	75,913	4,941,159
	2022	950,000	—	1,199,996	799,998	2,106,625	68,110	5,124,729
	2021	870,423	—	2,299,988	799,998	2,348,878	36,259	6,355,546
Liz Fraser Chief Executive Officer and Brand President, Kate Spade	2023	850,000	—	870,325	520,320	449,650	68,913	2,759,208
	2022	840,385	—	719,989	480,005	1,619,250	66,560	3,726,189
	2021	775,385	250,000	566,667	—	1,548,000	25,084	3,165,136
David Howard(8) General Counsel and Secretary	2023	575,000	—	869,454	400,246	355,005	49,791	2,249,496
(1) Salary amounts reflect the actual base salary payments made in fiscal years 2023, 2022 and 2021, including the impact of temporary salary reductions for a portion of fiscal year 2021.
(2) The fiscal year 2022 and 2021 amounts reflect cash sign-on bonus pursuant to the terms of Mr. Roe’s and Ms. Fraser’s offer letters and are described in the similar section of our fiscal year 2022 and 2021 proxy statement.
(3) Reflects the aggregate grant date fair value of all stock awards granted in the years shown. The aggregate grant date fair value is the amount that the Company expects to expense for accounting purposes over the award’s vesting schedule as of the grant date and does not correspond to the actual value that the NEOs will realize from the award.
To determine the aggregate grant date value of the fiscal year 2023 PRSU under FASB ASC Topic 17, given the relative TSR performance metric, the market value on the grant date is adjusted to reflect the probable outcome of the relative TSR component based on monte carlo simulation, determined as of the grant date, which results in a fair value per PRSU under FASB ASC Topic 718 that is 117% of the market value of the underlying shares on the grant date.
The grant date fair values for awards granted during fiscal year 2023 were as follows:
•
For Ms. Crevoiserat, annual RSUs and PRSUs (assuming target performance for the PRSUs). The annual PRSUs have a grant date fair value of $4,694,700; at the maximum achievement level, the total fair value would be $9,389,400.

•
For Mr. Roe, annual RSUs and PRSUs (assuming target performance for the PRSUs). The annual PRSUs have a grant date fair value of $1,525,793; at the maximum achievement level, the total fair value would be $3,051,586.

•
For Mr. Kahn, annual RSUs and PRSUs (assuming target performance for the PRSUs). The annual PRSUs have a grant date fair value of $1,173,696; at the maximum achievement level, the total fair value would be $2,347,392.

•
For Ms. Fraser, annual RSUs and PRSUs (assuming target performance for the PRSUs). The annual PRSUs have a grant date fair value of $610,309; at the maximum achievement level, the total fair value would be $1,220,618.

•
For Mr. Howard, annual RSUs and PRSUs (assuming target performance for the PRSUs). The annual PRSUs have a grant date fair value of $469,462; at the maximum achievement level, the total fair value would be $938,924.

The amounts for fiscal years 2022 and 2021 are described in the similar sections of our fiscal year 2022 and 2021 proxy statements.
2023 PROXY STATEMENT | 59

EXECUTIVE COMPENSATION
(4) Reflects the aggregate grant date fair value of all stock options granted in fiscal year 2023. The weighted-average assumptions used in calculating the grant date fair value of option awards are shown in the table below. The applicable weighted average assumptions for fiscal years 2022 and 2021 are described in Note 7, “Share-Based Compensation” of Tapestry’s Annual Report on Form 10-K for fiscal year 2023.
Stock Option
Expected Term (years)	4.9
Expected Volatility	48.6%
Risk-free Interest Rate	3.3%
Dividend Yield	3.4%
(5) Amounts in this column reflect compensation earned under the AIP for the years shown. The amounts for fiscal year 2023 are described in detail in the section titled Compensation Discussion and Analysis—Fiscal Year 2023 Compensation—Annual Incentive Plan. The AIP and the amounts for fiscal years 2022 and 2021 are described in the applicable sections of our 2022 and 2021 proxy statements.
(6) “All Other Compensation” includes the following amounts for the years shown:
Name & Principal Position	Fiscal Year	Company Contributions to Qualified Defined Contribution Plans ($)	Company Contributions to Non-Qualified Defined Contribution Plans ($)	Life Insurance Premiums ($)	Other(a) ($)
Joanne Crevoiserat Chief Executive Officer	2023	12,200	47,800	396	517
	2022	12,200	48,400	396	514
	2020	11,800	—	396	45,276
Scott Roe Chief Financial Officer and Chief Operating Officer	2023	12,200	46,561	396	39,385
	2022	12,200	13,875	396	20,595
	2021	—	—	—	—
Todd Kahn Chief Executive Officer and Brand President, Coach	2023	12,200	47,800	396	15,517
	2022	12,200	48,400	396	7,114
	2021	11,800	11,439	396	12,624
Liz Fraser Chief Executive Officer and Brand President, Kate Spade	2023	12,200	47,800	396	8,517
	2022	12,200	48,400	396	5,564
	2021	16,846	—	363	7,875
David Howard General Counsel and Secretary	2023	13,000	26,037	396	10,358
(a) Fiscal year 2023 amounts shown include:
•	Long-term disability insurance premium of $517 for Mses. Crevoiserat and Fraser and Messrs. Roe, Kahn and Howard.
•	Company matching charitable contributions under the Company’s Matching Gift program of $15,000 for Mr. Kahn, $8,000 for Ms. Fraser and $9,840 for Mr. Howard.
•	Relocation expenses, pursuant to the Company’s Relocation Policy for Vice Presidents and Above for Mr. Roe: reimbursement of $26,278 plus $12,589 of associated income taxes paid by the Company.
•	The amounts for fiscal years 2022 and 2021 are described in the applicable sections of our 2022 and 2021 proxy statements.
(7) In accordance with his offer letter, the stock option and RSU portions of Mr. Roe’s initial equity awards were granted during fiscal year 2021 upon hire in June 2021. Details of the award is reported in the 2021 Proxy Statement. The PRSU portion of Mr. Roe’s annual award was granted on the annual grant date in fiscal year 2022.
(8) Mr. Howard was not a Named Executive Officer in fiscal years 2022 and 2021.
60 | 2023 PROXY STATEMENT

EXECUTIVE COMPENSATION
Grants of Plan-based Awards
			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards(3) ($/Share)	Closing Market Price on Grant Date ($/share)	Grant Date Fair Value of Stock and Option Awards(4) ($)
Name & Principal Position	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Joanne Crevoiserat Chief Executive Officer	Annual incentive		810,000	2,700,000	5,400,000
	Annual stock option grant	8/22/2022								333,472	35.41	35.41	4,002,498
	Annual RSU grant	8/22/2022							56,481			35.41	1,999,992
	Annual Performance RSU grant	8/22/2022				33,889	112,962	225,924				35.41	4,694,700
Scott Roe Chief Financial Officer and Chief Operating Officer	Annual incentive		346,875	1,156,250	2,312,500
	Annual stock option grant	8/22/2022								108,378	35.41	35.41	1,300,807
	Annual RSU grant	8/22/2022							18,356			35.41	649,984
	Annual Performance RSU grant	8/22/2022				11,014	36,713	73,426				35.41	1,525,793
Todd Kahn Chief Executive Officer and Brand President, Coach	Annual incentive		356,250	1,187,500	2,375,000
	Annual stock option grant	8/22/2022								83,368	35.41	35.41	1,000,624
	Annual RSU grant	8/22/2022							14,120			35.41	499,988
	Annual Performance RSU grant	8/22/2022				8,472	28,241	56,482				35.41	1,173,696
Liz Fraser Chief Executive Officer and Brand President, Kate Spade	Annual incentive		255,000	850,000	1,700,000
	Annual stock option grant	8/22/2022								43,351	35.41	35.41	520,320
	Annual RSU grant	8/22/2022							7,343			35.41	260,016
	Annual Performance RSU grant	8/22/2022				4,406	14,685	29,370				35.41	610,309
David Howard General Counsel and Secretary	Annual incentive		120,750	402,500	805,000
	Annual stock option grant	8/22/2022								33,347	35.41	35.41	400,246
	Annual RSU grant	8/22/2022							11,296			35.41	399,992
	Annual Performance RSU grant	8/22/2022				3,389	11,296	22,592				35.41	469,462
(1) These columns represent the range of possible cash payouts for fiscal year 2023 associated with established levels of performance under the AIP. If performance falls below the pre-established thresholds, the payout is $0. Amounts actually earned are displayed in the Summary Compensation Table. For details please see the section titled Compensation Discussion and Analysis—Fiscal Year 2023 Compensation—Annual Incentive Plan.
(2) These columns represent the range of possible share payouts associated with pre-established levels of performance for PRSUs granted in fiscal year 2023. If performance falls below the pre-established thresholds, no shares will be earned or distributed. These awards are described in the section titled Compensation Discussion and Analysis—Fiscal Year 2023 Compensation—Long Term Incentive Plan.
(3) The exercise price for stock option grants is the closing stock price on the date of grant.
(4) The amounts reported represent the grant date fair value of all stock and option awards granted to NEOs in fiscal year 2023. For RSU grants, the grant date fair value is calculated using the closing price of Tapestry common stock on the grant date, for stock options, the grant date fair value is calculated using the Black-Scholes value as of the grant date, and for the PRSU grants, under FASB ASC Topic 17 and given the relative TSR performance metric, the market value on the grant date is adjusted to reflect the probable outcome of the relative TSR component based on monte carlo simulation, determined as of the grant date, which results in a fair value per PRSU under FASB ASC Topic 718 that is 117% of the market value of the underlying shares on the grant date. The weighted average assumptions used in calculating the grant date fair value of these stock option awards are described in a footnote 4 to the Summary Compensation Table. Annual stock options and annual RSUs vest 25% per year over four years; annual PRSUs vest 100% after completion of the three-year performance period.
2023 PROXY STATEMENT | 61

EXECUTIVE COMPENSATION
Outstanding Equity Awards at Fiscal Year-end 2023
Name & Principal Position	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Grant Date	Option Exercise Price ($/share)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Restricted Stock Unit Grant Date	Market Value of Shares or Units of Stock that Have Not Vested(a) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested(b) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested(a) ($)
Joanne Crevoiserat Chief Executive Officer	168,061(1)	56,020(1)	8/19/2019	20.97	8/19/2029
	60,584(1)	60,582(1)	8/17/2020	15.83	8/17/2030
	70,768(1)	70,767(1)	11/2/2020	23.63	11/2/2030
	57,286.00(1)	171,858(1)	8/23/2021	42.31	8/23/2031
	—	333,472(1)	8/22/2022	35.41	8/22/2032
						16,020(c)	8/5/2019	685,655
						5,317(d)	8/19/2019	227,563
						53,594(e)	8/17/2020	2,293,826
						13,399(d)	8/17/2020	573,472
						30,078(d)	8/23/2021	1,287,339
						58,340(d)	8/22/2022	2,496,969
							8/23/2021		90,955(f)	3,892,867
							8/22/2022		116,681(g)	4,993,937
Scott Roe Chief Financial Officer and Chief Operating Officer	28,771(1)	28,770(1)	6/1/2021	44.97	6/1/2031
	—	108,378(1)	8/22/2022	35.41	8/22/2032
						6,485(c)	6/1/2021	277,539
						18,960(d)	8/22/2022	811,500
							8/23/2021		31,266(f)	1,338,199
							8/22/2022		37,922(g)	1,623,045
Todd Kahn Chief Executive Officer and Brand President, Coach	47,643(2)	—	8/14/2013	53.23	8/14/2023
	47,970(2)	—	8/13/2015	31.46	8/13/2025
	83,605(2)	—	8/11/2016	39.87	8/11/2026
	78,467(1)	—	8/17/2017	41.00	8/17/2027
	55,423(1)	—	8/16/2018	51.38	8/16/2028
	134,449(1)	44,816(1)	8/19/2019	20.97	8/19/2029
	30,292(1)	60,582(1)	8/17/2020	15.83	8/17/2030
	14,322(1)	42,964(1)	8/23/2021	42.31	8/23/2031
	—	83,368(1)	8/22/2022	35.41	8/22/2032
						4,254(d)	8/19/2019	182,086
						53,594(e)	8/17/2020	2,293,826
						13,399(d)	8/17/2020	573,472
						7,519(d)	8/23/2021	321,813
						14,585(d)	8/22/2022	624,231
							8/23/2021		22,739(f)	973,217
							8/22/2022		29,171(g)	1,248,506
Liz Fraser Chief Executive Officer and Brand President, Kate Spade	49,013(1)	16,337(1)	3/2/2020	23.69	3/2/2030
	8,593(1)	25,779(1)	8/23/2021	42.31	8/23/2031
	—	43,351(1)	8/22/2022	35.41	8/22/2032
						3,060(c)	3/2/2020	130,949
						17,865(e)	8/17/2020	764,624
						4,512(d)	8/23/2021	193,123
						7,585(d)	8/22/2022	324,627
							8/23/2021		13,643(f)	583,940
							8/22/2022		15,168(g)	649,209
62 | 2023 PROXY STATEMENT

EXECUTIVE COMPENSATION
Name & Principal Position	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Grant Date	Option Exercise Price ($/share)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Restricted Stock Unit Grant Date	Market Value of Shares or Units of Stock that Have Not Vested(a) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested(b) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested(a) ($)
David Howard General Counsel and Secretary	5,371(1)	16,111(1)	8/23/2021	42.31	8/23/2031
	—(1)	33,347(1)	8/22/2022	35.41	8/22/2032
						2,836(d)	8/19/2019	121,389
						16,748(e)	8/17/2020	716,829
						16,748(d)	8/17/2020	716,819
						5,640(d)	8/23/2021	241,393
						11,668(d)	8/22/2022	499,385
							8/23/2021		8,528(f)	364,982
							8/22/2022		11,668(g)	499,385
(1) Annual Stock Option Grant: vests 25% each year beginning one year from date of grant.
(2) Annual Stock Option Grant: vested 33.3% each year beginning one year from date of grant.
(a) The market value of stock awards is the number of shares shown in the table multiplied by $42.80, the closing price per share of our common stock on June 30, 2023.
(b) This column displays the number of shares that may be earned subject to expected performance conditions at the end of the relevant performance period. Please see Compensation Discussion and Analysis—Fiscal Year 2023 Compensation—Long Term Incentive Plan for details.
(c) New Hire RSU grants: For Mses. Crevoiserat and Fraser vests 25% each year beginning one year from date of grant. For Mr. Roe, represents an annual RSU grant awarded upon hire and vests 25% each year beginning one year from date of grant.
(d) Annual RSU grant: vests 25% each year beginning one year from date of grant.
(e) Annual RSU grant in lieu of Annual PRSU grant: vests 100% three years from date of grant.
(f) Annual PRSU grant: As of July 1, 2023, performance period was complete and 113.4% of target shares are expected to vest on August 23, 2024.
(g) Annual PRSU grant: subject to performance, may vest 100% three years from date of grant. As of July 1, 2023, performance period was incomplete. Shares and market values shown assume target performance.
2023 PROXY STATEMENT | 63

EXECUTIVE COMPENSATION
2023 Option Exercises and Stock Vested
Name & Principal Position	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)
Joanne Crevoiserat Chief Executive Officer	—	—	356,770	11,868,955
Scott Roe Chief Financial Officer and Chief Operating Officer	—	—	3,220	127,931
Todd Kahn Chief Executive Officer and Brand President, Coach	—	—	110,255	4,020,887
Liz Fraser Chief Executive Officer and Brand President, Kate Spade	—	—	43,384	1,562,942
David Howard General Counsel and Secretary	—	—	40,487	1,455,832
(1) 182,135 shares were withheld to cover the taxes related to the vesting of Ms. Crevoiserat’s RSUs and PRSUs; 1,298 shares were withheld to cover the taxes related to Mr. Roe’s RSUs; 56,288 shares were withheld to cover the taxes related to the vesting of Mr. Kahn’s RSUs and PRSUs; 23,567 shares were withheld to cover the taxes related to the vesting of Ms. Fraser RSUs and PRSUs; 22,392 shares were withheld to cover the taxes related to the vesting of Mr. Howard RSUs and PRSUs.
(2) Represents the product of the number of shares vested and the market value of Tapestry, Inc.’s common stock on the vesting date.
64 | 2023 PROXY STATEMENT

EXECUTIVE COMPENSATION
2023 Non-Qualified Deferred Compensation
Name & Principal Position	Non-Qualified Plan	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY(2) ($)	Aggregate Earnings in Last FY(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(4) ($)
Joanne Crevoiserat	EDCP	373,140	47,800	127,516	—	1,558,487
Chief Executive Officer	SRP	—	—	—	—	—
Scott Roe	EDCP	282,703	46,561	96,222	—	1,499,821
Chief Financial Officer and Chief Operating Officer	SRP	—	—	—	—	—
Todd Kahn	EDCP	102,956	47,800	84,660	—	908,401
Chief Executive Officer and Brand President, Coach	SRP	—	—	4,252	—	115,215
Liz Fraser	EDCP	42,500	47,800	18,598	—	263,432
Chief Executive Officer and Brand President, Kate Spade	SRP	—	—	—	—	—
David Howard	EDCP	27,900	26,037	13,276	—	159,785
General Counsel and Secretary	SRP	—	—	1,612	—	15,192
(1) Amounts shown represent elective salary and AIP deferrals made by NEOs into the Tapestry, Inc. Executive Deferred Compensation Plan (“EDCP”) in fiscal year 2023. All contributions shown are also reported as compensation for fiscal year 2023 in the Summary Compensation Table.
(2) In fiscal year 2023, Tapestry made matching contributions to the accounts of employees who participated in the EDCP (including our NEOs) during the 2022 plan year. The matching formula is 100% of up to 3% of up to $2 million in salary and AIP deferred in the previous plan year, less the maximum match available in the qualified 401(k) Savings Plan, as described in the Other Compensation and Benefits Elements section. All contributions shown are also reported as compensation for fiscal year 2023 in the Summary Compensation Table.
(3) Amounts shown represent total investment earnings (losses) under the EDCP and the Supplemental Retirement Plan (“SRP”). Both plans are funded non-tax qualified plans in which participants select investment options based on substantially similar mutual funds available to participants in the 401(k) Savings Plan. The value of each mutual fund varies daily based on stock market conditions. The SRP is frozen and there have been no contributions to the plan since December 31, 2015.
(4) Includes Executive Contributions, Registrant Contributions and Aggregate Earnings earned in the last fiscal year for each plan as applicable. Vested account balances are distributed six months after a participant’s termination. Under the EDCP, the deferred amounts and company match reported as compensation in the Summary Compensation Table were:
•
For Ms. Crevoiserat, $491,507 for fiscal year 2021 ($0 of which represented company match), $616,194 for fiscal year 2022 ($48,400 of which represented company match) and $420,940.06 for fiscal year 2023 ($47,800 of which represented company match).

•	For Mr. Roe, $1,089,188 for fiscal year 2022 ($13,875 of which represented company match) and $329,263.93 for fiscal year 2023 ($46,561 of which represented company match).
•
For Mr. Kahn, $154,996 for fiscal year 2021 ($11,439 of which represented company match). $224,364 for fiscal year 2022 ($48,400 of which represented company match) and $150,756.18 for fiscal year 2023 ($47,800 of which represented company match).

•
For Ms. Fraser, $40,000 for fiscal year 2021 ($0 of which represented company match),$132,438 for fiscal year 2022 ($48,400 of which represented company match) and $90,299.99 for fiscal year 2023 ($47,800 of which represented company match).

•	For Mr. Howard, $53,937.27 for fiscal year 2023 ($26,037 of which represented company match).
2023 PROXY STATEMENT | 65

EXECUTIVE COMPENSATION
Employment Agreements and Compensatory Arrangements
Messrs. Kahn, Howard and Roe and Mses. Crevoiserat and Fraser
Messrs. Howard, Kahn and Roe and Mses. Crevoiserat and Fraser are not subject to fixed term employment contracts. However, each agreed to employment offer letters with the Company upon the commencement of their employment and various supplemental letter agreements entered into, as applicable.
Each of Messrs. Howard, Kahn and Roe and Mses. Crevoiserat and Fraser is required to provide the Company with six-months’ advance written notice of his or her intent to terminate employment with Tapestry. Under the terms of each letter agreement, failure of the executive to comply with this notice provision results in the Company being entitled to an immediate injunction prohibiting him or her from commencing employment elsewhere for the length of the required notice and being entitled to claw back any cash incentive paid within 180 days of his or her last day of employment, the forfeiture of any unpaid cash incentive or unvested RSU or stock option or vested stock option as of his or her last day of employment and the ability to claw back any Financial Gain (as defined in each equity award grant agreement) realized from the vesting of any equity award within the 12 months preceding his or her last day of employment with Tapestry.
Ms. Crevoiserat and Mr. Roe’s letter agreements each provide that upon their voluntary resignation from the Company after attaining age 62 with not less than five (5) completed years of service with the Company, they will receive retirement treatment under their equity award agreements. All other executives are subject to the standard retirement requirements discussed below under Treatment of Long-Term Incentives Upon Termination or Change in Control. Mr. Kahn is currently eligible for retirement treatment. See Treatment of Long-Term Incentives Upon Termination or Change in Control for a summary of such treatment.
Each of Ms. Fraser and Messrs. Roe and Kahn’s letter agreements provide for 12-months of base salary and health benefits continuation under the Severance Pay Plan for Vice Presidents and Above (the “Severance Pay Plan”) in the event he or she is terminated without “Cause” or, for Ms. Fraser and Mr. Roe, if they resign for “Good Reason.” Mr. Howard’s agreement provides for severance for the greater of 10 months or the amount he is eligible to receive under the Severance Pay Plan. Ms. Crevoiserat’s agreement provides for 24-months of base salary and benefits continuation, as well as pro-rated AIP payment based on actual performance in the event she is terminated without “Cause” or resigns for “Good Reason.”
Under each of the executive’s letter agreements, “Cause” is defined as (i) violation of Tapestry’s employee guide or written policies and procedures, (ii) violation of any of the Company’s policies regarding sexual harassment and misconduct, (iii) indictment, conviction of, or plea of guilty or no contest to a felony or crime of moral turpitude, (iv) willful or grossly negligent breach of duties, (v) any act of fraud, embezzlement or other similar dishonest conduct, (vi) any act or omission that Tapestry determines could have a material adverse effect on Tapestry, (vii) failure to follow the lawful directives of his or her supervisor, (viii) breach of his or her letter agreement or other written agreement between with Tapestry or any of its affiliates; or (ix) for breach of certain representations.
Under Mses. Crevoiserat and Fraser’s letter agreements, “Good Reason” is defined as (i) material diminution of respective position and title, or comparable role; or (ii) relocation of Tapestry’s executive offices more than 50 miles outside of New York City; or, for Ms. Crevoiserat, (iii) a reduction in her base salary of more than 20%, other than a reduction that is also applied to members of the Company’s Executive Committee or equivalent body or (iv) the Company’s material breach of the terms of her letter agreement, subject to certain notice and cure periods described in each letter agreement. Under Mr. Roe’s letter agreement, “Good Reason” is defined as Mr. Roe ceasing to be the Company’s Chief Financial Officer (principal financial officer) without his consent, subject to certain notice and cure periods described in the letter agreement.
The Company has also adopted the Tapestry, Inc. Special Severance Plan (the “Special Severance Plan”), which is intended to provide benefits to designated employees of the Company who are members of a select group of management or highly compensated employees (as determined in accordance with Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA) in the event their employment is terminated by the Company without cause or by the participant for good reason, each as set forth in the plan upon or within 24 months following a Change in Control (a “Qualifying Termination”). In the event of a Qualifying Termination, the Company shall provide the participants under the Special Severance Plan with severance payment amounts equal to the sum of such participant’s Base Salary plus Bonus (each as defined in the Special Severance Plan) multiplied by a certain severance multiple applicable to each participant depending on position, pro-rated bonus based on actual performance, in addition to COBRA and accelerated vesting of unvested awards granted
66 | 2023 PROXY STATEMENT

EXECUTIVE COMPENSATION
on or after the adoption of the plan. Under the Special Severance Plan, Ms. Crevoiserat is entitled to a multiple of 2.5 times; all other NEOs are entitled to severance multiples of 1.5 times.
Please refer to Treatment of Long-Term Incentives Upon Termination or Change in Control below for a discussion of the impact of a termination on annual stock options, PRSUs and RSUs.
Treatment of Long-Term Incentives Upon Termination or Change in Control
In general, the annual stock option, PRSU and RSU grants made to our NEOs and outstanding as of the end of fiscal year 2023 are treated as indicated below in the event of termination or change-in-control. The HR Committee retains discretion to modify the terms of any agreement in certain situations.
Reason for Termination	Treatment of Unvested Awards
Voluntary (including a resignation without “Good Reason,” as defined above under Employment Agreements and Compensatory Arrangements)	Unvested awards forfeit. Vested stock options remain exercisable for 90 days.
Retirement (departure from the Company, other than for cause, if employee has attained age 65 and five years of service or age 55 and ten years of service with the Company)
Unvested awards remain outstanding and become vested according to their original schedule, subject to compliance with the restrictive covenants through the last vesting date. The number of PRSUs that vest is based on actual company performance.

Vested options continue to be exercisable for the remainder of the ten-year term.

Severance Event (including resignation with “Good Reason” or termination without “Cause,” as defined above under Employment Agreements and Compensatory Arrangements)
Unvested awards vest pro-rata as of the employee’s termination date.

The number of PRSUs that ultimately vest will be based on actual performance relative to the pre-established targets.

Exercisability of vested stock options continues for the 90 days following termination date.

Death or Long-Term Disability	Vesting of unvested awards and target PRSUs is accelerated. The estate (or the executive) may exercise stock options for five years.
Termination upon a Change-in-Control	Vesting of unvested awards is accelerated (at target performance for PRSUs if prior to completion of performance period).
Cause (as defined above under Employment Agreements and Compensatory Arrangements)	Vested and unvested stock options and unvested RSUs and PRSUs forfeit, and financial gains realized in the twelve months prior to termination must be repaid.
Change-in-Control without termination
Outstanding awards shall continue vesting as scheduled assuming continued employment, or an equivalent award shall be substituted by the successor corporation. PRSUs shall be deemed earned at target performance if Change-in-Control is prior to end of performance period.

2023 PROXY STATEMENT | 67

EXECUTIVE COMPENSATION
Potential Payments Upon Termination or Change in Control
The tables below reflect the amount of compensation that would have been owed to each of our NEOs in the event of employment termination, including due to a change in control, on July 1, 2023. The tables include amounts earned through July 1, 2023, as well as estimates of the amounts which would have been paid to such NEOs following that date. The actual amounts to be paid out can only be determined at the time of a NEO’s termination.
Regardless of the reason for a NEO’s termination of employment, a NEO may be entitled to receive amounts earned during the term of employment. Such amounts include:
•	any vested balance in our qualified and non-qualified retirement plans;
•	the ability to convert life insurance at the NEO’s own expense;
•	the ability to exercise vested stock options for a defined period of time.
In the event a NEO dies or is terminated due to disability, such NEO or beneficiary would receive benefits under our broad-based life insurance or long-term disability plan, as appropriate.
The amounts of compensation due upon various termination situations reflect the specific employment terms and conditions for each executive as described above under Employment Agreements and Compensatory Arrangements, and were calculated using the following assumptions:
•
LTI amounts reflect the intrinsic value of unvested stock options, RSUs and PRSUs whose vesting would be pro-rated, accelerated or continued due to the termination, assuming a closing price of our common stock on June 30, 2023 of $42.80 the last trading day before the assumed termination date. For termination reasons in which the value of PRSUs earned depends on satisfaction of the performance criteria, FY22-23 PRSUs reflect actual performance of 113.4% of target, as certified by the HR Committee in August 2022.

•	The HR Committee does not exercise its discretion to pro-rata vest, increase or decrease any equity awards.
•	The values shown for continuation of benefits and perquisites reflect our cost for each program as of July 1, 2023. These costs may change annually.
•	The “Total” row represents the sum of all estimated payments in the column.
68 | 2023 PROXY STATEMENT

EXECUTIVE COMPENSATION
JOANNE CREVOISERAT
Incremental Benefits Due to Termination Event	Termination with Cause ($)	Resignation by the Executive without Good Reason(1) ($)	Termination without Cause ($)	Resignation by the Executive with Good Reason(1) ($)	Termination due to Change-in- Control ($)	Termination due to Executive’s Death or Disability ($)	Termination due to Executive’s Retirement(2) ($)
TOTAL	1,735,123	1,735,123	17,636,630	17,636,630	37,046,232	26,870,132	—
Salary Continuation	—	—	2,700,000	2,700,000	3,375,000	—	—
Benefit and Perquisite Continuation	—	—	40,880	40,880	51,100	—	—
Short Term Incentive	—	—	2,381,400	2,381,400	9,131,400	2,381,400	—
Annual Long Term Incentives:
Unvested Stock Options	—	—	2,767,526	2,767,526	6,761,985	6,761,985	—
Unvested Restricted Stock Units	—	—	4,180,886	4,180,886	7,564,823	7,564,823	—
Unvested Performance Restricted Stock Units	—	—	3,830,815	3,830,815	8,426,801	8,426,801	—
Retirement Plan Distribution	1,735,123	1,735,123	1,735,123	1,735,123	1,735,123	1,735,123	—
(1) Pursuant to Ms. Crevoiserat’s employment offer letter with the Company, Ms. Crevoiserat may receive, based on the sole discretion of the Company, total compensation of up to $2,700,000, equal to 24 months’ salary, in exchange for enforcement of the non-competition provisions of such offer letter for up to the 24-month period following her separation from the Company.
(2) Ms. Crevoiserat was not eligible to retire as of July 1, 2023.
SCOTT ROE
Incremental Benefits Due to Termination Event	Termination with Cause ($)	Resignation by the Executive without Good Reason(1) ($)	Termination without Cause ($)	Resignation by the Executive with Good Reason ($)	Termination due to Change-in- Control ($)	Termination due to Executive’s Death or Disability ($)	Termination due to Executive’s Retirement(2) ($)
TOTAL	1,584,184	1,584,184	4,184,586	4,184,586	10,457,314	7,297,064	—
Salary Continuation	—	—	925,000	925,000	1,387,500	—	—
Benefit and Perquisite Continuation	—	—	25,583	25,583	38,375	—	—
Short Term Incentive	—	—	—	—	2,754,188	1,019,813	—
Annual Long Term Incentives:
Unvested Stock Options	—	—	171,585	171,585	800,913	800,913	—
Unvested Restricted Stock Units	—	—	188,112	188,112	1,089,039	1,089,039	—
Unvested Performance Restricted Stock Units	—	—	1,290,122	1,290,122	2,803,115	2,803,115	—
Retirement Plan Distribution	1,584,184	1,584,184	1,584,184	1,584,184	1,584,184	1,584,184	—
(1) Pursuant to Mr. Roe’s employment offer letter with the Company, Mr. Roe may receive, based on the sole discretion of the Company, total compensation of up to $925,000, equal to 12 months’ salary, in exchange for enforcement of the non-competition provisions of such offer letter for up to the 12-month period following his separation from the Company.
(2) Mr. Roe was not eligible to retire as of July 1, 2023.
TODD KAHN
Incremental Benefits Due to Termination Event	Termination with Cause ($)	Resignation by the Executive without Good Reason(1) ($)	Termination without Cause ($)	Resignation by the Executive with Good Reason(2) ($)	Termination due to Change-in- Control ($)	Termination due to Executive’s Death or Disability ($)	Termination due to Executive’s Retirement(3) ($)
TOTAL	1,726,177	1,726,177	12,155,411	—	15,543,954	12,318,637	12,433,638
Salary Continuation	—	—	950,000	—	1,425,000	—	—
Benefit and Perquisite Continuation	—	—	12,711	—	19,067	—	—
Short Term Incentive	—	—	—	—	3,022,188	1,240,938	1,240,938
Annual Long Term Incentives:
Unvested Stock Options	—	—	3,249,372	—	3,249,372	3,249,372	3,249,372
Unvested Restricted Stock Units	—	—	3,995,428	—	3,995,428	3,995,428	3,995,428
2023 PROXY STATEMENT | 69

EXECUTIVE COMPENSATION
Incremental Benefits Due to Termination Event	Termination with Cause ($)	Resignation by the Executive without Good Reason(1) ($)	Termination without Cause ($)	Resignation by the Executive with Good Reason(2) ($)	Termination due to Change-in- Control ($)	Termination due to Executive’s Death or Disability ($)	Termination due to Executive’s Retirement(3) ($)
Unvested Performance Restricted Stock Units	—	—	2,221,723	—	2,106,722	2,106,722	2,221,723
Retirement Plan Distribution	1,726,177	1,726,177	1,726,177	—	1,726,177	1,726,177	1,726,177
(1) Pursuant to Mr. Kahn’s employment offer letter with the Company, Mr. Kahn may receive, based on the sole discretion of the Company, total compensation of up to $950,000, equal to 12 months’ salary, in exchange for enforcement of the non-competition provisions of such offer letter for up to the 12-month period following his separation from the Company.
(2) Mr. Kahn is not able to resign for Good Reason under the terms of his offer letter.
(3) Mr. Kahn was eligible to retire as of July 1, 2023.
LIZ FRASER
Incremental Benefits Due to Termination Event	Termination with Cause ($)	Resignation by the Executive without Good Reason(1) ($)	Termination without Cause ($)	Resignation by the Executive with Good Reason ($)	Termination due to Change-in- Control ($)	Termination due to Executive’s Death or Disability ($)	Termination due to Executive’s Retirement(2) ($)
TOTAL	425,592	425,592	3,349,461	3,349,461	6,647,908	4,097,908	—
Salary Continuation	—	—	850,000	850,000	1,275,000	—	—
Benefit and Perquisite Continuation	—	—	—	—	—	—	—
Short Term Incentive	—	—	449,650	449,650	1,724,650	449,650	—
Annual Long Term Incentives:
Unvested Stock Options	—	—	175,006	175,006	645,196	645,196	—
Unvested Restricted Stock Units	—	—	903,109	903,109	1,413,322	1,413,322	—
Unvested Performance Restricted Stock Units	—	—	546,104	546,104	1,164,148	1,164,148	—
Retirement Plan Distribution	425,592	425,592	425,592	425,592	425,592	425,592	—
(1) Pursuant to Ms. Fraser’s employment offer letter with the Company, Ms. Fraser may receive, based on the sole discretion of the Company, total compensation of up to $850,000, equal to 12 months’ salary, in exchange for enforcement of the non-competition provisions of such offer letter for up to the 12-month period following her separation from the Company.
(2) Ms. Fraser was not eligible to retire as of July 1, 2023.
DAVID HOWARD
Incremental Benefits Due to Termination Event	Termination with Cause ($)	Resignation by the Executive without Good Reason(1) ($)	Termination without Cause ($)	Resignation by the Executive with Good Reason(2) ($)	Termination due to Change-in- Control ($)	Termination due to Executive’s Death or Disability ($)	Termination due to Executive’s Retirement(2) ($)
TOTAL	613,567	613,567	3,275,041	—	5,834,705	4,339,955	—
Salary Continuation	—	—	575,000	—	862,500	—	—
Benefit and Perquisite Continuation	—	—	19,000	—	28,500	—	—
Short Term Incentive	—	—	355,005	—	958,755	355,005	—
Annual Long Term Incentives:
Unvested Stock Options	—	—	55,041	—	254,329	254,329	—
Unvested Restricted Stock Units	—	—	1,289,362	—	2,295,815	2,295,815	—
Unvested Performance Restricted Stock Units	—	—	368,066	—	821,239	821,239	—
Retirement Plan Distribution	613,567	613,567	613,567	—	613,567	613,567	—
(1) Pursuant to Mr. Howard’s employment offer letter with the Company, Mr. Howard may receive, based on the sole discretion of the Company, total compensation of up to $575,000, equal to 12 months’ salary, in exchange for enforcement of the non-competition provisions of such offer letter for up to the 12-month period following his separation from the Company.
(2) Mr. Howard is not able to resign for Good Reason under the terms of his offer letter.
(3) Mr. Howard was not eligible to retire as of July 1, 2023.
70 | 2023 PROXY STATEMENT

EXECUTIVE COMPENSATION
CEO Pay Ratio
As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”), the following information explains the relationship of the annual total compensation of our median employee to the annualized total compensation of Ms. Crevoiserat, our CEO at the end of fiscal year 2023. We used the same median employee as was identified for fiscal year 2021 because we believe there have been no changes to our employee population or compensation arrangements that would significantly impact our pay ratio disclosure.
We determined the following in compliance with the requirements set forth in Item 402(u) of SEC Regulation S-K:
•	The total compensation of our median employee was $29,535;
•	The total annualized compensation of Ms. Crevoiserat was $14,489,503; and
•	The ratio of the median employee’s pay to that of Ms. Crevoiserat was 1 to 491.
Ms. Crevoiserat’s compensation as reported in the Summary Compensation Table was used for purposes of calculating the ratio. For purposes of the pay ratio, both the CEO’s and median employee’s annual total compensation were calculated in accordance with the requirements of Item 402(c)(2)(x) of SEC Regulation S-K.
Our median employee is a full time sales associate working in a retail store in Asia. To identify the median employee and determine his or her annual total compensation, we used the following methodology in fiscal year 2021, consistent with SEC regulations:
•	We selected May 3, 2021 as the determination date, two months before the end of our fiscal year 2021.
•
At that time, we prepared a file of our consolidated global payroll records. As of the determination date, our analysis included approximately 17,300 employees working in 27 countries. This figure represented all our employees globally with the exception of 286 employees working in Australia and New Zealand. This group was fewer than 5% of our total population and therefore was excluded from our analysis using the de minimis exemption.

•
We utilized actual base salary paid in fiscal year 2021 from our payroll records as our consistently applied compensation measure to identify the median employee. We converted compensation for employees paid in currencies other than the U.S. dollar into U.S. dollars based on exchange rates as of the end of fiscal year 2021.

•
We examined a small group of employees for whom actual base salary was clustered within a few dollars around the median. From this group we selected an individual we determined to be reasonably representative of our median employee.

2023 PROXY STATEMENT | 71

Pay versus Performance
The following table sets forth the relationship between executive compensation actually paid and the financial performance of the Company in accordance with SEC rules. It includes compensation for our Chief Executive Officer, or PEO
(Ms. Crevoiserat), our former Chief Executive Officer, or PEO (Mr. Zeitlin) for fiscal year 2021, and average compensation for our NEOs other than our PEOs, or the non-PEO NEOs.

Fiscal Year	Summary Compensation Table Total for Ms. Crevoiserat ($)(1)	Summary Compensation Table Total for Mr. Zeitlin ($)(1)	Compensation Actually Paid to Ms. Crevoiserat(1)(2)	Compensation Actually Paid to Mr. Zeitlin(1)(2)	Average Summary Compensation Table Total for Non-PEO NEOs(1)	Average Compensation Actually Paid to Non-PEO NEOs(1)(2)	Value of Initial Fixed $100 Investment Based on:		Net Income (millions)	Net Sales (millions)
							Total Shareholder Return(3)	Index Total Shareholder Return(3)
2023	$14,489,503	NA	$21,941,536	NA	$3,867,451	$5,632,476	$361.01	$115.41	$936	$6,661
2022	$13,739,426	NA	$8,274,188	NA	$4,287,976	$2,782,806	$252.06	$122.52	$856	$6,685
2021	$12,548,591	$90,078	$32,598,067	$4,088,619	$3,713,352	$9,037,986	$339.92	$200.09	$834	$5,746
(1) The following individuals are our Named Executive Officers for each fiscal year:

Fiscal Year	PEO(s)	Non-PEO NEOs
2023	Joanne Crevoiserat	Scott Roe, Todd Kahn, Liz Fraser, and David Howard
2022	Joanne Crevoiserat	Scott Roe, Todd Kahn, Tom Glaser, and Liz Fraser
2021	Joanne Crevoiserat, Jide Zeitlin	Scott Roe, Todd Kahn, Tom Glaser, Liz Fraser, and Andrea Resnick
(2) Compensation actually paid to our NEOs represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, adjusted as follows:

	FY 2021			FY2022		FY2023
	PEO - Ms. Crevoiserat	PEO - Mr. Zeitlin	Avg. non- PEO NEO	PEO – Ms. Crevoiserat	Avg. non- PEO NEO	PEO – Ms. Crevoiserat	Avg. non- PEO NEO
Summary Compensation table total for applicable year.	12,548,591	90,078	3,713,352	13,739,426	4,287,976	14,489,503	3,867,451
Deduction for amounts reported under the “Stock Awards” and “Option Awards” columns in the Summary Compensation table for applicable year.	(7,000,128)	—	(1,643,330)	(7,999,981)	(1,450,008)	(10,697,190)	(2,202,810)
Increase based on ASC Topic 718 fair value of Awards granted during applicable year that remain unvested as of applicable year end, determined as of applicable year end. RSU values include RSUs attributable to reinvested dividend equivalents.	21,419,529	—	4,663,363	8,497,875	1,630,676	13,691,229	2,817,782
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Vested during Applicable FY, determined as of Vesting Date.	—	—	—	—	—	—	—
72 | 2023 PROXY STATEMENT

Pay versus Performance
	FY 2021			FY2022		FY2023
	PEO - Ms. Crevoiserat	PEO - Mr. Zeitlin	Avg. non- PEO NEO	PEO – Ms. Crevoiserat	Avg. non- PEO NEO	PEO – Ms. Crevoiserat	Avg. non- PEO NEO
Increase/deduction for Awards granted in prior years that were outstanding and unvested as of applicable year end, determined based on change in ASC Topic 718 fair value from the prior year end to the applicable year end.	5,529,556	4,043,540	2,171,996	(5,771,208)	(1,620,777)	2,892,113	701,637
Increase/deduction for Awards granted in prior years that vested during the applicable year, determined based on change in ASC Topic 718 fair value from the prior year end to the vesting date.	100,519	68,499	132,605	(191,924)	(65,061)	1,707,249	483,405
Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year.	—	(113,498)	—	—	—	(141,368)	(34,989)
Compensation Actually Paid	32,598,067	4,088,619	9,037,986	8,274,188	2,782,806	21,941,536	5,632,476
(3) TSR is cumulative for the measurement periods beginning on June 27, 2020 and ending on July 3, 2021, July 2, 2022, and July 1, 2023, calculated in accordance with Item 201(e) of Regulation S-K. The Index TSR column represents the S&P Composite 1500 Apparel, Accessories & Luxury Goods Index, which is the industry specific index in our Form 10-K.
2023 PROXY STATEMENT | 73

Pay versus Performance
Pay versus Performance Relationship

See the Compensation Discussion & Analysis for a description of how the HR Committee assesses the relationship between executive compensation and performance.
The chart below provides a comparison between (i) the total stockholder return of Tapestry and of the S&P Composite 1500 Apparel, Accessories & Luxury Goods Index assuming a fixed $100 initial investment on June 27, 2020 and reinvestment of dividends, and (ii) the compensation actually paid to our PEOs and the average compensation actually paid to our non-PEO NEOs for the fiscal years 2021, 2022 and 2023.
Because our TSR outperformed the TSR of our industry index by a factor of more than 17 times, and because LTI are the most significant element of pay for our PEO and our other NEOs, compensation actually paid is substantially higher than amounts reported in the Summary Compensation Table on a cumulative basis for fiscal years 2021, 2022 and 2023. While we are extremely pleased with our strong absolute and relative TSR performance over the last three years, we realize that there is no guarantee that our executives will actually realize the amounts reported below as compensation actually paid.

Company TSR and S&P Composite 1500 Apparel, Accessories & Luxury Goods Index TSR vs. Compensation Actually Paid
Cumulative TSR (On Fixed $100 Investment)
$400
$350
$300
$250
$200
$150
$100
$50
$0
Compensation Actually Paid
$35,000,000
$30,000,000
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
FY 2020
FY 2021
FY 2022
FY 2023
PEO Compensation Actually Paid - Zeitlin
PEO Compensation Actually Paid - Crevoiserat
Avg non-PEO NEO Compensation Actually Paid
Tapestry TSR
S&P Composite 1500 Apparel, Accessories & Luxury Goods Index

	FY 2020	FY 2021	FY 2022	FY 2023
Tapestry TSR	$100	$339.92	$252.06	$361.01
S&P Composite 1500 Apparel, Accessories & Luxury Goods Index	$100	$200.09	$122.52	$115.41
PEO Compensation Actually Paid - Zeitlin		$4,088,619	NA	NA
PEO Compensation Actually Paid - Crevoiserat		$32,598,067	$8,274,188	$21,941,536
Avg non-PEO NEO Compensation Actually Paid		$9,037,986	$2,782,806	$5,632,476
74 | 2023 PROXY STATEMENT

Pay versus Performance
The chart below provides a comparison between (i) Tapestry’s Net Income and (ii) compensation actually paid to our PEOs and average compensation actually paid to our non-PEO NEOs for the fiscal years ended July 3, 2021, July 2, 2022, and July 1, 2023.

	FY 2021	FY 2022	FY 2023
Net Income (in millions)	$834	$856	$936
PEO Compensation Actually Paid - Zeitlin	$4,088,619	NA	NA
PEO Compensation Actually Paid - Crevoiserat	$32,598,067	$8,274,188	$21,941,536
Avg non-PEO NEO Compensation Actually Paid	$9,037,986	$2,782,806	$5,632,476
2023 PROXY STATEMENT | 75

Pay versus Performance
The chart below provides a comparison between (i) Tapestry’s Net Sales and (ii) compensation actually paid to our PEOs and average compensation actually paid to our non-PEO NEOs for the fiscal years 2021, 2022 AND 2023.

	FY 2021	FY 2022	FY 2023
Net Sales (in millions)	$5,746	$6,685	$6,661
PEO Compensation Actually Paid - Zeitlin	$4,088,619	NA	NA
PEO Compensation Actually Paid - Crevoiserat	$32,598,067	$8,274,188	$21,941,536
Avg non-PEO NEO Compensation Actually Paid	$9,037,986	$2,782,806	$5,632,476
Performance Measures
The following performance measures are the most important used by the Company to link executive compensation actually paid to the NEOs to company performance during fiscal year 2023.

Company-selected performance measures
Net Sales
Operating Income
Gross Margin
Return on Invested Capital
Relative Total Shareholder Return
Equity, Inclusion and Diversity
76 | 2023 PROXY STATEMENT

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table summarizes information as of July 1, 2023, with respect to the shares of Tapestry common stock that may be issued under our equity compensation plans:
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants or rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity comp plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	15,792,854(1)	34.02(2)	22,381,032(3)
Equity compensation plans not approved by security holders(4)	9,408	NA(2)	—
Total	15,802,262		22,381,032
(1) Includes 5,923,126 RSUs and 1,138,356 PRSUs, which do not have an exercise price. PRSUs with incomplete performance periods assume maximum performance conditions will be satisfied.
(2) Includes weighted average exercise price for stock options only.
(3) Includes securities remaining available for future issuance for each of the following plans:
•	2018 Stock Incentive Plan: 21,844,008
•	Employee Stock Purchase Plan: 537,024
(4) Includes outstanding deferred stock units held by the 2000 Non-Qualified Deferred Compensation Plan for Outside Directors, under which certain of Tapestry’s Outside Directors previously deferred certain elements of their compensation. Since November 2018, director compensation and deferrals are administered under the stockholder-approved 2018 Stock Incentive Plan. The Board froze this program to new deferrals effective February 2020. Amounts deferred under these plans may, at the participants’ election, be either represented by deferred stock units, which represent the right to receive shares of Tapestry common stock, on a one-for-one basis, on the distribution date elected by the participant, or placed in an interest-bearing account to be paid on such distribution date. Deferred stock units are valued as if each deferral were invested in Tapestry common stock as of the deferral date. Deferred stock units do not have voting rights, but are credited with dividend equivalents.
2023 PROXY STATEMENT | 77

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Transactions with Related Persons
The Company has not identified any direct or indirect material interests of its directors or executive officers in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K for fiscal year 2023.
Policies and Procedures for Related Person Transactions
Tapestry has instituted written policies and procedures for the review, approval and ratification of “related person” transactions as defined in Item 404 of SEC Regulation S-K under the Exchange Act between the Company and its directors, director nominees, executive officers, greater than 5% beneficial owners and each of their immediate family members, in which any “related person” had, has or will have a “direct or indirect material interest,” and which is potentially required to be disclosed pursuant to the Exchange Act.
The policy provides that the GN Committee is responsible for the review and approval or disapproval of related party transactions proposed to be entered into or the ratification of any such transaction which continues on a year after year basis. Under the policy, no GN Committee member may participate in any review, consideration or approval of a transaction involving such member or their immediate family or any entity with which such GN Committee member is affiliated.
In reviewing transactions subject to the policy, the GN Committee considers any factors it deems relevant, including (i) whether the transaction is in the ordinary course of business of the Company, (ii) whether the transaction is on terms no less favorable than terms available to an unaffiliated third party, (iii) the related person’s interest in the transaction, (iv) the approximate dollar value of the transaction and the related person’s interest, (v) the purpose of the transaction, (vi) the disclosure obligations of the Company, (vii) the conflict of interest provisions of the Code and (viii) any other information that may be considered material.
78 | 2023 PROXY STATEMENT

OTHER INFORMATION
Communicating with the Board
Tapestry has adopted a policy which permits stockholders and interested parties to contact the Board, with the option to do so anonymously. To report complaints or concerns about Tapestry’s accounting, internal accounting controls, auditing or legal matters directly to Tapestry’s Board and/or Audit Committee, stockholders may submit a report on Tapestry’s Ethics and Compliance Reporting System (https://www.tapestry.ethicspoint.com/) or call 1-800-396-1807, which is manned by an independent service taking confidential messages on behalf of Tapestry. Complaints or concerns relating to Tapestry’s accounting, internal accounting controls or auditing matters will be referred to Tapestry’s Independent Chair and the Audit Committee Chair. Other relevant legal or ethical concerns will be referred to the Independent Chair of Tapestry’s Board, who is also currently the Chair of the GN Committee. The status of all outstanding concerns addressed to the Independent Chair or the Audit Committee Chair will be reported to the Board on at least a quarterly basis. Further information on this policy is available to security holders on Tapestry’s website through the Corporate Governance page.
Stockholder Proposals for the 2024 Annual Meeting
Tapestry’s Bylaws currently provide that in order for a stockholder or eligible group of stockholders to nominate a candidate for election as a Director at an Annual Meeting of Stockholders or for a stockholder to propose business for consideration at such meeting, written notice complying with the requirements set forth in our Bylaws generally must be delivered to the Secretary of Tapestry, at Tapestry’s principal executive office, not later than 5:00 p.m., Eastern Time, on the 120th day, and not earlier than the 150th day, prior to the first anniversary of the date of the proxy statement for the preceding year’s Annual Meeting of Stockholders. Accordingly, a notice of stockholder nomination or proposal intended to be considered at the 2024 Annual Meeting of Stockholders must contain all the information and certifications required by our Bylaws and be received by the Secretary no earlier than April 25, 2024, and no later than 5:00 p.m. Eastern Time on May 25, 2024. Nominations or proposals should be mailed to Tapestry, Inc., to the attention of Tapestry’s Secretary, David Howard, 10 Hudson Yards, New York, New York 10001. Our proxy access Bylaw also currently permit a stockholder (or a group of up to 20 stockholders) owning 3% or more of our outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy materials candidates for election as directors constituting up to the greater of two individuals or 20% of the Board, if the nominating stockholder(s) and the nominee(s) satisfy the requirements specified in Tapestry’s Bylaws. For the 2024 Annual Meeting of Stockholders, notice of a proxy access nomination must be delivered to our Secretary not before April 25, 2024, and no later than 5:00 p.m. Eastern Time on May 25, 2024. A copy of the Bylaws may be obtained from David Howard, Tapestry’s Secretary, by written request to the same address.
In addition, if you wish to have your proposal considered for inclusion in Tapestry’s 2024 proxy statement, pursuant to Rule 14a-8 of the Exchange Act, we must receive such proposal no later than May 25, 2024.
Tapestry will consider only proposals and nominations meeting the requirements of the applicable federal securities laws, the Commission rules promulgated thereunder and Tapestry’s Bylaws.
Other Business
Tapestry’s Board does not presently intend to bring any other business before the Annual Meeting and, so far as is known to the Board, no matters are to be brought before the Annual Meeting except as specified in the Notice of the Annual Meeting. As to any business other than as specified in the
Notice of the Annual Meeting that may properly come before the Annual Meeting, however, it is intended that proxies will be voted in respect thereof in accordance with the discretion of the persons exercising such proxies.
2023 PROXY STATEMENT | 79

OTHER INFORMATION
Tapestry’s Form 10-K and Other Matters
A copy of Tapestry’s Annual Report on Form 10-K for the fiscal year ended July 1, 2023, as filed with the SEC, will be sent to any stockholder, without charge, by regular mail or by e-mail upon written request addressed to Tapestry, to the attention of the Investor Relations Department, 10 Hudson Yards, New York, New York 10001. You also may obtain our Annual Report on Form 10-K over the Internet at the SEC’s website, www.sec.gov, or on the investor relations section of our website.
To the extent that this proxy statement is incorporated by reference into any of our other filings under the Securities Act or the Exchange Act, the sections of this proxy statement titled Human Resources Committee Report, and Audit Committee Report (to the extent permitted by the rules of the SEC) will not be deemed incorporated, unless specifically provided otherwise in such filing. No information contained on our website, www.tapestry.com, is intended to be included as part of, or incorporated by reference into, this proxy statement.
Expenses of Solicitation
This solicitation is being made by mail, but may also be made by e-mail, telephone or in person by Tapestry’s officers and employees (without additional compensation). Tapestry will pay the cost of soliciting proxies for the Annual Meeting, including the cost of mailing. Tapestry will reimburse brokerage firms, nominees, custodians and fiduciaries for their out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction with respect thereto. The Company has engaged Alliance Advisors LLC to assist in the solicitation of proxies for the Annual Meeting for a fee of $13,000 plus reasonable out-of-pocket expenses.
Householding
Pursuant to rules of the SEC, the Company is delivering to multiple stockholders sharing the same address one copy of the Notice of Internet Availability (or, for those who request it, one hard copy of our annual report, proxy statement and proxy card) in a single envelope unless the Company has received prior instructions to the contrary. This procedure is referred to as householding. Upon written or oral request, we will promptly mail a separate copy of our Notice of Internet Availability in separate envelopes (or our annual report, proxy statement and proxy card) to any stockholder at a shared address to which a single copy of our Notice of Internet Availability (or our annual report, proxy statement and proxy card) was delivered in a single envelope. Conversely, upon written or oral request, we will cease delivering separate copies of our Notice of
Internet Availability (or our annual report, proxy statement and proxy card) in separate envelopes to any stockholder at a shared address to which multiple copies of either document were delivered in the past. Please contact Broadridge Householding Department with your request, by calling their toll free number, 1-866-540-7095 or by writing to: Broadridge, Householding Department, 51 Mercedes Way, Edgewood NY 11717. We will mail the materials that you request at no cost to you. Stockholders who hold their shares in “Street name,” that is, through a broker, bank, financial institution or other nominee or intermediary as holder of record, and who wish to change their householding instructions or obtain copies of these documents, should follow the instructions on their voting instruction card or contact the holders of record.
80 | 2023 PROXY STATEMENT

APPENDIX A
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES
The Company’s reported results are presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). The reported Net Sales, Operating Income, Gross Margin, Net Income and diluted earnings per share in fiscal years 2023 and 2022 reflect certain items which affect the comparability of our results.
In addition, the reported Net Sales, Operating Income, Gross Margin, Net Income, Inventory Turn and diluted earnings per share in fiscal years 2023 and 2022 were adjusted, when applicable, for annual and/or LTI evaluation purposes. The following tables reconcile the “as reported” results to “adjusted” results excluding these items. Numbers shown in millions have been rounded to one decimal and diluted earnings per share has been rounded to two decimals.
ADJUSTMENTS FOR FISCAL YEAR 2023 FINANCIAL HIGHLIGHTS AND FISCAL YEAR 2023 ANNUAL INCENTIVE PLAN	Tapestry, Inc.			Coach			Kate Spade
	Net Sales (in millions)	Operating Income (in millions)	Gross Margin	Net Sales (in millions)	Operating Income (in millions)	Gross Margin	Net Sales (in millions)	Operating Income (in millions)	Gross Margin
As Reported: (GAAP Basis)	$6,660.9	$1,172.4	70.8%	$4,960.4	$1,529.9	73.5%	$1,418.9	$115.0	63.4%
Adjusted: (Non-GAAP basis as reported in Form 10-K)(1)	6660.9	1172.4	70.8%	4960.4	1529.9	73.5%	1418.9	115.0	63.4%
Foreign Currency Adjustments	217.5	71.6	0.2%	180.9	75.1	0.2%	29.7	3.4	0.2%
Adjusted: (Non-GAAP Basis for AIP results measurement)	$6,878.4	$1,244.0	71.0%	$5,141.3	$1,605.0	73.8%	$1,448.6	$118.4	63.7%
ADJUSTMENTS FOR FISCAL YEAR 2022 FINANCIAL HIGHLIGHTS AND FISCAL YEAR 2022 ANNUAL INCENTIVE PLAN	Tapestry, Inc.			Coach			Kate Spade
	Net Sales (in millions)	Operating Income (in millions)	Gross Margin	Net Sales (in millions)	Operating Income (in millions)	Gross Margin	Net Sales (in millions)	Operating Income (in millions)	Gross Margin
As Reported: (GAAP Basis)	$6,684.5	$1,175.8	69.6%	$4,921.3	1,473.9	72.2%	$1,445.5	157.4	63.1%
Acceleration Program	N/A	42.8	N/A	N/A	6.7	N/A	N/A	5.9	N/A
Debt Extinguishment	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Adjusted: (Non-GAAP basis as reported in Form 10-K)(1)	$6,684.5	$1,218.6	69.6%	$4,921.3	1,480.60	72.2%	$1,445.5	163.30	63.1%
Foreign Currency Adjustments	26.3	(2.9)	N/A	22.7	3.1	N/A	7.5	-1.1	N/A
Exclude COVID Store Closures & Wholesale Order Cancellations	N/A	N/A	N/A	31.5	19.9	N/A	2.2	1.2	N/A
Exclude Unplanned GSP Duties	N/A	55.8	N/A	N/A	37.9	N/A	N/A	17.9	N/A
Exclude AIP from Operating Income Adjustment	N/A	149.0	N/A	N/A	49.1	N/A	N/A	24.0	N/A
Adjusted: (Non-GAAP Basis for AIP results measurement)	6,710.8	1,420.5	N/A	4,975.6	1,590.5	N/A	1,455.1	205.4	N/A
2023 PROXY STATEMENT | 81

APPENDIX A
ADJUSTMENTS FOR FY22-23 ANNUAL PRSUs	Tapestry, Inc.
	FY22 Net Income (in millions)	FY23 Net Income (in millions)	Cumulative Net Income (in millions)
As Reported: (GAAP Basis)	$856.3	$936.0	$1,792.3
Acceleration Program	39.4	n/a	39.4
Debt Extinguishment	40.8	n/a	40.8
Adjusted: (Non-GAAP basis as reported in Form 10-K)(1)	936.5	936	1,872.5
ADJUSTMENTS FOR FY22-23 ANNUAL PRSUs	Tapestry, Inc.
Operating Income (for EBITDAR calculation)	FY22 Operating Income (in millions)	FY23 Operating Income (in millions)
As Reported: (GAAP Basis)	$1,175.8	$1,172.4
Acceleration Program	42.8	n/a
Adjusted: (non-GAAP basis as reported in Form 10-K)(1)	1218.6	1172.4
ADJUSTMENTS FOR FY22-23 ANNUAL PRSUs	Tapestry, Inc.
Depreciation and Amortization Expense (for EBITDAR calculation)	FY22 Depreciation and Amortization Expense (in millions)	FY23 Depreciation and Amortization Expense (in millions)
As Reported: (GAAP Basis)	$195.3	$182.2
Adjusted: (non-GAAP basis as reported in Form 10-K)(1)	195.3	182.2
ADJUSTMENTS FOR FISCAL YEAR 2022-2023 PRSUs	Tapestry, Inc.
Rent Expense (for EBITDAR calculation)	FY22 Rent Expense (in millions)	FY23 Rent Expense (in millions)
As Reported: (GAAP Basis)	$541.0	$547.1
Acceleration Program	(3.9)	—
Taxes & Other Occupancy-Related Costs	87.9	98.7
Adjusted: (non-GAAP Basis for PRSU results measurement)	$625.0	$645.8
(1) There were no items affecting comparability in fiscal year 2023. See pages 41-44 of the Company’s Form 10-K for fiscal year 2023 for a detailed description of certain items excluded from the non-GAAP financial measures presented in the 10-K for fiscal year 2022.
These non-GAAP performance measures were used by management to conduct and evaluate its business during its regular review of operating results for the periods affected. Management and the Company’s Board utilized these non-GAAP measures to make decisions about the uses of Company resources, analyze performance between periods, develop internal projections and measure management performance. The Company’s primary internal financial reporting excluded these items affecting comparability. In addition, the HR Committee of the Company’s Board used these non-GAAP measures when setting and assessing achievement of incentive compensation goals.
We believe these non-GAAP measures are useful to investors in evaluating the Company’s ongoing operating and financial results in a manner that is consistent with management’s evaluation of business performance and understanding how such results compare with the Company’s historical performance.
Additionally, we believe presenting certain increases and decreases in constant currency provides a framework for assessing the performance of the Company’s business outside the United States and helps investors and analysts understand the effect of significant year-over-year currency fluctuations. We believe non-GAAP measures assist investors in developing expectations of future performance. By providing the non-GAAP measures, as a supplement to GAAP information, we believe we are enhancing investors’ understanding of our business and our results of operations. The non-GAAP financial measures are limited in their usefulness and should be considered in addition to, and not in lieu of, U.S. GAAP financial measures. Further, these non-GAAP measures may be unique to the Company, as they may be different from non-GAAP measures used by other companies.
82 | 2023 PROXY STATEMENT

APPENDIX B
QUESTIONS YOU MAY HAVE REGARDING THIS PROXY STATEMENT
1.  What is the purpose of these materials?
The accompanying proxy is solicited on behalf of our Board. We provide these proxy materials to you in connection with our Annual Meeting. Our Annual Meeting will be held virtually via live webcast on Tuesday, November 2, 2023, at 9:00 a.m. Eastern Time at www.virtualshareholdermeeting.com/TPR2023.
As a holder of our common stock as of the close of business on the Record Date, you are invited to join the Annual Meeting and are entitled and requested to vote on the proposals described in this proxy statement.
2.  What information is contained in these materials?
The information included in this proxy statement relates to the proposals to be considered and voted on at the Annual Meeting, the voting process, the compensation of the Directors and our NEOs and other required information. Our Form 10-K for fiscal year 2023 is available to review with this proxy statement.
We are delivering the Notice of 2023 Annual Meeting of Stockholders and instructions on how to access the proxy statement (or, for those who request it, a hard copy of this proxy statement and the enclosed proxy card) to our stockholders on or about September 22, 2023.
3.  What proposals will be voted on at the meeting?
At the Annual Meeting, our stockholders will be asked:
1.	To consider and vote upon the election of nine Directors;
2.	To consider and vote upon the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year 2024;
3.	To consider and vote upon the approval of, on a non-binding advisory basis, the Company’s executive compensation as described in this proxy statement;
4.	To consider and vote upon, on a non-binding advisory basis, the frequency on future advisory votes on the Company’s executive compensation; and
5.	To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment of the Annual Meeting.
Our Board is not aware of any other matter that will be presented at the Annual Meeting. If any other matter is properly presented at the Annual Meeting, the persons named on your proxy will vote in accordance with their discretion on the matter.
4.  Does the Board of Directors recommend voting in favor of the proposals?
Yes, our Board unanimously recommends that you vote your shares “FOR” each of the Director nominees in proposal 1, “FOR” proposals 2 and 3 and for “1 YEAR” for proposal 4.
5.  What shares can I vote?
You may vote all of the shares of our common stock that you owned at the close of business on The Record Date.
6.  What classes of shares are entitled to be voted?
Holders of our common stock are entitled to one vote for each share of stock held by them as of the close of business on the Record Date. On the Record Date, the Company had
229,129,104 shares of common stock outstanding and entitled to be voted at the Annual Meeting, and no other stock of any series issued or outstanding.
2023 PROXY STATEMENT | 83

APPENDIX B
7.  What do I need to do now?
Please carefully consider the information contained in this proxy statement and respond as soon as possible so that your shares will be represented at the Annual Meeting. You can respond by following the instructions for granting a proxy to vote presented in the Notice of Annual Meeting and Internet Availability of Proxy Materials you received; if you received paper copies of the Company’s proxy materials, you can respond by completing, signing and dating your proxy card and returning it in the enclosed envelope. Alternatively, you may attend the Annual Meeting virtually via live webcast and vote your shares at the meeting. If you grant a proxy to vote online, by telephone or mail in a proxy card, you may still participate in the online meeting, and should you choose do to so, you may revoke the proxy by voting your shares during our Annual Meeting.
8.  Do I need to attend the Annual Meeting?
No. You may authorize a proxy to vote your shares by following the instructions presented in the notice of the Annual Meeting and Internet Availability of Proxy Materials or if you received or requested a paper proxy card, by completing, signing and dating your proxy card and returning it in the envelope provided to you.
9.  How do I attend the Annual Meeting this year?
Tapestry’s Annual Meeting will be conducted via a live webcast, simultaneously allowing for greater participation and the opportunity to participate in the live, online meeting from any location convenient for you. We are committed to ensuring that our stockholders have substantially the same opportunities to participate in the virtual Annual Meeting as they would at an in-person meeting. Stockholders may attend the Annual Meeting, vote and submit a question during the Annual Meeting by visiting www.virtualshareholdermeeting.com/TPR2023. Questions may also be submitted prior to the Annual Meeting at www.proxyvote.com. Stockholders will be able to review the rules of conduct and other meeting materials on www.virtualshareholdermeeting.com/TPR2023. We will answer questions that comply with the meeting rules of conduct during the Annual Meeting, subject to time constraints. If we receive substantially similar questions, we will group such questions together. The webcast replay of the Annual Meeting, including the question and answer portion, will be available soon after the Annual Meeting on our Investor
Relations website for at least 30 days. Please note that stockholders will need their control number which appears on their Notice of Internet Availability of Proxy Materials, the proxy card (printed in the box and marked by the arrow), and the instructions that accompanied the proxy materials in order to access these sites and vote shares or ask questions prior to or at the Annual Meeting. If you hold your shares as a beneficial owner in street name and do not have a control number, please contact your bank or brokerage firm for voting instructions. If you access the Annual Meeting but do not enter your control number you will be able to listen to the proceedings, but you will not be able to vote or otherwise participate.
We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting. If you encounter any technical difficulties during check-in or during the Annual Meeting, please call the technical support number that will be posted on www.virtualshareholdermeeting.com/ TPR2023.
10.  What constitutes a quorum, and why is a quorum required?
A quorum is required for the Tapestry stockholders to conduct business at the Annual Meeting. The presence at the Annual Meeting, in person via the webcast or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting on any matter will constitute a quorum, permitting us to conduct the business of the Annual Meeting.
Proxies received but marked as abstentions, if any, and broker non-votes described below, will be included in the calculation of the number of shares considered to be present at the Annual Meeting for purposes of obtaining a quorum.
11.  What is the voting requirement to approve the proposals?
With respect to election of Directors (Proposal No. 1), our Bylaws provide that Directors will be elected by a majority of the total votes cast “FOR” and “AGAINST” each nominee in the election of Directors at the Annual Meeting, either in person or by properly completed or authorized proxy. This means that the number of shares voted “FOR” a nominee must exceed the number of shares voted “AGAINST” that nominee. There are no cumulative voting rights. Abstentions and broker non-votes
84 | 2023 PROXY STATEMENT

APPENDIX B
will not have any effect on the election of Directors. See “What happens if a Director nominee does not receive a majority of the votes cast?” below for information concerning our Director resignation policy.
Approval of Proposals No. 2, 3, and 4 requires, in each case, “FOR” votes from a majority of the votes cast on the matter at the Annual Meeting, either in person or by properly completed or authorized proxy. However, with respect to Proposal No. 4, if none of the frequency options - one year, two years or three years - receives the required majority vote, the option receiving the greatest number of votes will be considered the frequency selected by the stockholders.
Abstentions and broker non-votes will not have any effect on Proposals No. 2, 3 and 4. Additionally, as discussed below, we do not expect that there will be any broker non-votes with regard to Proposal No. 2 as it is a routine matter.
12.  What if I don’t vote? What if I abstain? How are broker non-votes counted?
If you hold your shares in street name, based on current NYSE rules, your broker will NOT be able to vote your shares with respect to the election of Directors, the non-binding advisory approval of executive compensation, or the frequency of future advisory votes on executive compensation. If you have not provided directions to your broker, we strongly encourage you to do so and exercise your right to vote as a stockholder. However, the NYSE considers Proposal No. 2, regarding the ratification of the appointment of D&T, a routine matter. Thus, your broker or nominee may vote on your behalf with regard to Proposal No. 2, whether or not you provide voting instructions. When a proposal is not a routine matter and a brokerage firm has not received voting instructions from a beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a broker non-vote. Abstentions and broker non-votes are generally not considered votes cast and will have no effect on the proposals.
13.  What happens if a Director nominee does not receive a majority of the votes cast?
Under our Corporate Governance Principles, a Director nominee, running uncontested, who does not receive a majority of the votes cast, is required to tender his or her resignation for consideration by the GN Committee. The GN Committee will recommend to the Board whether to accept or reject the resignation.
The Board will act on the tendered resignation and publicly disclose its decision within 90 days following certification of the election results. Unless all Directors have tendered their resignation, any Director who tenders his or her resignation will not participate in the Board’s decision with respect to his or her resignation.
14.  Can I change my vote after I have delivered my proxy?
Yes. You may change your vote at any time before your proxy is exercised at the meeting. You can do this in one of three ways. First, you can revoke your proxy by sending written notice to the Secretary of Tapestry before the Annual Meeting. Second, you can authorize online or send the Secretary of Tapestry a later-dated, signed proxy before the meeting. Third, if you are a holder of record, you can attend the meeting through our live online webcast and submit your vote electronically. If your shares are held in an account at a brokerage firm or bank and you do not have your control number, you must contact your brokerage firm or bank for instructions on how to change your vote.
15.  If my shares are held in “street name” by my broker, will my broker vote my shares for me?
Your broker will vote your shares only if the proposal is a matter on which your broker has discretion to vote (which is limited to the ratification of the appointment of the Company’s independent registered public accounting firm) or if you provide directions on how to vote by following the instructions provided to you by your broker.
16.  Who will count the votes?
All votes will be tabulated by Broadridge Financial Solutions, the inspector of elections appointed for the meeting.
17.  Where can I find voting results of the Annual Meeting?
We will announce preliminary voting results at the meeting and publish final results in a Form 8-K filed with the SEC within four business days after the end of the Annual Meeting.
2023 PROXY STATEMENT | 85

APPENDIX B
18.  Who will bear the costs of soliciting votes for the meeting?
The expenses of soliciting proxies to be voted at the meeting will be paid by the Company. Following the original mailing of soliciting materials, we may also solicit proxies by mail, telephone, fax or e-mail. Following the original mailing of soliciting materials, we will request that brokers, custodians, nominees and other record holders of common stock forward copies of the proxy statement and other soliciting materials to persons for whom they hold shares of common stock and request authority for the exercise of proxies. In such cases, the Company, upon the request of the record holders, will reimburse these holders for their reasonable expenses. The Company has engaged Alliance Advisors LLC to solicit proxies for a fee of $13,000 plus reasonable out-of-pocket expenses.
19.  Whom should I call with other questions?
If you have additional questions about this proxy statement or the meeting or would like additional copies of this document, please contact: Tapestry, 10 Hudson Yards, New York,
New York 10001, Attention: Investor Relations Department, Telephone: (212) 946-7252.
86 | 2023 PROXY STATEMENT

TAPESTRY ANNUAL
MEETING VOTING

MIX
Paper from
responsible sources
FSC® C013980

tapestry.com

tapestry

COACH | kate spade | STUART WEITZMAN

TAPESTRY, INC.
C/O BROADRIDGE
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on November 1, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/TPR2023**

Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on November 1, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V23515-P97127 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TAPESTRY, INC.

The Board of Directors recommends you vote FOR the following:

1. To elect nine Directors of Tapestry, Inc.;

Nominees:	**For**	**Against**	**Abstain**
1a. John P. Bilbrey	☐	☐	☐
1b. Darrell Cavens	☐	☐	☐
1c. Joanne Crevoiserat	☐	☐	☐
1d. Johanna (Hanneke) Faber	☐	☐	☐
1e. Anne Gates	☐	☐	☐
1f. Thomas Greco	☐	☐	☐
1g. Alan Lau	☐	☐	☐
1h. Pamela Lifford	☐	☐	☐
1i. Annabelle Yu Long	☐	☐	☐

The Board of Directors recommends you vote FOR ONE YEAR for proposal 4.	**1 Year**	**2 Years**	**3 Years**	**Abstain**
4. Advisory vote to approve the frequency of future advisory votes on our executive compensation; and	☐	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V23516-P97127

TAPESTRY, INC.
Annual Meeting of Stockholders
November 2, 2023 9:00 AM
This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Joanne Crevoiserat and David Howard, or either of them, with full power of substitution in each of them as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Tapestry, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2023 Annual Meeting of Stockholders of the Company ("the Meeting") to be held November 2, 2023 or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting. The Meeting will be held virtually via live webcast www.virtualshareholdermeeting.com/TPR2023 at 9:00 AM Eastern Time on November 2, 2023. The undersigned hereby acknowledges receipt of the notice of the Meeting and of the accompanying proxy statement and hereby revokes any proxies submitted previously with respect to the Meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted on each proposal in accordance with the Board of Directors' recommendations.

The votes entitled to be cast by the undersigned will be cast in the direction of the proxy holder on any other matter that may properly come before the Meeting or any adjournment or postponement thereof.

Continued and to be signed on reverse side